  As filed with the Securities and Exchange Commission on September 27, 1996

                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         FIRSTFED AMERICA BANCORP, INC.
               First Federal Savings Bank of America Thrift Plan
  (exact name of registrant as specified in its certificate of incorporation)

   DELAWARE                       6035                  Being applied for
(state or other              (Primary Standard            (IRS Employer
jurisdiction of              Classification Code        Identification No.)
incorporation or                  Number)
organization)


                             One North Main Street
                        Fall River, Massachusetts  02720
                                 (508) 679-8181
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                Robert F. Stoico
                     President and Chief Executive Officer
                     First Federal Savings Bank of America
                             One North Main Street
                        Fall River, Massachusetts  02720
                                 (508) 679-8181
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Douglas P. Faucette, Esquire
                           Lori M. Beresford, Esquire
                       Lawrence M.F. Spaccasi, Esquire
                           Kent M. Krudys, Esquire
                          Muldoon, Murphy & Faucette
                          5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                                                 ----

=================================================================================
                            |  Amount to | Purchase  |  Aggregate  |
  Title of each Class of    |     be     |   Price   |  Offering   | Registration
Securities to be Registered | Registered | Per Share |  Price(1)   |      Fee
- ---------------------------------------------------------------------------------
                            |            |           |             |
Common Stock                |  8,712,630 |           |             |
$.01 par Value              |   Shares   |   $10.00  | $87,126,300 |  $30,044
- ---------------------------------------------------------------------------------
                            |   321,260  |           |             |
Participation Interests     |   Shares   |     --    |     --      |    (2)
=================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The securities of FIRSTFED AMERICA BANCORP, INC. to be purchased by the First Federal Savings Bank of America Thrift Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         FIRSTFED AMERICA BANCORP, INC.

  Cross Reference Sheet Showing Location in the Subscription and Community Offering Prospectus ("Prospectus") of Information Required by Items of Form S-l:

     Registration Statement
     Item and Caption                  Prospectus Headings
     ----------------------------      -------------------
l.   Forepart of the Registration      Front Cover Page
     Statement and Outside Front
     Cover Page of Prospectus

2.   Inside Front and Outside          Inside Front and Outside Back Cover Pages
     Back Cover Page of
     Prospectus

3.   Summary Information, Risk         Summary; Risk Factors
     Factors and Ratio of
     Earnings to Fixed Charges

4.   Use of Proceeds                   Use of Proceeds

5.   Determination of Offering         The Conversion-- Stock Pricing
     Price

6.   Dilution                          Not Applicable

7.   Selling Security Holders          Not Applicable

8.   Plan of Distribution              Front Cover Page; The Conversion --
                                       Subscription Offering and Subscription
                                       Rights; --Community Offering;
                                       --Syndicated Community Offering

9.   Description of Securities         The Conversion -- Certain Restrictions on
     to be Registered                  Purchases or Transfer of Shares After
                                       Conversion; Restrictions on Acquisition
                                       of the Company and the Bank; Description
                                       of the Capital Stock of the Company;
                                       Description of the Capital Stock of the
                                       Bank

10.  Interests of Named Experts        Not Applicable
     and Counsel

11.  Information with Respect          Front Cover Page; FIRSTFED AMERICA
     to the Registrant                 BANCORP, INC.; First Federal Savings
                                       Bank of America; Dividend Policy;
                                       Consolidated Statements of Income;
                                       Management's Discussion and Analysis
                                       of Financial Condition and Results of
                                       Operations of the Bank; Business of the
                                       Bank; Regulation; Management of the
                                       Company; Management of the Bank; The
                                       Conversion; Description of the Capital
                                       Stock of the Company; Description of the
                                       Capital Stock of the Bank; Financial
                                       Statements

12.  Disclosure of Commission          Not Applicable
     Position on Indemnification
     for Securities Act Liabilities


PROSPECTUS SUPPLEMENT
- ---------------------

                         FIRSTFED AMERICA BANCORP, INC.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
              EMPLOYEES SAVINGS AND PROFIT SHARING PLAN AND TRUST


     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the First Federal Savings Bank of America Profit Sharing and Savings Plan (the "Plan" or the "401(a) Plan") of participation interests and shares of FIRSTFED AMERICA BANCORP, INC. common stock, par value $.01 per share (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion of First Federal Savings Bank of America (the "Bank" or "Employer") from a mutual savings bank to a stock savings bank, a holding company, FIRSTFED AMERICA BANCORP, INC. (the "Company"), has been formed. The simultaneous conversion of the Bank to the stock form, the issuance of the Bank's common stock to the Company and the offer and sale of the Company's Common Stock to the public are herein referred to as the "Conversion." The Board of Directors of the Bank has adopted the Pentegra Services, Inc. Employees' Savings and Profit Sharing Plan and Trust which permits the investment of Plan assets in Common Stock. The Plan will permit Participants to direct the trustee of the Plan to purchase Common Stock with amounts in the Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Stock in connection with the Conversion and also to elections to purchase Common Stock after the Conversion.

     The Prospectus dated _________________, 1996 of the Company (the "Prospectus") which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Bank and the Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM PURCHASE LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION" AND "LIMITATIONS ON COMMON STOCK PURCHASES" IN THE PROSPECTUS.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" ON PAGES __ TO __ IN THE PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _________, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BANK OR THE PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR THE PLAN SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS ATTACHED HERETO AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

                               TABLE OF CONTENTS

                                                         PAGE
                                                         ----

     The Offering......................................     5

       Securities Offered..............................     5
       Election to Purchase Common Stock in the
          Conversion...................................     5
       Value of Participation Interests................     5
       Method of Directing Transfer....................     5
       Time for Directing Transfer.....................     6
       Irrevocability of Transfer Direction............     6
       Direction to Purchase Common Stock
          After the Conversion.........................     6
       Purchase Price of Common Stock..................     6
       Nature of a Participant's Interest in the
          Common Stock.................................     7
       Voting and Tender Rights of Common Stock........     7

     Description of the Plan...........................     7

       Introduction....................................     7
       Eligibility and Participation...................     8
       Contributions under the Plan....................     9
       Limitations on Contributions....................     9
       Investment of Contributions.....................    12
       Benefits Under the Plan.........................    16
       Withdrawals and Distributions From the Plan.....    16
       Administration of the Plan......................    17
       Reports to Plan Participants....................    18
       Plan Administrator..............................    18
       Amendment and Termination.......................    18
       Merger, Consolidation or Transfer...............    18
       Federal Income Tax Consequences.................    19
       ERISA and Other Qualifications..................    21
       Restrictions on Resale..........................    22
       SEC Reporting and Short-Swing Profit Liability..    23

     Legal Opinions....................................    24

     Investment Form...................................    25

                                  THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to [130,000] shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Company is the issuer of the Common Stock. Only employees of the Bank may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank and the Company is contained in the attached Prospectus. The address of the principal executive office of the Bank is One North Main Street, Fall River, Massachusetts 02720. The Bank's telephone number is (508) 679-8181.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, the Bank has adopted the First Federal Savings Bank of America Employees' Savings and Profit Sharing Plan and Trust which permits each Participant to direct the trustee of the Plan ("Trustee") to transfer all or part of the funds which represent his or her beneficial interest in the assets of the Plan to an employer stock fund ("Employer Stock Fund") and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred will include employee contributions, Bank matching contributions and rollover contributions, if any. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION. FOR GENERAL INFORMATION AS TO THE ABILITY OF PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION, SEE "THE CONVERSION --SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a quarterly basis. This value represents the market value of past contributions to the Plan by the Bank and by the Participants and earnings thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is _____________, 1996. The Investment Form should be returned to the Bank's Human Resources Department by 12:00 noon, Eastern Time, on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the reinvestment of their accounts ("Accounts") under the Plan after the Conversion as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to the other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant, with each change generally becoming effective on the last business day of the month coinciding with or next following the day the Plan Administrator receives a written notice for such change. Special restrictions apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

     Any shares of Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in
Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Net earnings, e.g., gains and losses, are allocated to the Account of a Participant based on the particular investment designations of the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively. In the event of a tender offer for the Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

     Effective as of ____________, the Bank adopted the Financial Institutions Thrift Plan (the "Prior Plan"), which was a multiple employer defined contribution plan sponsored by the Financial Institutions Thrift Plan. In connection with the proposed Conversion, the Bank, effective __________, 1996, has adopted the First Federal Savings Bank of America Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). The Plan is sponsored by Pentegra Services, Inc., which is a corporate affiliate of Financial Institutions Thrift Plan The Plan is offered in lieu of the Prior Plan to provide Participants with an opportunity to invest in Common Stock. The Prior Plan was and the Plan is a tax exempt trusteed savings plan established in accordance with the requirements under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Bank will submit the Plan to the IRS for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of certain the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the Securities and Exchange Commission ("SEC"). Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Bank is eligible to participate and will become a Participant in the Plan on the first day of the month following the employee's completion of a minimum of 1,000 hours of service with the Bank within a twelve consecutive month period of employment with the Bank. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Bank are not eligible to participate in the Plan.

     As of [JANUARY 1, 1996], there were approximately ____ employees eligible to participate in the Plan, and approximately ____ employees had elected to contribute to the Plan.

CONTRIBUTIONS UNDER THE PLAN

     Participant Contributions. Each Participant in the Plan is permitted to elect to make after-tax contributions pursuant to a salary reduction agreement by an amount not less than 2% nor more than 15% of the Participant's Compensation (as defined below) and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "Regular Account." For purposes of the Plan, "Compensation" means a Participant's regular basic salary ("Basic Salary"). Due to a statutory change, effective January 1, 1994, the annual Compensation of each Participant taken into account under the Plan is limited to $150,000 (adjusted for cost of living as permitted by the Code). A Participant may elect to modify the amount contributed to the Plan under such Participant's salary reduction agreement, which changes generally become effective the first business day of the month following receipt by the Plan Administrator of such change. Deferred contributions are generally transferred by the Bank to the Trustee of the Plan monthly.

     Employer Contributions. The Bank currently makes a monthly contribution to the Plan of an amount equal to 5% of each Participant's monthly contributions to his or her Regular Account. However, the Bank credited contributions only apply to the first 6% of a Participant's Compensation.

     Rollover Amount from Other Plans. An employee eligible to participate in the Plan, who has satisfied the service requirements, who, as a result of a plan termination, termination of employment, disability, or attainment of age 59 1/2, has had distributed to such employee the entire interest in another plan which meets the requirements of Section 401(a) of the Code (the "Other Plan") may, in accordance with Section 402(a)(5) of the Code and procedures approved at the discretion of the Trustee, transfer the distribution received from the Other Plan to the Trustee. Any amounts rolled over from an Other Plan will be contributed to the employee's "Rollover Account."

LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of annual additions allocated to each Participant's Regular Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). Annual additions are the employer contributions, employee contributions and forfeitures credited to the account of the employee for the Plan Year. A Participant's "Section 415 Compensation" is a Participant's compensation from the Bank, excluding any amount contributed to the Plan under a compensation reduction agreement or any employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations for the combined plans of the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Bank's contributions for such Participant in the next Limitation Year, which is the same as the Plan Year, and each succeeding Limitation Year if necessary;

     (ii)   If an excess amount still exists, and the Participant is not covered
                                                                   ---
            by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Bank contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

     However, if the annual addition limitations are exceeded with respect to a Participant in both the Plan and the defined benefit pension plan maintained by the Bank, the Participant's annual additions under the Plan will be reduced.

     Limitation on Plan Contributions for Highly Compensated Employees. Section 401(m) of the Code limits the amount that may contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amounts contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employee and employer contributions credited to the Regular Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contribution percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), (2) received compensation from the Employer in excess of $100,000 (3) received compensation from the Employer in excess of $66,000 and was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the Plan Year, or (4) was at any time an officer of the Employer and received compensation in excess of $60,000 (a "Highly Compensated Employee"). The dollar amounts in the foregoing sentence are for 1995. Such amounts are adjusted annually to reflect increases in the cost of living. If the Employer does not have at least one officer whose annual compensation is in excess of $60,000, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

     In order to prevent the disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. "Key Employees" generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the employer, (3) a 5% owner of the employer, (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer) or (4) a 1% owner of the employer having annual compensation in excess of $150,000.


INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his Accounts in various managed investment portfolios, described below. A Participant may elect to change his investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives. These elections generally become effective on the business day next following the day the Plan Administrator receives the Participant's written notice of the elections. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested by the Trustee in Fund D.

     Under the Plan, prior to the effective date of the Conversion, the Accounts of a Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

Investment Fund A -  A passively managed, diversified equity portfolio with the objective of simulating the performance of the Standard & Poor's Composite Index of 500 stocks, managed by Mellon Bank, N.A., as Trustee. An investment in Fund A provides an opportunity for investment growth generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

Investment Fund B -  A portfolio of fixed income contracts primarily managed by
                     Mellon Bank, N.A. with the objective of maximizing income at minimum risk of capital. Contributions are invested in fixed income instruments including but not limited to group annuity contracts issued by insurance companies.

Investment Fund C -  A passively managed, diversified portfolio of stocks with the objective of replicating the performance of the S&P MidCap Index, managed by Mellon Bank, N.A. An investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

Investment Fund D -  A government instrument fund with the objective of maximizing income at minimum risk of capital with underlying investments in obligations issued or guaranteed by the United States government or agencies or instrumentalities thereof, selected by Mellon Bank, N.A. as Trustee.

Investment Fund E -  A portfolio of high quality treasury, agency, corporate and asset/mortgage-backed securities managed by Mellon Bank, N.A. with the objective of replicating the total performance of the Lehman Brother Aggregate Bond Index.

     Effective upon the Conversion, a Participant may invest all or a portion of his Accounts in the portfolios described above and in Fund F, described below:

Investment Fund F -  Employer Stock Fund - invests in common stock of the parent holding company, FirstFed America Bancorp, Inc.

     A Participant may elect (in increments of 5%), to have both past and future contributions and additions to the Participant's Accounts invested either in the Employer Stock Fund or in such other managed portfolios listed above. These elections will generally be effective the last business day or next following the plan administrators' receipt of such investment directions. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in a mutual fund. Because investment allocations only are required to be made in increments of 5%, Participants can invest their Accounts in each of the six available investment funds. Lack of diversification with respect to the investment of a Participant's Account is not a significant risk given the six investment options available to Participants and the ability of Participants to make investment designations monthly.

     The net gain (or loss) in the Accounts from investments other than the Employer Stock Fund (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly during the Plan Year. Net gain (or loss) in the Account from investments (including interest, dividends, realized and unrealized gain and expenses paid) from the Employer Stock Fund will be determined weekly. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

     Prior to the adoption of the Plan, assets of the Prior Plan were invested in the funds listed below.

            A.    Funds under the Prior Plan.
                                                   1995        1994
                                                   ----        ----
            A.                                     ____%       ____%
            B.                                     ____%       ____%
            C.                                     ____%       ____%
            D.                                     ____%       ____%
            E.                                     ____%       ____%

     B.   Funds under the Plan Prior to the Conversion.

     Effective contributions under the Plan were invested in the five Funds listed below. The annual percentage of returns on these funds, calculated prior to any fees being charged to the portfolio for 1993 and 1994 was:

                                             1995            1994
                                             ----            ----

     A.   PSI 500 Stock Index Fund

     B.   PSI Stable Value Fund

     C.   PSI MidCap Fund

     D.   PSI Government Money
          Market Fund

     E.   PSI Bond Index Fund


     B.   The Employer Stock Fund.

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal monthly elective periods. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. The Bank expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the conversion, the Board of the Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Company regarding the amount or timing of dividends, if any.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" ON PAGES __ AND __ IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     Vesting. A Participant has at all times a fully vested, nonforfeitable interest in all of his Regular Account and, Rollover Account and the earnings thereon under the Plan. Employer matching contributions credited to a Participant's Regular Account and the earnings thereon are also fully vested.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK.

     Withdrawals Prior to Termination of Employment. A Participant may make a withdrawal from his Accounts under the Plan pursuant to the rules under the Plan. A Participant may only make one withdrawal from his Regular Account each calendar year, except for withdrawals from the Participants contributions made prior to January 1, 1987. No partial withdrawal is permitted in an amount of less than $1,000 unless the contribution is for the full amount the Participants
(i) pre 1987 contributions, without earning (ii) pre and post 1987 contributions and earnings on them, or (iii) total vested account balance.

     Notwithstanding, Bank contributions may not be available for withdrawal prior to termination of employment until (i) such employer contributions have been invested in the Plan for 2 years, (ii) the employee has been a Plan Participant for at least 5 years, or (iii) the Participant attains age 59 1/2.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in kind distribution of Common Stock of the Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 2 to 10, 15 or 20 years, with the right to take a lump sum distribution of the vested balance at any time during such period. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the later of the Participant's: (i) termination of employment; (ii) attainment of age 65; (iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum by the end of the Plan year following the date of his death, or if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock, or, if the payment of his benefit had commenced before his death, in accordance with the distribution method in effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     Trustees. The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. The current trustee of the Plan is the Bank. Effective 30 days after the Conversion, the Trustee of the Plan will be the Mellon Bank.

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy, provided, however, that the Plan Administrator shall direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Bank.

     The Trustee must render at least annual reports to the Bank and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

     The Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan Administrator is the Bank. A committee of the Bank has been designated by the Board of Directors of the Bank to act on the Bank's behalf as the Plan Administrator. The name, address and telephone number of the current Plan Administrator is First Federal Savings Bank of America, One North Main Street, Fall River, Massachusetts 02720. The Bank's telephone number is (508) 679-8181. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan or the other plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of the material federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

     The Plan shall be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount of matching contributions made to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) Earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code and that the IRS issues a favorable determination as described in the preceding paragraph, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Bank matching contributions credited to a Participant's Regular Account and all investment earnings on this Account are not includable in a Participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualifies as a Lump Sum Distribution (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary;
(ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life or the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59-1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

ERISA AND OTHER QUALIFICATIONS

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial stockholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Company Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the Exchange Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Exchange Act imposes reporting and liability requirements on executive officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission (the "SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by executive officers, directors and persons beneficially owning more than ten percent of Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for Participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order under the Plan, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution. Finally, Section 16(b) Persons who terminate their participation in the Plan may not rejoin the Plan for six months following the date of their termination. These Plan restrictions conform with the rules issued by the SEC to exempt transactions in the Plan from becoming subject to the profit-recovery rules of Section 16(b) of the Exchange Act.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm is acting as special counsel for the Company in connection with the Bank's Conversion from a mutual savings bank to a stock savings bank and the concurrent formation of the Company.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

                                INVESTMENT FORM


Name of Plan Participant:  __________________  Address: _______________________

Social Security Number:  ____________________


1. INSTRUCTIONS. In connection with the proposed Conversion of First Federal Savings Bank of America from a mutual savings bank to a stock based organization (the "Conversion"), the First Federal Savings Bank of America Employees' Savings and Profit Sharing Plan and Trust (the "401(a) Plan") has been adopted to permit Participants to direct their ___________, 1996, account balances into a new fund, the Employer Stock Fund. The percentage of a Participant's account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of FirstFed America Bancorp, Inc. (the "Common Stock").

   To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you must complete and file this form with the Human Resources Department no later than ______________, 1996. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _____________________________ at ___________________. If you
   do not complete and return this form to the Human Resources Department by ____________, 1996, the funds credited to your accounts under the 401(a) Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(a) Plan if no investment direction had been provided.

2. TRANSFER DIRECTIONS. I hereby direct the Plan Administrator to invest the following percentage (in multiples of not less than 5%) of my account balance in the:

        A.    PSI 500 Stock Index Fund              _____%
        B.    PSI Stable Value Fund                 _____%
        C.    PSI MidCap 400 Stock Index            _____%
        D.    PSI Government Money Market Fund      _____%
        E.    PSI Bond Index Fund                   _____%
        F.    Employer Stock Fund                   _____%

NOTE: THE TOTAL PERCENTAGE STATED ABOVE MAY NOT EXCEED 100%. YOUR ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION IS SUBJECT TO YOUR GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION AND THE MAXIMUM AND MINIMUM PURCHASE LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. FOR GENERAL INFORMATION AS TO YOUR ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK AND THE MINIMUM AND MAXIMUM AMOUNTS THAT MAY BE PURCHASED IN THE CONVERSION, SEE "THE CONVERSION--SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS" AND "LIMITATION ON COMMON STOCK PURCHASES" IN THE PROSPECTUS.

3. ACKNOWLEDGEMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(a) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


_____________________________           Date  ________________________
Signature of Participant


ACKNOWLEDGMENT OF RECEIPT BY PLAN ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below. Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this participant's account.


________________________________        Date  ________________________
Plan Administrator

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                         FIRSTFED AMERICA BANCORP, INC.
      (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL SAVINGS BANK OF AMERICA)

                       __________ SHARES OF COMMON STOCK


     FIRSTFED AMERICA BANCORP, INC. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $10.00, of its common stock, par value $.01 per share (the "Common Stock"), to be issued upon the conversion (the "Conversion") of First Federal Savings Bank of America, Fall River, Massachusetts (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion, as amended, (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $50 or more as of June 30, 1995, by the First Federal Savings Bank of America Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $50 or more as of ______________, 1996, by certain other account holders and borrowers of the Bank and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 1996, unless extended by the Bank and the Company with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 1998. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $300,000 at the Purchase Price and no person, together with associates of and persons acting in concert with such person, may purchase more than 1.0% of the total number of shares issued in the Conversion. See "Plan of Conversion - Subscription Rights and Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will be ____% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "FAB." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                                    Estimated                      Estimated Net Pro-
                                                  Underwriting    Estimated Net    ceeds of Subscrip-
                                                   Commissions     Proceeds of      tion, Community
                                   Syndicated       and Other      Syndicated        and Syndicated
                                   Community        Fees and        Community          Community
                                 Offering Price    Expenses(1)      Offering        Offerings(2)(3)
===================================================================================================================================
Minimum Per Share                $   10.00       $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------
Midpoint Per Share               $   10.00       $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------
Maximum Per Share                $   10.00       $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------

Total Minimum(5)                 $               $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------

Total Midpoint                   $               $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------
Total Maximum(5)                 $               $                $              $
- -----------------------------------------------------------------------------------------------------------------------------------
Total Maximum, As Adjusted(6)    $               $                $              $
===================================================================================================================================

_____________________
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ million and $__________ million at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $10.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.
(4) Based on an estimated price range of $__________ to $__________ at $10.00 per share (the "Estimated Price Range). The Total Minimum reflects the sale of __________ shares at a per share price of $10.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings.
    See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."

                        SANDLER O'NEILL & PARTNERS, L.P.

                       _________________________________


        The date of this Prospectus Supplement is _______________, 1996.

PROSPECTUS

                         FIRSTFED AMERICA BANCORP, INC.
      (Proposed Holding Company for First Federal Savings Bank of America)
                        7,015,000 Shares of Common Stock

         FIRSTFED AMERICA BANCORP, INC. (the "Company" or "FIRSTFED"), a Delaware corporation, is offering up to 7,015,000 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of First Federal Savings Bank of America (the "Bank" or "First Federal") from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank pursuant to the Bank's plan of conversion, as amended, (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 8,067,250 shares. See Footnote 4 to the table below. (continued on following page)

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE __.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

- -----------------------------------------------------------------------------------------------------------------------------------

                                                                      Estimated Underwriting
                                      Subscription Price(1)                 Commissions               Estimated Net Proceeds(3)
                                                                   and Other Fees and Expenses(2)
- -----------------------------------------------------------------------------------------------------------------------------------
Minimum Per Share...............              $10.00                            $.36                            $9.64
- -----------------------------------------------------------------------------------------------------------------------------------
Midpoint Per Share..............              $10.00                            $.33                            $9.67
- -----------------------------------------------------------------------------------------------------------------------------------
Maximum Per Share...............              $10.00                            $.30                            $9.70
- -----------------------------------------------------------------------------------------------------------------------------------
Total Minimum(1)................           $51,850,000                       $1,859,000                      $49,991,000
- -----------------------------------------------------------------------------------------------------------------------------------
Total Midpoint(1)...............           $61,000,000                       $1,989,400                      $59,010,600
- -----------------------------------------------------------------------------------------------------------------------------------
Total Maximum(1)................           $70,150,000                       $2,119,800                      $68,030,200
- -----------------------------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted(4)...           $80,672,500                       $2,269,800                      $78,402,700
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated September 6, 1996, which states that the aggregate estimated pro forma market value of the Common Stock ranged from $51.9 million to $70.2 million, with a midpoint of $61.0 million (the "Valuation Range"). The independent appraisal of Keller is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares nor an assurance that a purchaser will thereafter be able to sell such shares at prices in the range of the foregoing valuation. Based on the Valuation Range, the Board of Directors (the "Board of Directors") established the estimated price range of $51.9 million to $70.2 million (the "Estimated Price Range"), or between 5,185,000 and 7,015,000 shares of Common Stock at the $10.00 price per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in offerings. See "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."
(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $1,144,000 and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") estimated to be $715,000 and $975,800 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing and Underwriting Arrangements." See "Pro Forma Data" for the assumptions used to arrive at these estimates. The actual fees and expenses may vary from the estimates.
(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the offerings and other factors. Includes the purchase of shares of Common Stock by the First Federal Savings Bank of America Employee Stock Ownership Plan and related trust (the "ESOP") and funded by a loan to the ESOP, by a wholly-owned subsidiary of the Company or from a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."
(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion -Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

                         ------------------------------

                       Sandler O'Neill & Partners, L.P.

               The date of this Prospectus is November __, 1996.

         NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK HAVE BEEN GRANTED, IN ORDER OF PRIORITY, TO EACH OF THE BANK'S ELIGIBLE ACCOUNT HOLDERS, WITH A PREFERENCE GIVEN TO LOCAL ELIGIBLE ACCOUNT HOLDERS, TO THE BANK'S TAX-QUALIFIED EMPLOYEE BENEFIT PLANS, INCLUDING THE ESOP (THE "EMPLOYEE PLANS"), TO THE bANK'S SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, WITH A PREFERENCE GIVEN TO LOCAL SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, AND TO CERTAIN OTHER MEMBERS, WITH A PREFERENCE GIVEN TO LOCAL OTHER MEMBERS (EACH AS DEFINED HEREIN) IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING"). SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). Concurrently, and subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public, with preference given to natural persons residing in the counties of Bristol, Plymouth, Barnstable, Middlesex, Worcester, Hampden and Norfolk in the Commonwealth of Massachusetts and the counties of Bristol, Newport, Washington, Kent and Providence in the State of Rhode Island (the Bank's "Local Community") (the "Community Offering") (the Subscription Offering and Community Offering are referred to collectively as the "Subscription and Community Offerings"). Shares not subscribed for in the Subscription and Community Offerings will be offered to members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription and Community Offerings and the Syndicated Community Offering are referred to collectively as the "Offerings").

         Except for the ESOP, which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the First Federal Savings Bank of America Foundation (the "Foundation"), no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may, in their respective capacities as such, purchase in the Subscription Offering more than $300,000 of the total number of shares of Common Stock offered in the Conversion; no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $300,000 of the total number of shares offered in the Conversion; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock offered in the Conversion; provided, however, that the
                                                  -----------------
overall maximum purchase limitation may be increased and the amount that may be subscribed for may be increased or decreased in the sole discretion of the Bank or the Company without further approval of the Bank's members. See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases." The minimum purchase is 25 shares.

         Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will be funded with shares of Common Stock contributed by the Company, in an amount equal to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable and educational purposes within the communities in which the Bank operates. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Plan of Conversion. For a discussion of the Foundation and the effects on the Conversion, including if members do not approve the establishment of the Foundation, see "Risk Factors - Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion - Establishment of Charitable Foundation."

         THE SUBSCRIPTION AND COMMUNITY OFFERINGS WILL TERMINATE AT 5:00 P.M., FALL RIVER TIME, ON ____________________, 1996 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH APPROVAL OF THE OTS, IF NECESSARY. Orders submitted are irrevocable until the completion of the Conversion; provided that, if the Conversion is not completed within 45 days after the close of the Subscription and Community Offerings, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond _______________, 1998. See "The Conversion - Subscription Offering and Subscription Rights" and "- Procedure for Purchasing Shares in Subscription and Community Offerings."

         The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "FAB" upon completion of the Conversion. Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors - Absence of Market for Common Stock."

                                [MAP GOES HERE]

                                    SUMMARY

         This summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Bank and Notes thereto appearing elsewhere in this Prospectus.

FIRSTFED AMERICA BANCORP, INC.

         FIRSTFED AMERICA BANCORP, INC. is a Delaware corporation recently organized by the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. Immediately following the Conversion, the only significant assets of the Company will be the capital stock of the Bank and a wholly-owned subsidiary incorporated under the laws of Massachusetts which intends to loan funds to the Bank's ESOP (the "ESOP Loan Subsidiary") to the extent such loan is not funded by a third party lender, and the net proceeds of the Offerings retained by the Company. The Company will purchase all of the capital stock of the Bank to be issued upon Conversion in exchange for the greater of that portion of the net proceeds sufficient to increase the Bank's tangible capital to 10% of the Bank's total adjusted assets or up to 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Funds retained by the Company will be used for general business activities, including the capitalization of the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. On an interim basis, the net proceeds are expected to be deposited by the Company into a deposit account at the Bank. See "Use of Proceeds." The business of the Company will initially consist of the business of the Bank. See "Business of the Bank" and "Regulation - Holding Company Regulation."

         The Company's executive offices are located at the administrative office of the Bank at One North Main Street, Fall River, Massachusetts 02720. The Company's telephone number is (508) 679-8181.

FIRST FEDERAL SAVINGS BANK OF AMERICA

         The Bank was originally organized in 1946 and operated as First Federal Savings and Loan Association of Fall River. In 1982, the Bank merged with First Federal Savings and Loan Association of Attleboro, which was originally organized in 1854 and became a federally-chartered savings and loan association in 1959. In 1983, the Bank became a federally-chartered savings bank, changing its name to First Federal Savings Bank of America. In 1984, the Bank added mortgage banking activities to its operations. The Bank conducts business from its administrative/branch and operations offices located in Fall River, Massachusetts and its eleven other branch offices located in the municipalities of Fall River, Attleboro, New Bedford, Seekonk, Somerset and Taunton, Massachusetts and Pawtucket, East Providence and Warwick, Rhode Island, and the Bank's five loan origination centers located in Yarmouth, Auburn, Agawam and Burlington, Massachusetts and East Greenwich, Rhode Island. See "Business of the Bank Market Area and Competition." At June 30, 1996, the Bank had total assets of $802.8 million, total deposit accounts of $600.6 million and retained earnings of $47.5 million. The Bank's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").

         The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers and investing those funds in mortgage loans secured by one- to four-family residences within its primary market area. The Bank also engages in mortgage banking operations whereby it generally originates fixed-rate one- to four-family loans for sale in the secondary market, generally retaining the servicing rights of loans sold. To a significantly lesser extent, the Bank invests in commercial real estate, commercial, construction and land, multi-family and consumer loans.

At June 30, 1996, the Bank's loans receivable, net, totalled $727.4 million, or 90.6% of total assets. In addition to its lending activities, the Bank, to a significantly lesser extent, invests in investment securities, consisting primarily of U.S. Government and U.S. Government sponsored agency obligations, and mortgage-backed securities, primarily those guaranteed by governmental agencies such as the Federal Home Loan Mortgage Corporation ("FHLMC") and Government National Mortgage Association ("GNMA"). At June 30, 1996, the securities portfolio totalled $29.4 million, or 3.7% of total assets, $28.6 million of which were classified as held to maturity. At June 30, 1996, the Bank's deposit accounts totalled $600.6 million, or 79.5% of total liabilities, of which $191.0 million, or 31.8%, were core deposits (business checking, money market, savings and NOW accounts). The Bank also uses advances from the Federal Home Loan Bank of Boston ("FHLB-Boston") as a source of funds. At June 30, 1996, such advances totalled $136.6 million, or 18.1% of total liabilities. See "First Federal Savings Bank of America" and "Business of the Bank."

         Since the mid 1980s, the Bank's operating strategy has been to emphasize controlled growth, build its loan servicing portfolio and loan servicing fee income, manage interest rate risk and increase its one- to four-family lending market share in its primary market area primarily through its mortgage banking activities whereby it generally retains all adjustable-rate one- to four-family mortgages and sells all fixed-rate one- to four-family loans in the secondary market on a servicing retained basis. In late 1993, the Bank began to focus more heavily on building its loan and deposit franchise and increasing its level of interest-earning assets and retail deposits. The Bank has focused upon expanding its franchise in its existing market area and other areas in Southeastern Massachusetts and Rhode Island through the establishment of de novo branch offices and new loan origination facilities. In this regard,
   -------
since 1994, the Bank has opened four new branch offices in Seekonk, Massachusetts and East Providence, Pawtucket and Warwick, Rhode Island, one new loan origination office in Burlington, Massachusetts. The Bank plans to open an additional branch office in New Bedford, Massachusetts in early 1997 and open a new centralized administrative and operations center and branch office in late 1997 in Swansea, Massachusetts. See "Business of the Bank - Subsidiary Activities" and "- Properties." Additionally, the Bank, pursuant to its expansion strategy, is currently seeking new branch sites and new loan origination center sites in its primary market area and in areas adjacent to its primary market area, including areas in the state of Connecticut. In order to increase its level of interest-earning assets in fiscal 1996, the Bank retained shorter-term, fixed-rate one- to four-family loans with terms of 15 years or less, as well as adjustable rates loans, and focused on increasing its level of retail deposits by competitively pricing deposit products and increasing its marketing efforts. While the Bank has been successful in increasing its loan and deposit base through these measures, the Bank has also experienced an increase in noninterest expense which should continue as the Bank expands its franchise. See "Risk Factors - Recent Increase in Noninterest Expense and Expansion Strategy."

FIRST FEDERAL SAVINGS BANK OF AMERICA FOUNDATION

         In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion, as amended, provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with shares of common stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and the communities it serves thereby enabling such communities to share in the potential growth and success of the Company over the long-term. By further enhancing the Bank's visibility and reputation in the communities it serves, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

         The Foundation will be dedicated to the promotion of charitable purposes within the communities served by the Bank and surrounding communities, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will be a private foundation under the Internal Revenue Code of 1986, as amended, (the "Code"). As required under the Code, in order to maintain its exempt status as a private foundation, the certificate of incorporation of the Foundation provides that the earnings of the Foundation shall not result in any private benefit for its members, directors or officers. While this provision would not prohibit the payment of reasonable compensation for services rendered, the Foundation does not presently intend to pay any compensation to its directors and officers. Pursuant to the Foundation's bylaws, the Foundation's board of directors will be comprised of nine members, at least two of whom must be civic and community leaders in the communities in which the Bank operates who are unaffiliated with either the Bank or the Company, or their directors and officers ("Disinterested Directors"). The remaining three members of the board will be directors of the Company or the Bank. See "The Conversion
- -- Establishment of Charitable Foundation -- Structure of Foundation." The Foundation's place of business will be located at the Bank's administrative offices and initially, the Foundation will have no employees but will utilize members of the Bank's staff to provide administrative support services to the Foundation which are ministerial in nature. The board of directors will appoint such officers as may be necessary to manage the operations of the Foundation and it is anticipated that any such officers would initially be selected from the board of directors of the Foundation.

         The Company proposes to establish the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 8% of the Common Stock sold in the Offerings, or 414,800, 488,000 and 561,200 shares at the minimum, midpoint and maximum, respectively, of the Estimated Price Range. Such contribution, once made, will not be recoverable by the Company or the Bank. The Foundation would receive working capital from any dividends that may be paid on the Company's Common Stock in the future and, subject to applicable federal and state laws, from loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under
Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by three-fourths vote, determines that the failure to sell an amount of Common Stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable and educational purposes. Establishment of the Foundation is also subject to certain conditions imposed by the OTS in connection with its approval of the conversion. See "The Conversion - Establishment of the Foundation" and "- Regulatory Conditions Imposed on the Foundation." Assuming the sale of shares at the maximum of the Estimated Price Range, the Company will have 7,576,200 shares issued and outstanding, of which the Foundation will own 561,200 shares or 7.4%. DUE TO THE ADDITIONAL ISSUANCE OF SHARES OF COMMON STOCK TO THE FOUNDATION, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 7.4%. SEE "PRO FORMA DATA."

         The Company and the Bank have been advised by their independent accountants that a contribution of Common Stock to the Foundation by the Company would be tax deductible, subject to a limitation based on 10% of the Company's annual taxable income. For federal tax purposes, the Company will be able to carryforward any unused portion of the deduction for five years following the contribution. However, the Bank will not be able to utilize any such carryforward for state tax purposes. Neither the

Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

         If the Foundation is established, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax deduction, during the quarter in which the contribution is made, which is expected to be the third quarter of fiscal 1997. Such expense would reduce earnings and have a material impact on the Company's earnings for the year. Assuming a contribution of $5.6 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $3.6 million. If the Foundation had been established at March 31, 1996, the Bank's net income would have been $1.0 million rather than experiencing earnings of $4.6 million. Management cannot predict earnings for fiscal 1997, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the fiscal year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its local community. Such additional contributions are expected to range from $20,000 to $30,000 per year. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors - Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion - Establishment of the Foundation."

         The establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "The Conversion - Stock Pricing."

THE CONVERSION AND THE SUBSCRIPTION AND COMMUNITY OFFERINGS

         On August 2, 1996, the Board of Directors of the Bank adopted, and subsequently amended, the Plan of Conversion. Pursuant to the Plan, the Bank is converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, the Common Stock of the Company will be offered and sold hereby and all of the outstanding capital stock of the Bank will be acquired by the Company in exchange for the greater of that portion of the net proceeds of the Offerings sufficient to increase the Bank's tangible capital to 10% of its total adjusted assets or up to 50% of the net proceeds from the Offerings. The Conversion and the Offerings are subject to OTS approval, which was received on _______________, 1996, and approval of the Bank's members at a special meeting to be held on _______, 1996 (the "Special Meeting"). See "The Conversion - General."

         The Bank is converting to increase its capital and to structure itself in the holding company form of organization used by many commercial banks and other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices or diversify into other financial services, to the extent allowable by applicable law and regulation. The potential impact of the Conversion upon the Bank's capital base is significant. The Conversion will significantly increase the Bank's capital position to a level whereby the Bank will be better positioned to take advantage of business opportunities and engage in activities which, prior to Conversion, would have been more difficult for the Bank to engage in and still continue to meet its status as a "well capitalized" institution. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. See "The Conversion - Purposes of Conversion."

         Common Stock will be offered in the Subscription and Community Offerings and, to the extent shares are available, in the Syndicated Community Offering. Common Stock offered in the Subscription Offering will be offered in the following order of priority: (1) depositors whose accounts in the Bank totalled $50 or more on June 30, 1995 ("Eligible Account Holders"), with a preference given to Eligible Account Holders residing in the counties of Bristol, Plymouth, Barnstable, Middlesex, Worcester, Hampden and Norfolk in the Commonwealth of Massachusetts and the counties of Bristol, Newport, Washington, Kent and Providence in the State of Rhode Island (the Bank's "Local Community"), ("Local Eligible Account Holders"); (2) the Employee Plans, including the ESOP;
(3) depositors whose eligible savings accounts in the Bank totalled $50 or more on September 30, 1996 ("Supplemental Eligible Account Holders"), with a preference given to Supplemental Eligible Account Holders residing in the Bank's Local Community ("Local Supplemental Eligible Account Holders"); and (4) other members of the Bank, consisting of depositors of the Bank as of __________, 1996, the voting record date ("Voting Record Date") for the special meeting of members to vote on the Conversion, and borrowers with loans outstanding as of _________________ which continue to be outstanding as of the Voting Record Date, other than those members who otherwise qualify as Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members"), with a preference given to Other Members residing in the Bank's Local Community, ("Local Other Members"). Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering is being concurrently offered in the Community Offering to certain members of the general public, with preference given to natural persons residing in the Bank's Local Community. The Company and the Bank reserve the absolute right to reject or accept any orders in the Community Offering, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

         All shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank reserve the absolute right to reject orders, in whole or part, in their sole discretion, in the Syndicated Community Offering.

         Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Subscription Offering, Community Offering or Syndicated Community Offering. However, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering. Subscription rights will expire if not exercised by 5:00 p.m., Fall River Time, on _______________, 1996, unless extended by the Bank and the Company. See "The Conversion - Subscription Offering and Subscription Rights" and "- Community Offering." The Bank and the Company have hired Sandler O'Neill as conversion agent and financial advisor in connection with the Offerings and to assist in soliciting subscriptions and purchase orders in the Offerings. The Bank and the Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. See "The Conversion - Marketing and Underwriting Arrangements."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

         To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. Stock order forms will only be distributed with a prospectus. The Bank is not obligated to accept for processing orders not submitted on original stock order forms. Stock order forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Bank must accompany the stock order and certification forms. No wire transfers will be accepted. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Following the Conversion there generally will be no restrictions on the transfer or sale of shares by purchasers other than affiliates of the Company and the Bank. See "Regulation - Federal Securities Laws" and "The Conversion - Certain Restrictions on Purchase or Transfer of Shares After Conversion."

PURCHASE LIMITATIONS

         The minimum purchase in the Subscription and Community Offerings is 25 shares. With the exception of the ESOP, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may purchase in the Subscription Offering for more than $300,000 of the Common Stock to be issued; no person, together with associates of or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering in the aggregate more than $300,000 of the Common Stock issued; and no person, together with associates of or persons acting in concert with such person, may purchase in the Offerings more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock to be issued in the Conversion, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%. At any time during the Conversion and without further approval by the Bank's members, the Company and the Bank may in their sole discretion decrease the maximum purchase limitation below $300,000 of the Common Stock to be issued in the Subscription and Community Offerings. Additionally, at any time during the Conversion and without further approval by the Bank's members, the Company and Bank may in their sole discretion increase the overall maximum purchase limitation and/or increase the amount that may be subscribed for in the Subscription and Community Offerings, up to 5% of the shares to be issued in the Conversion. Prior to consummation of the Conversion, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In the event of an increase in the Estimated Price Range, the additional shares will be distributed and allocated to fill unfilled orders in the Subscription and Community Offerings, with priority given to the ESOP, without any resolicitation of subscribers, as described in "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

         Federal regulations require that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Common Stock giving effect to the Conversion. Keller & Company, Inc., an independent appraiser, has advised the Bank that in its opinion, dated September 6, 1996, the estimated aggregate pro forma market value of the Common Stock being offered for sale in connection with the Conversion ranged from $51.9 million to $70.2 million, with a midpoint of $61.0 million. For further information concerning Keller, see "The Conversion - Stock Pricing." THE APPRAISAL OF THE COMMON STOCK IS NOT INTENDED AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH STOCK NOR CAN ANY ASSURANCE BE GIVEN THAT PURCHASERS OF THE COMMON STOCK IN THE CONVERSION WILL BE ABLE TO SELL SUCH SHARES AFTER THE COMPLETION OF THE CONVERSION AT OR ABOVE THE PURCHASE PRICE.

         Based upon the above Valuation Range, the Board of Directors of the Bank has established the Estimated Price Range of $51.9 million to $70.2 million, assuming the issuance of 5,185,000 shares to 7,015,000 shares of Common Stock at the Purchase Price of $10.00 per share. All shares of Common Stock issued in the Conversion will be sold at the Purchase Price of $10.00 per share, as determined by the Bank and approved by the Company. The actual number of shares to be issued in the Conversion will be determined by the Company and the Bank based upon the final updated estimate of the aggregate pro forma market value of the Common Stock, giving effect to the Conversion, at the completion of the Offerings. The maximum of the Estimated Price Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 8,067,250 shares due to regulatory considerations, changes in market conditions or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Price Range. See "Risk Factors - Possible Increase in Estimated Price Range and Number of Shares Issued," "Pro Forma Data," and "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

         The number of shares to be outstanding following the Conversion may be increased to fund the Foundation. If the Foundation is approved by the Bank's members, the Company will issue an additional 561,200 shares of its Common Stock from authorized but unissued shares immediately following completion of the Conversion, assuming the sale of common stock at the maximum of the Estimated Price Range in the Offerings. In that event, the Company will have a total of 7,576,200 shares of common stock outstanding. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion. See "Risk Factors" and "Pro Forma Data."

USE OF PROCEEDS

         Net proceeds from the sale of the Common Stock are estimated to be between $50.0 million and $68.0 million (or $78.4 million if the Estimated Price Range is increased by 15%) depending on the number of shares sold and the expenses of the Conversion. See "Pro Forma Data." The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for the greater of that portion of the net proceeds sufficient to increase the Bank's tangible capital to 10% of its total adjusted assets or 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Net proceeds to be retained by the Company after the purchase of the capital stock of the Bank are estimated to be between $13.2 million and $31.2 million (or $39.2 million if the Estimated Price

Range is increased by 15%). The Company will be unable to utilize any of the net proceeds until the close of the Offerings.

     Funds retained by the Company will be used for general business activities, including the capitalization of the ESOP Loan Subsidiary which intends to loan funds to the ESOP (to the extent such loan is not funded by a third party), the expansion of the Bank's franchise and, subject to applicable limitations, the possible payment of dividends and repurchases of Common Stock. The Company intends to initially deposit net proceeds not used to fund the ESOP in an account at the Bank. Assuming the acquisition by the ESOP of 8% of the shares to be issued in the Conversion, and Common Stock issued to the Foundation, the amount of the loan to the ESOP is estimated to be between $4.5 million and $6.1 million (or $7.0 million if the Estimated Price Range is increased by 15%) to be repaid over a nine year period at the prevailing prime rate, which is currently 8.25%. See "Management of the Bank - Benefits-Employee Stock Ownership Plan and Trust." Funds received by the Bank from the Company's purchase of its capital stock will be used to repay FHLB advances, the expansion of the Bank's franchise and for other general business purposes. The Company and the Bank may use such funds to expand operations through the acquisition or establishment of branch offices and the acquisition of smaller financial institutions or assets of other financial institutions. Neither the Bank nor the Company has any pending agreements or understandings regarding acquisitions of any specific financial institutions, branch offices or assets of other financial institutions. However, the Bank, consistent with its expansion strategy, plans to open two de novo
                                                                    -------
branch offices in early 1997 and late 1997 and is currently seeking sites for additional branch office and loan origination center locations. The Bank currently anticipates capital expenditures of approximately $15.5 million related to the opening of its new centralized administrative and operations center, the two new branch offices and renovation activity. See "Use of Proceeds" and "Business of the Bank."

DIVIDENDS

     The Board of Directors of the Company intends to consider a policy of paying cash dividends on the Common Stock in the future. However, no decision has been made as to the amount or timing of such dividends, if any. See "Dividend Policy."

RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors. "Risk Factors" include: "Weakness in Regional and Local Economy;" "Recent Increase in Noninterest Expense and Expansion Strategy;" "Increased Lending Risks Associated with Multi-Family, Commercial Real Estate and Commercial Loans;" "Sensitivity to Increases in Interest Rates;" "Establishment of the Charitable Foundation;" "Highly Competitive Industry and Geographic Market;" "Recapitalization of SAIF and Its Impact on SAIF Premiums;" "Financial Institution Regulation and Possible Legislation;" "Stock-Based Benefits to Management and Directors and Change in Control Payments;" "Possible Dilutive Effect of Stock Programs and Stock Options;" "Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts;" "Absence of Market for Common Stock;" "Possible Increase in Estimated Price Range and Number of Shares Issued;" and "Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights."

           SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

     The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                                At June 30,                                    At March 31,
                                         --------------------------    -------------------------------------------------------------
                                           1996(1)        1995(1)        1996         1995        1994         1993          1992
                                         ------------   -----------    --------    ----------   ---------    ---------     ---------
                                                (Unaudited)
                                                                           (In thousands)
Selected Consolidated Financial
Data:
Total assets...........................     $802,811      $570,489     $723,778      $560,038    $469,433      $399,752     $442,218
Loans receivable, net(2)...............      727,401       500,407      637,592       499,977     411,773       339,825      384,180
Investment securities available
    for sale(3)........................          773           632          725           518           -             -            -
Investment securities held to
    maturity(3)........................       21,487        20,988       23,987        20,988      10,049        12,151       13,290
Mortgage-backed securities held to
    maturity(3)........................        7,138         2,627        7,248         2,721       3,437         4,828        6,060
Mortgage loans held for sale...........        6,530        11,062       17,747         6,816      15,779        20,253       18,592
Deposits ..............................      600,584       465,170      583,750       440,107     360,093       329,418      335,050
FHLB advances..........................      136,648        50,615       75,141        66,592      59,542        33,882       74,455
Retained earnings......................       47,521        43,033       46,418        41,697      36,469        29,554       24,490
Allowance for loan losses..............        6,445         4,659        5,607         4,239       3,964         3,524        1,795
Nonperforming loans....................        3,702         3,147        4,045         3,033       4,221         5,005        5,115
Nonperforming assets...................        4,140         3,411        4,688         3,329       5,160         5,469        5,700

                                               For the Three
                                                Months Ended
                                                  June 30,                            For the Year Ended March 31,
                                          ------------------------   --------------------------------------------------------------
                                           1996(1)       1995(1)        1996         1995         1994         1993         1992
                                          ----------   -----------   ----------   ----------   ----------   ----------   ----------
                                               (Unaudited)
                                                                              (In thousands)
Selected Operating Data:
Interest income........................      $13,885       $10,752      $46,044      $37,487      $33,206      $33,994      $35,953
Interest expense.......................        8,416         5,987       26,382       18,337       14,196       17,361       23,928
                                               -----         -----       ------       ------      -------      -------       ------
   Net interest income.................        5,469         4,765       19,662       19,150       19,010       16,633       12,025
   Provision for loan losses...........        1,000           475        2,626          653        1,035        2,102        1,222
                                              ------        ------       ------       ------       ------       ------       ------
    Net interest income after
      provision for loan losses........        4,469         4,290       17,036       18,497       17,975       14,531       10,803
Total noninterest income...............        1,230         1,034        4,592        2,509        4,470        7,651        4,295
Total noninterest expense..............        3,847         3,086       13,672       12,193       12,790       12,688        8,986
                                              ------        ------      -------      -------      -------      -------       ------
Income before income tax expense
   and cumulative effect of change in
   accounting for income taxes.........        1,852         2,238        7,956        8,813        9,655        9,494        6,112
Income tax expense ....................          781           943        3,353        3,852        4,235        4,430        3,231
                                              ------       -------      -------      -------      -------      -------        -----
Net income before cumulative effect
   of change in accounting for income
   taxes...............................        1,071         1,295        4,603        4,961        5,420        5,064        2,881
Cumulative effect of change in
   accounting for income taxes.........            -             -            -            -        1,495            -            -
                                             -------       -------      -------      -------      -------      -------      -------
Net income ............................      $ 1,071       $ 1,295      $ 4,603      $ 4,961      $ 6,915      $ 5,064      $ 2,881
                                             =======       =======      =======      =======      =======      =======      =======

                                                                                                            (continued on next page)

                                                   At or For the Three
                                                      Months Ended                         At or For the Year Ended
                                                        June 30,                                  March 31,
                                                  ---------------------   ----------------------------------------------------------

                                                   1996(1)     1995(1)      1996        1995        1994        1993         1992
                                                  ---------   ---------   --------   ----------   ---------   ---------   ----------

Selected Financial Ratios and Other
Data(4):
Performance Ratios:
   Return on average assets....................      0.56%       0.92%       0.76%        0.96%       1.51%      1.18%        0.72%
   Return on average retained earnings.........      9.15       12.26       10.40        12.83       20.51      18.69        12.62
   Average retained earnings to
      average assets...........................      6.15        7.52        7.26         7.45        7.35       6.33         5.68
   Retained earnings to total assets
     at end of period..........................      5.92        7.54        6.41         7.45        7.77       7.40         5.54
   Average interest rate spread(5).............      2.46        3.00        2.79         3.39        3.85       3.98         2.92
   Net interest margin(6)......................      2.99        3.54        3.37         3.86        4.37       4.12         3.13
   Average interest-earning assets to average
     interest-bearing liabilities..............    111.50      112.32      112.90       112.71      115.88     103.25       103.37
   Total noninterest expense to
     average assets............................      2.02        2.20        2.24         2.35        2.79       2.96         2.24
   Efficiency ratio(7).........................     57.43       53.22       56.37        56.30       54.47      52.25        55.06
Regulatory Capital Ratios(8):
   Tangible capital............................      5.87        7.49        6.36         7.40        7.77       7.40         5.54
   Core capital................................      5.87        7.49        6.36         7.40        7.77       7.40         5.54
   Risk-based capital..........................     11.58       14.27       12.48        14.13       14.56      13.93        10.22
Asset Quality Ratios:
   Non-performing loans as a percent of
     loans(9)(10)..............................      0.50        0.62        0.63         0.60        1.02       1.46         1.33
   Non-performing assets as a percent
     of total assets(10).......................      0.52        0.60        0.65         0.59        1.10       1.37         1.29
   Allowance for loan losses as a percent
     of loans(3)(9)............................      0.88        0.92        0.87         0.84        0.95       1.03         0.47
   Allowance for loan losses as a
     percent of non-performing
     loans(3)(10)..............................    174.14      148.05      138.62       139.76       93.91      70.41        35.09
Number of full-service customer
   facilities(11)..............................        11           9          10            9           8          8            8
Number of loan origination centers.............         5           5           5            5           5          4            2

_________________________
(1) The data presented for the three months ended June 30, 1996 and 1995 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the three months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997.
(2) The allowance for loan losses at June 30, 1996, June 30, 1995, March 31, 1996, 1995, 1994, 1993 and 1992 was $6.4 million, $4.7 million, $5.6 million, $4.2 million, $4.0 million, $3.5 million and $1.8 million, respectively.
(3) The Bank has historically classified its investment and mortgage-backed securities as "held for investment" until April 1, 1994, at which time a portion of the Bank's portfolio was classified as "available for sale." The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as of April 1, 1994. Investment securities at June 30, 1996 do not include $7.0 million of FHLB-Boston stock.
(4) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(5) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(6) The net interest margin represents net interest income as a percent of average interest-earning assets.
(7) The efficiency ratio represents the ratio of noninterest expenses divided by the sum of net interest income and noninterest income.
(8) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation - Federal Savings Institution Regulation - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(9) Loans include loans receivable, net, excluding the allowance for loan losses.
(10) Non-performing assets consist of non-performing loans and real estate owned ("REO"). Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectability of interest or principal. It is the Bank's policy to cease accruing interest on all such loans. See "Business of the Bank."
(11) In August 1996, the Bank opened a twelfth branch office in Warwick, Rhode Island. See "Business of the Bank - Properties."

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

WEAKNESS IN REGIONAL AND LOCAL ECONOMY

         Economic conditions at the local and national levels, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, significantly affect the operations of financial institutions such as the Bank. The New England region of the United States, including Southeastern Massachusetts and Rhode Island (the Bank's primary market area) experienced a significant economic decline beginning approximately in 1988. This decline adversely affected employment levels, the real estate markets and the financial services industry in the Bank's market area. Over the past decade, due primarily to the reduction in manufacturing jobs in Southeastern Massachusetts and parts of Rhode Island, these areas have generally experienced higher unemployment rates than national averages and the levels experienced by the Commonwealth of Massachusetts as a whole. As a result of the decline in the regional economy, delinquencies increased and the underlying values of properties located in the Bank's primary market area declined. The effects of the economic downturn were especially pronounced in the commercial real estate market, where prices declined substantially in many cases. The declining rental market and decrease in market values of properties in turn adversely affected the ability of some real estate developers and borrowers to repay or refinance their commercial real estate and construction loans. Additionally, numerous failures of financial institutions operating in the New England region resulted in the placement of commercial and residential properties into the hands of federal liquidators contributing to the oversupply of properties available for sale and also contributed to a further decline of real estate prices. The economic conditions affecting the Bank's primary market area also resulted in reduced loan demand and increased competition for the existing lower level of loan demand. While there have been signs of improvement in the economies and real estate markets of some New England areas, and there are signs that the market values of residential and commercial properties in those areas have stabilized since the sharp declines experienced in the late 1980s and early 1990s, the economies and real estate markets in the Bank's primary market area have not significantly recovered. While the Bank has not, in recent years, suffered the same detrimental impact as other financial institutions, the poor economic conditions and depressed real estate markets could adversely affect the financial condition and results of operations of the Bank in the future.

SENSITIVITY TO INCREASES IN INTEREST RATES

         The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets in response to such movements.

         The Bank's recent results of operations have been adversely affected by the increase in market interest rates during 1996 and by the increase in the average balances of higher cost certificates of deposit accounts resulting from the Bank's recent deposit growth. In particular, during the three months ended June 30, 1996, the Bank experienced a decrease in its average interest rate spread, which declined to 2.46% as compared to 3.00% for the same period in 1995, and a decrease in its net interest margin, which declined to 2.99% from 3.54% for the same period in 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, during 1996, the Bank has increased its utilization of FHLB advances to fund asset growth which such advances increased from $75.1 million at

March 31, 1996 to $136.6 million at June 30, 1996. FHLB advances generally bear interest rates higher than retail deposits and are generally more sensitive to increases in market interest rates.

         At June 30, 1996, the Bank's total interest-bearing liabilities maturing or repricing within one year exceeded its total interest-earning assets maturing or repricing in the same time period by $142.1 million, representing a one-year interest sensitivity gap as a percentage of total assets of negative 17.7%. Accordingly, in a rapidly rising interest rate environment, the cost of the Bank's interest-bearing liabilities will generally increase at a rate faster than the yield on its interest-earning assets thereby adversely affecting the Bank's net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities which, in turn, could adversely impact the yields earned on the Bank's loan and securities portfolios as well as the amount of secondary market activity in which the Bank engages. The Bank attempts to manage its interest rate risk by primarily originating for sale all longer-term, fixed-rate one- to four-family loans, originating for portfolio shorter-term and adjustable-rate loans, purchasing adjustable-rate mortgage-backed securities and structuring its FHLB advances to correspond with the maturities of its interest-earning assets.

         The Bank's mortgage banking activity has resulted in the Bank building a loan serviced for others portfolio which, at June 30, 1996, totalled $1.1 billion. The Bank's mortgage banking activity may also be adversely affected by a declining interest rate environment to the extent such environment results in increased loan prepayment activity of serviced loans. In this regard, the Bank has incurred the cost of originating loans held for sale in order to obtain the servicing of such loans which, if such loans are prepaid, may result in an increased amortization of the Bank's mortgage servicing right asset, which it began to recognize in fiscal 1997 in connection with its implementation of Statement of Financial Accounting Standards No. 122 ("SFAS No. 122"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of New Accounting Standards." Declining interest rates may also adversely affect the Bank's mortgage banking activity due to the effect of borrowers that may determine not to close loans that the Bank has committed to originate due to decreases in interest rates from the time the loan commitment is made to the time of the closing of the loan. Additionally, increases in interest rates from the time a borrower has selected an interest rate for a loan to the time the loan closes, will adversely affect the pricing of the sale of such loan in the secondary market, if not covered by a forward commitment.

         In connection with its mortgage banking activities, the Bank utilizes forward sale commitment contracts as a method of hedging such loan sales. The Bank generally covers 70% to 100% of loan commitments and loans originated for sale with forward commitment contracts depending on management's estimation of the amount of such loans that are expected to close and its expectation of future market interest rates. See "Business of the Bank - Origination, Sale, Servicing and Purchase of Loans." With respect to loans originated for sale that are not covered by forward commitment contracts, if market interest rates rise from the time of the loan commitment to the actual time of sale of such loans, the market value of such loans will be adversely affected, thereby exposing the Bank to potential losses with respect to such loans. With respect to loans originated for sale that are covered by forward commitments, if borrowers determine not to close such loans, the Bank may be required to fund such forward commitment contracts with loans purchased at a premium or take other measures which may result in losses related to such activity.

         Increases in interest rates would result in interest rates on the Bank's adjustable-rate loans increasing, thereby resulting in increased loan payment amounts by the borrowers which, in turn, may result in higher delinquencies on such loans. Increases in the level of interest rates may also adversely affect the value of the Bank's investment and mortgage-backed securities and other interest-earning assets and, in turn, its results of operations or retained earnings. At June 30, 1996, the Bank's investment securities available for sale had an estimated fair value of $773,000, which was greater than the amortized cost of $55,000. At the same date, the Bank's investment and mortgage-backed securities held to maturity had an estimated fair value of $28.8 million, which was $146,000 greater than their amortized cost of $28.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk," "Business of the Bank - Lending Activities - One- to Four-Family Mortgage Lending" and "- Investment Activities."

RECENT INCREASE IN NONINTEREST EXPENSE AND EXPANSION STRATEGY

         In connection with the Bank's expansion strategy, since 1994, the Bank has established four new branch office facilities and one loan origination center and currently plans to open an additional branch office in early 1997 and a new centralized administrative and operations center and branch office in late 1997. Additionally, the Bank is currently seeking sites for new branch offices in its primary market area and new loan origination center locations in both its primary market area and areas adjacent to its primary market area, including areas of the state of Connecticut. In addition to its geographic expansion, the Bank has increased its promotional and marketing efforts in order to increase its lending and retail deposit market share in its primary market area as well as surrounding areas. As a result of these efforts, and the addition of new personnel and office infrastructure, the Bank's noninterest expense has increased by 6.9% from $12.8 million for fiscal 1994 to $13.7 million for fiscal 1996. The Bank currently has budgeted approximately $15.5 million of additional capital expenditures related to its planned expansion. While the Bank's operating efficiency ratio compares favorably to peer group institutions, to the extent the Bank continues to expand and add office infrastructure and personnel, the Bank's net income could be adversely affected by further increases in noninterest expense. The Bank believes that any short-term increase in noninterest expense due to expansion will be beneficial in the long-term to the extent the Bank increases its geographic customer base and market share of loans and deposits. See "Use of Proceeds" and "Pro Forma Data."

INCREASED LENDING RISKS ASSOCIATED WITH MULTI-FAMILY, COMMERCIAL REAL ESTATE AND COMMERCIAL LOANS

         At June 30, 1996, the Bank's multi-family, commercial real estate and commercial loan portfolios totalled $45.4 million, or 6.1% of total loans receivable. Of this amount, $4.8 million, or 0.7% consisted of multi-family loans, $25.6 million, or 3.4%, consisted of commercial real estate loans, and $15.1 million, or 2.0%, consisted of commercial loans. Multi-family, commercial real estate and commercial loans are generally viewed as exposing the lender to greater credit risk than one- to four-family residential loans and typically involve higher loan principal amounts. Repayment of multi-family and commercial real estate loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. The Bank attempts to offset the risks associated with multi-family and commercial real estate lending primarily by originating such loans on a selective basis, by lending to individuals who will be actively involved in the management of the property and who have proven management experience, and by making such loans with lower loan-to-value ratios than one- to four-family loans. Additionally, the Bank generally requires personal guarantees from the borrowers of its multi-family and commercial real estate loans. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the property securing the loan or the future cash flow of the affected properties. Additionally, the decline in real estate values experienced in the Bank's lending area has been more pronounced with respect to multi-family and commercial properties as compared to owner-occupied one- to four-family properties. See "Weakness in Regional and Local Economy" and "Business of the Bank - Lending Activities."

         The Bank also makes secured and unsecured commercial loans. Unsecured commercial loans are generally considered to involve a higher degree of risk than secured commercial loans and real estate lending, due to the absence of collateral securing the loan. Secured commercial loans are generally secured by equipment, leases, inventory and accounts receivable. Accordingly, the value of the collateral securing the Bank's commercial loans may not be as easy to ascertain as compared to real property, and such collateral may depreciate over time and may not be as readily saleable as compared to real property. Both secured and unsecured commercial loans are often substantially dependent upon the success of the borrower's business. Accordingly, commercial loans involve a greater degree of risk than a one- to four-family loan and other types of mortgage loans. See "Business of the Bank - Lending Activities."

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

         Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. Establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to vote upon the Conversion. If approved by members, the establishment of the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the operating results of the Company in fiscal 1997, possibly resulting in an operating loss in fiscal 1997, the fiscal year in which the Foundation is established.

         Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Company Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 414,800, 488,000 and 561,200 shares, with a value of $4.1 million, $4.9 million and $5.6 million, respectively, based on the Purchase Price of $10.00 per share. Upon completion of the Conversion and establishment of the Foundation, the Company will have 7,576,200 shares issued and outstanding at the maximum of the Estimated Price Range, of which the Foundation will own 561,200 shares, or 7.4%. AS A RESULT, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 7.4%. SEE "PRO FORMA DATA." IN ADDITION, THE TRADING PRICE OF THE COMMON STOCK COULD BE ADVERSELY AFFECTED IN THE EVENT THE MARKET PRICE OF THE COMMON STOCK REFLECTS LESS OF A SPECULATIVE TAKEOVER PREMIUM AS A RESULT OF THE FOUNDATION HOLDING 7.4% OF THE COMPANY'S OUTSTANDING COMMON STOCK.

         Negative Impact on Earnings. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the third quarter of fiscal 1997. Such expense would reduce earnings and have a material impact on the Company's earnings for the year. The amount of the contribution will range from $4.1 million to $5.6 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax deductibility of the expense. The Company and the Bank have been advised by their independent accountants that the contribution to the Foundation will be tax deductible, subject to a limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $5.6 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $3.6 million. If the Foundation had been established at March 31, 1996 the Bank's net income would have been $1.0 million rather than experiencing earnings of $4.6 million for the year ended March 31, 1996. Management cannot predict earnings for fiscal 1997, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the fiscal year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. Such additional contributions are expected to range from $20,000 to $30,000 per year.

         Possible Nondeductibility of the Contribution. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Code, and should be classified as a private foundation. In this regard, the Foundation will submit a request to the IRS to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent accountants that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition on the gift imposed by the OTS which requires the shares held by the Foundation to be voted in the same ratio as all other shares of Common Stock. See, "The Conversion - Establishment of the Foundation" and "- Regulatory Conditions Imposed on the Foundation." In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to OTS that compliance with this condition would have the effect of causing the Foundation to lose its tax exempt status, otherwise have material adverse tax consequences on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by the Company or the Foundation. The independent accountants' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution for federal tax purposes. Thus, while the Company expects to receive a charitable contribution deduction of approximately $500,000 in calendar year 1996, the Company is permitted under the Code to carryover the excess contribution over a five-year period for federal tax purposes. The Company would not be able to utilize such carryover for state income tax purposes. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the combined six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five year period to fully utilize the carryover related to the excess contribution. Although the Company and the Bank have received an opinion of their independent accountants that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

         Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by Keller in determining the estimated pro forma market value of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by Keller of the estimated pro forma market value of the Company. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $51.9 million and $70.2 million, with a midpoint of $61.0 million. Based on the appraisal, the pro forma market capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $65.9 million. The pro forma price to book ratio and the pro forma price to earnings ratio are 65.65% and 11.00x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, Keller has estimated that the estimated pro forma market capitalization of the Bank would be approximately $69.0 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 65.01% and 11.03x, respectively. If the Foundation was not part of the Conversion, the pro forma market value of the shares being offered is estimated to be between $58.7 million and $79.4 million. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and the communities it serves. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Conversion at the midpoint of the Estimated Price Range is approximately $8.0 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by Keller, and, as such, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive less shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank. The decrease in the amount of Common Stock being offered will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's tangible, leverage and risk-based capital ratios at June 30, 1996 were 5.87%, 5.87% and 11.58%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma tangible, leverage and risk-based capital ratios at June 30, 1996 would be 10.00%, 10.00% and 18.90%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $100.3 million or approximately 11.73% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $15.23 and $0.23, respectively. If the Foundation was not being established in the Conversion, based on the Keller estimate, the Company's pro forma stockholders' equity would be approximately $106.1 million or approximately 12.32% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholders' equity per share and pro forma net earnings per share would be approximately the same with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

         Potential Anti-Takeover Effect. If approved by the Bank's members, upon completion of the Conversion, the Foundation will own 7.4% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to the terms of the contribution as mandated by the OTS, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by the stockholders of the Company. See "The Conversion - Establishment of the Foundation" and "Regulatory Conditions Imposed on the Foundation." The Company and the Foundation will take the necessary steps to provide such requirement in the Foundation's corporate governance documents. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. In the event that the OTS were to waive this requirement as provided in the condition, however, the Foundation's board of directors would exercise sole voting power over such shares and would no longer be subject to the restriction. See "The Conversion - Establishment of the Foundation - Regulatory Conditions Imposed on the Foundation." Although only two of the Foundation's nine directors will be directors of the Company, management of the Company and the Bank may benefit to the extent that a majority of the board of directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by proposed stock benefit plans, if approved by stockholders, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval, assuming the Foundation voted in favor of management's position. Consequently, this potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because any stock benefit plans must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock benefit plans. See, " - Certain Anti-Takeover Provisions - Voting Control of Officers and Directors."

         In the event the voting restriction was waived by the OTS, management of the Company has sought to mitigate the potential anti-takeover effect of the Foundation through the structure of the Foundation and certain of the policies and procedures under which the Foundation must operate. Although two directors of the Company and/or the Bank will serve on the Foundation's board, the Foundation's bylaws mandate that at all times at least nine members of the board must be Disinterested Directors. Therefore, Disinterested Directors will comprise more than 75% of the Foundation's board. Furthermore, there will be no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Company, including agreements related to voting, acquisition or disposition of the Company's Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

         Possible Litigation. The establishment and funding of a charitable foundation as part of a conversion is innovative and has been done only on two other occasions in connection with a conversion. As such, the Foundation may be subject to potential challenges by depositors of the Bank notwithstanding that the Boards of Directors of the Company and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Conversion. See "The Conversion -- Establishment of Charitable Foundation -- Purpose of Foundation." In conjunction with its approval of the Conversion, the Bank determined to submit the Foundation for a vote of depositors so that depositors have a right to vote on whether the Foundation should be established as part of the Conversion. If certain depositors, stockholders or other third parties were to institute an action seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such action would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other equitable relief or monetary damages against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

         Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $80.7 million or less than $51.9 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Conversion - Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA

         The Bank faces significant competition in its market area both in attracting deposits and in originating loans. The Bank's primary market area, Southeastern Massachusetts and Rhode Island, is a highly competitive market. The Bank faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, savings banks, cooperative banks, mortgage brokers, mortgage banking companies, credit unions, and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. In addition, the Bank has experienced significant competition from credit unions in some areas within its primary market area, particularly in Fall River and Rhode Island, some of which are significant in asset size. Federal and state credit unions have a significant competitive advantage over banks and savings institutions as they do not pay income taxes. This advantage, which is unique to credit unions, places significant competitive pressure on the Bank's loan and deposit pricing policies, which directly affects the Bank's profitability. See "Business of the Bank - Market Area and Competition."

RECAPITALIZATION OF SAIF AND ITS IMPACT ON SAIF PREMIUMS

         Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a 1.25% of insured deposits ratio. The BIF achieved the required ratio in 1995 but the SAIF is not expected to achieve the ratio until after the year 2000, largely because a portion of the insurance assessment paid by SAIF members is required by statute to be used to make payments on bonds issued by the Financing Corporation ("FICO") which were issued in the late 1980s to recapitalize the predecessor to the SAIF.

         Until recently, members of the SAIF and BIF were paying deposit insurance premiums of between 23 and 31 basis points. In view of the BIF having achieved the 1.25% ratio, in 1996 the FDIC adopted a new assessment rate schedule of 0 to 27 basis points for BIF members. Under that schedule, approximately 92% of BIF members are required to pay only $2,000 per year, the legal minimum, in insurance premiums. With respect to SAIF member institutions, the existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points has been retained. Consequently, there is a significant differential in the insurance premiums paid by BIF and SAIF members. As long as the premium differential continues, it may place SAIF members, such as the Bank, at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

         Several bills have been introduced in Congress to mitigate the effect of the BIF/SAIF premium disparity. Among other things, these bills would impose a special assessment on SAIF-member institutions, including the Bank, to recapitalize the SAIF fund and would spread the FICO payments across all BIF and SAIF members. Current proposals would base the special assessment on the amount of SAIF deposits held on March 31, 1995 and it has been estimated that the special assessment would range from 79-85 basis points. Certain pending legislation would also require the BIF and the SAIF to be merged by January 1, 1998, provided that subsequent legislation is adopted to eliminate the federal thrift charter. The payment of the special assessment would have the effect of immediately reducing the capital of SAIF-member institutions by the amount of the fee, net of any tax effect. See "Regulatory Capital Compliance" and "Regulation - Insurance of Deposit Accounts." Management cannot predict whether legislation imposing such a special assessment will be enacted, or, if enacted, the amount of any such assessment, whether such assessment will be calculated based on the amount of deposits held by the institution on March 31, 1995 or some other date, whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums or whether the BIF and SAIF will eventually be merged.

         The Bank's assessment rate for fiscal 1996 was 23 basis points and the premiums paid for the year ended March 31, 1996 were $1.0 million. A significant increase in SAIF insurance premiums or a significant special assessment to recapitalize the SAIF would have an adverse effect on the operating expenses and results of operations of the Bank. Based on the Bank's deposit insurance assessment base as of March 31, 1995 or June 30, 1996, an 85 basis point assessment to recapitalize the SAIF would result in a pre-tax basis expense of $3.7 million or $5.1 million, respectively. If the Bank had been required to pay the special assessment of 85 basis points based on its deposit insurance assessment base as of March 31, 1995, the Bank's after-tax income would have been reduced by $2.2 million for the fiscal year ended March 31, 1996 or the three months ended June 30, 1996. If the Bank had been required to pay the special assessment of 85 basis points based on its deposit insurance assessment base as of June 30, 1996, the Bank's after-tax income would have been reduced by $3.0 million for the fiscal year ended March 31, 1996 or the three months ended June 30, 1996.

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

         The Bank is subject to extensive regulation and supervision as a federal savings association. In addition, the Company, as a savings association holding company, is subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

         Congress currently has under consideration various proposals to eliminate the federal thrift charter and abolish the OTS. Several of the bills presently pending in Congress would require that all federal savings associations convert to national or state banks by no later than January 1, 1998 and would treat all state savings associations as state banks for purposes of federal banking laws as of that date. Subject to a narrow grandfathering, all savings and loan holding companies would become bank holding companies under the pending legislative proposals and would be subject to the activities restrictions applicable to bank holding companies. Under the pending bills, any lawful activity in which a savings association was engaged on September 13, 1995 would be grandfathered for up to 2 years following the effective date of its conversion to a bank charter, plus two additional one year extensions at the discretion of the regulator, and existing thrift intrastate and interstate branches which were operated as branches on September 13, 1995 would also be grandfathered. The legislative proposals would also abolish the OTS and transfer its functions to three federal bank regulators and to the Board of Governors of the Federal

Reserve System (the "Federal Reserve Board") with respect to the regulation of holding companies. All state savings and loan associations would be regulated as state banks by the FDIC. The outcome of any pending legislation is uncertain. Therefore, the Bank is unable to determine the extent to which such legislation, if enacted, would affect its business.

         Legislation regarding bad debt recapture has been signed into law effective for tax years beginning on or after January 1, 1996. The legislation requires recapture of reserves accumulated after 1987. The recapture tax on post-1987 reserves must be paid over a six year period starting in 1996. The payment of the tax can be deferred in each of 1996 and 1997 if an institution originates at least the same average annual principal amount of purchased mortgage loans that it originated in the six years prior to 1996. See "Federal and State Taxation - Federal Taxation - Bad Debt Reserve."

STOCK-BASED BENEFITS TO MANAGEMENT AND DIRECTORS AND CHANGE IN CONTROL PAYMENTS

         Stock Programs. The Company intends to adopt stock-based benefit plans which would provide for the granting of common stock to non-employee directors, officers and employees of the Company and its affiliates (the "Stock Programs") and seek stockholder approval of such plans at a meeting of stockholders following the Conversion which, under current OTS regulations, may be held no earlier than six months after completion of the Conversion. Assuming the receipt of stockholder approval, the Company expects to acquire Common Stock on behalf of the Stock Programs in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 223,992 shares and 303,048 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued Common Stock. See "- Possible Dilutive Effect of Stock Programs and Stock Options."

         Although no specific award determinations have been made, the Company anticipates that it will provide awards to the directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any such benefit plan which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. Common Stock awarded under the Stock Programs will be awarded at no cost to the recipients. Under the terms of the Stock Programs, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. The specific terms of the Stock Programs intended to be adopted and the amounts of awards thereunder have not yet been determined by the Board of Directors, and any such determination will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements. The stock-based benefits provided under the Stock Programs and stock option plans, discussed below, may be provided under separate Stock Program plans and stock option plans for officers, employees and non-employee directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features in the separate plans (the "Master Stock-Based Benefit Plan"). See "Management of the Bank - Benefits - Stock Programs."

         Stock Option Plans. The Company also intends to adopt stock-based benefit plans which would provide options to purchase Common Stock ("Stock Options") to officers, employees and non-employee directors of the Company and its affiliates (the "Stock Option Plans") and to seek stockholder approval of such plans at a meeting of stockholders following the Conversion, which under current OTS regulations may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, assuming the receipt of stockholder approval, the Company expects that executive officers and directors will be granted options to purchase an amount of authorized but unissued Common Stock or treasury stock, if any, equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 559,980 shares and 757,620 shares at the minimum and maximum of the Estimated Price Range. Under the Stock Option Plans, the exercise price of options will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving such options will not be required to pay for the shares until the date of exercise. The specific terms of the Stock Option Plans intended to be adopted and amounts and awards thereunder have not yet been determined by the Board of Directors and any such determination will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of award recipients and tax and securities law and regulation requirements. The stock options discussed above may be provided under the Stock Option Plans, may be provided under separate stock option plans for officers, employees and non-employee directors or may be provided for under the Master Stock-Based Benefit Plan which would incorporate the features and benefits of the separate stock option plans. Although no specific award determinations have been made, the Company anticipates that it will provide awards to the directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any such benefit plan which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. See "Management of the Bank - Benefits - Stock Option Plans."

         Employment Contracts and Change In Control Provisions. Employment and Change in Control agreements with certain officers and the Employee Severance Plan provide for benefits and cash payments in the event of a change in control of the Company or the Bank. The provisions in such agreements and plan would provide the recipient with a change in control payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment subsequent to a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and the employee severance compensation plan would be approximately $5.8 million, including a $1.1 million payment to the Chief Executive Officer and President of the Company and the Bank. However, the actual amount to be paid in the event of a change in control of the Bank or the Company cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank
- - Employment Agreements," "- Change-in-Control Agreements," "- Employee Severance Compensation Plan," "- Benefits - Stock Option Plans" and "- Benefits
- - Stock Programs."

POSSIBLE DILUTIVE EFFECT OF STOCK PROGRAMS AND STOCK OPTIONS

         Following the Conversion, the Stock Programs will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Programs are funded by the issuance of authorized but unissued shares, the voting interests of existing shareholders will be diluted by 3.8%. Also following the Conversion, directors, officers and employees will be granted options under the Stock Options Plans. Although no specific determinations have been made, the Company expects that executive officers and directors will be granted options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the options were to be exercised using authorized but unissued Common Stock and the Stock Programs were funded with authorized but unissued shares, the voting interests of existing stockholders would be diluted by 12.3%.

CERTAIN ANTI-TAKEOVER PROVISIONS WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS

         Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of the outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate existing management. For a more detailed discussion of these provisions, see "Restrictions on Acquisition of the Company and the Bank."

         Voting Control of Officers and Directors. Directors and executive officers of the Bank and the Company expect to purchase approximately 2.6% or 2.1% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock Programs, the Stock Options Plans and the ESOP. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK

         The Company and the Bank have never issued capital stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "FAB" upon completion of the Conversion. However, there can be no assurance that an active and liquid trading market for the Common Stock will develop, or, once developed, will continue, nor can there be any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock would have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

         The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market or financial and economic conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 8,067,250 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $80,672,500. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION
 RIGHTS

         The Bank has received an opinion from Keller which states that, pursuant to Keller's valuation, that subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of Conversion" and "- Tax Aspects."

                         FIRSTFED AMERICA BANCORP, INC.

         The Company was organized in September 1996 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank. The Company has applied to the OTS to become a savings and loan holding company, and, as such, will be subject to regulation by the OTS. See "The Conversion - General." After completion of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Holding Company Regulation." Upon consummation of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion and that portion of the net proceeds of the Offerings retained by the Company. The Company intends to use part of the net proceeds it retains to capitalize the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation, and intends to initially deposit the remaining proceeds with the Bank. See "Use of Proceeds." The Company and Bank may, however, alternatively choose to fund the ESOP through a loan to the ESOP trust by a third party financial institution. Immediately after the Conversion, the Company will have no significant liabilities. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Company who are also officers of the Bank, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

         Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. In addition, management believes that the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any acquisition and expansion opportunities that may arise. With the exception of the Bank's current plans to open a de novo branch office in early 1997 and a centralized administrative and operations center and branch office in late 1997, there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

                      FIRST FEDERAL SAVINGS BANK OF AMERICA

         The Bank was originally organized in 1946 and operated as First Federal Savings and Loan Association of Fall River. In 1982, the Bank merged with First Federal Savings and Loan Association of Attleboro, which was originally organized in 1854 and became a federally-chartered savings and loan association in 1959. In 1983, the Bank became a federally-chartered savings bank changing its name to First Federal Savings Bank of America. In 1984, the Bank added mortgage banking activities to its operations. The Bank conducts business from its administrative/branch and operations offices located in Fall River, Massachusetts, its eleven other branch offices located in the municipalities of Fall River, Attleboro, New Bedford, Seekonk, Somerset and Taunton, Massachusetts and Pawtucket, East Providence and Warwick, Rhode Island, and its five loan origination centers located in Yarmouth, Auburn, Agawam and Burlington, Massachusetts and East Greenwich, Rhode Island. See "Business of the Bank - Market Area and Competition." At June 30, 1996, the Bank had total assets of $802.8 million, total deposit accounts of $600.6 million and retained earnings of $47.5 million. The Bank's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").

         The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage loans secured by one- to four-family residences located within its primary market area. To a significantly lesser extent, the Bank invests in multi-family, commercial real estate, construction and land, commercial and consumer loans. The Bank originates one- to four-family loans for investment and for sale in the secondary market, generally selling all longer term fixed-rate loans on a servicing retained basis and retaining for its portfolio all adjustable-rate and shorter term fixed-rate one- to four-family loans. At June 30, 1996 the Bank's loans receivable, net totalled $727.4 million, or 90.6% of total assets. At such date, the Bank serviced $1.1 billion of loans for others which such servicing rights were derived from loans sold by the Bank. To a significantly lesser extent, the Bank also invests in investment securities, consisting of U.S. Government and agency obligations, and mortgage-backed securities, primarily consisting of those guaranteed by governmental agencies such as the FHLMC and GNMA. At June 30, 1996, investment and mortgage-backed securities totalled $29.4 million, or 3.7% of total assets, $28.6 million, or 97.4%, of which were classified as held to maturity. At June 30, 1996, the Bank's deposit accounts totalled $600.6 million, or 79.5% of total liabilities, of which $191.0 million, or 31.8%, were core deposits. The Bank also uses advances from the Federal Home Loan Bank of Boston ("FHLB-Boston") as a source of funds. At June 30, 1996, such advances totalled $136.6 million, or 18.1% of total liabilities. See "Business of the Bank."

         The Bank's executive offices are located at One North Main Street, Fall River, Massachusetts 02720 and its telephone number is (508) 679-8181.

                          REGULATORY CAPITAL COMPLIANCE

         At June 30, 1996, the Bank exceeded all regulatory capital requirements. See "Regulation - Federal Savings Institution Regulation - Capital Requirements." Set forth below is a summary of the Bank's compliance with regulatory capital standards as of June 30, 1996, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of the greater of 50% of the net proceeds or the amount of the net proceeds sufficient to increase the Bank's tangible capital to 10% of its total adjusted assets. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock Programs are deducted from pro forma regulatory capital.

                                                                            First Federal Savings Bank of America
                                                               Pro Forma at June 30, 1996 Based Upon Sale at $10.00 Per Share
                                                        ---------------------------------------------------------------------------
                                                           5,185,000 Shares           6,100,000 Shares          7,015,000 Shares
                                                             (Minimum of                (Midpoint of              (Maximum of
                                   Historical at              Estimated                  Estimated                 Estimated
                                   June 30, 1996             Price Range)               Price Range)              Price Range)
                               ---------------------    ----------------------     ----------------------    ----------------------
                                           Percent                   Percent                    Percent                   Percent
                                              of                        of                         of                        of
                                Amount    Assets(2)      Amount     Assets(2)       Amount     Assets(2)      Amount     Assets(2)
                               ---------  ----------    ---------   ----------     --------    ----------    ---------   ----------
                                                                        (Dollars in thousands)
GAAP Capital...............     $47,521       5.92%       $84,338      10.04%       $84,338       10.04%       $84,338      10.04%
                                =======       =====       =======      ======       =======       ======       =======      ======
Tangible Capital:
     Capital Level.........     $47,104       5.87%       $83,921      10.00%       $83,921       10.00%       $83,921      10.00%
     Requirement...........      12,036       1.50         12,588       1.50         12,588        1.50         12,588       1.50
                                -------       -----       -------      ------       -------       ------       -------      ------
     Excess................     $35,068       4.37%       $71,333       8.50%       $71,333        8.50%       $71,333       8.50%
                                =======       =====       =======      ======       =======       ======       =======      ======
Core Capital:

     Capital Level.........     $47,104       5.87%       $83,921      10.00%       $83,921       10.00%       $83,921      10.00%
     Requirement(3)........      24,072       3.00         25,176       3.00         25,176        3.00         25,176       3.00
                                -------       -----       -------      ------       -------       ------       -------      ------
     Excess................     $23,032       2.87%       $58,745       7.00%       $58,745        7.00%       $58,745       7.00%
                                =======       =====       =======      ======       =======       ======       =======      ======
Risk-Based Capital:

     Capital Level(4)(5)...     $52,689      11.58%       $89,506      18.90%       $89,506       18.90%       $89,506      18.90%
     Requirement...........      36,413       8.00         37,886       8.00         37,886        8.00         37,873       8.00
                                -------       -----       -------      ------       -------       ------       -------      ------
     Excess................     $16,276       3.58%       $51,620      10.90%       $51,620       10.90%       $51,633      10.90%
                                =======       =====       =======      ======       =======       ======       =======      ======

                                 8,067,250 Shares
                                    (15% above
                                      Maximum
                                   of Estimated
                                  Price Range)(1)
                                --------------------
                                           Percent
                                              of
                                 Amount    Assets(2)
                                --------  ----------
                               (Dollars in thousands)
 GAAP Capital...............     $86,723     10.30%
                                 =======     ======
 Tangible Capital:
      Capital Level.........     $86,306     10.26%
      Requirement...........      12,624      1.50
                                 -------     ------
      Excess................     $73,682      8.76%
                                 =======     ======
 Core Capital:

      Capital Level.........     $86,306     10.26%
      Requirement(3)........      25,248      3.00
                                 -------     ------
      Excess................     $61,058      7.26%
                                 =======     ======
 Risk-Based Capital:

      Capital Level(4)(5)...     $91,891     19.35%
      Requirement...........      37,981      8.00
                                 -------     ------
      Excess................     $53,910     11.35%
                                 =======     ======


- ------------------------------------
 (1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

 (2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

 (3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation - Federal Savings Institution Regulation - Capital Requirements."

 (4) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

 (5) The difference between equity under generally accepted accounting principles ("GAAP") and regulatory risk-based capital is attributable to the addition of the general valuation allowance of $6.2 million at June 30, 1996.

                                 USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $50.0 million and $68.0 million (or $78.4 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion - Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

         The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for the greater of that portion of the net proceeds of the Offerings sufficient to increase the Bank's tangible capital to 10% of its total adjusted assets, or 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Based on net proceeds of $50.0 million to $68.0 million and the assets of the Bank as of June 30, 1996, the Company expects to utilize $36.8 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds will be added to the Bank's general funds which the Bank currently intends to utilize for the repayment of outstanding FHLB advances and other general corporate purposes, including investment in one- to four-family residential mortgage loans and other loans, investment in federal funds, short-term, investment grade marketable securities and mortgage-backed securities and to fund the Stock Programs or Master Stock - Based Benefit Plan. The Bank may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies, including those located within the Bank's market area or the establishment of de novo branch offices or loan origination facilities. Apart from the amount expected to be used to repay a portion of currently outstanding FHLB advances, the Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.

         The Company intends to use a portion of the net proceeds to capitalize the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. The remaining net proceeds retained by the Company will initially be invested in a deposit account at the Bank which the Bank intends to utilize to repay outstanding FHLB advances and for other general business purposes. Based upon the sale of 5,185,000 shares or 7,015,000 shares at the minimum and maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $4.5 million or $6.1 million, respectively (or $7.0 million if the Estimated Price Range is increased by 15%) to be repaid over a nine year period at the prevailing prime rate of interest, which currently is 8.25%. See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."

         The net proceeds retained by the Company may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of smaller financial institutions or their assets, including those located within the Bank's market area or diversification into other banking related businesses. With the exception of the Bank's current plans to open a de novo branch office in early 1997 and a centralized administrative and operations center and branch office in late 1997, the Company has no current arrangements, understandings or agreements regarding any such opportunities or transactions. However, the Bank, consistent with its expansion strategy, is currently seeking sites for additional branch office and loan origination center locations. The Bank currently anticipates capital expenditures of approximately $15.5 million related to the opening of its new centralized administrative and operations center, the two new branch offices and renovation activity. The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation Holding Company Regulation" for a description of certain regulations applicable to the Company.

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion, the OTS regulations permit the Company to repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation - Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

         Based upon facts and circumstances following Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion. To the extent that the Company repurchases stock at market prices in excess of the Purchase Price in the Conversion, such repurchases may have a dilutive effect upon the interests of existing stockholders.

         Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares after Conversion."

         While the Company's Board of Directors intends to consider a policy of paying cash dividends in the future, the Board has not currently formulated a policy with respect to the payment of dividends. The payment of dividends or repurchase of stock, however, would be prohibited if stockholders' equity would be reduced below the amount required to maintain the Bank's liquidation account. See "Dividend Policy" and "The Conversion - Liquidation Rights" and "- Certain Restrictions on Purchase or Transfer of Shares After Conversion."

                                 DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors intends to consider a policy of paying cash or stock dividends on the Common Stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

         The Bank will not be permitted to pay dividends to the Company on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion - Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions including payment of dividends to its holding company, see "Federal and State Taxation - Federal Taxation - Distributions" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."

         Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be dependent on the net proceeds retained by the Company and earnings thereon and may be dependent, in part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital (generally defined as the aggregate par value of the outstanding shares of the Company's capital stock having a par value plus the amount of the consideration paid for shares of the Company's capital stock without par value) or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

                           MARKET FOR THE COMMON STOCK

         The Company and Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "FAB" upon completion of the Conversion. Such approval is subject to various conditions, including completion of the Conversion and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the AMEX or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Conversion.

                                 CAPITALIZATION

         The following table presents the unaudited historical consolidated capitalization of the Bank at June 30, 1996, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                     Company Pro Forma Based Upon Sale at $10.00 Per Share
                                              -------------------------------------------------------------------

                                                     5,185,000                                         8,067,250
                                                       Shares        6,100,000        7,015,000          Shares
                                                      (Minimum         Shares          Shares          (15% above
                                                         of         (Midpoint of     (Maximum of       Maximum of
                                          Bank       Estimated       Estimated        Estimated        Estimated
                                       Historical   Price Range)    Price Range)    Price Range)    Price Range)(1)
                                       ----------  --------------  --------------  ---------------  ----------------
                                                                      (In thousands)

Deposit accounts(2).................   $ 600,584        $600,584        $600,584         $600,584         $600,584

FHLB advances.......................     136,648         136,648         136,648          136,648          136,648
                                       ---------         -------         -------          -------          -------

Total deposit accounts and
   FHLB advances....................   $ 737,232        $737,232        $737,232         $737,232         $737,232
                                       =========        ========        ========         ========         ========

Stockholders' equity:

   Preferred Stock, $.01 par
       value, 1,000,000 shares
       authorized; none to be
       issued.......................   $      --       $      --       $      --        $      --        $      --

   Common Stock, $.01 par
       value, 25,000,000 shares
       authorized; shares to be
       issued as reflected..........          --              56              66               76               87

   Less:  Expense of contribution to
           the Foundation, net of
           taxes(3).................          --         (2,683)         (3,163)          (3,642)          (4,193)

   Plus:  Shares issued to
           the Foundation...........          --           4,148           4,880            5,612            6,454

   Less:  Common Stock acquired
           by the ESOP(4)...........          --         (4,480)         (5,270)          (6,061)          (6,970)

   Additional paid-in capital(5)....          --          49,935          58,944           67,954           78,316

   Retained earnings(6).............      47,521          47,521          47,521           47,521           47,521

   Common Stock acquired by
       the Stock Programs(7)........          --          (2,240)         (2,635)          (3,030)          (3,485)
                                        --------        --------        --------         --------         --------

Total stockholders' equity..........    $ 47,521        $ 92,257        $100,343         $108,430         $117,730
                                        ========        ========        ========         ========         ========


- -----------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Represents the value of the contribution of Common Stock to the Foundation at $10.00 per share reduced by the associated tax benefit of $1,465,000, $1,717,000, $1,970,000 and $2,261,000 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. The realization of the federal tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. For state income tax purposes, the Bank will not be able to utilize any such carry forward.
(4) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the ESOP Loan Subsidiary. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefits -Employee Stock Ownership Plan and Trust."
(5) No effect has been given to the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share or to the issuance of additional shares pursuant to the Company's Stock Option Plans intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. If approved by the stockholders of the Company, an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be reserved for issuance upon the exercise of options to be granted under the Stock Option Plans. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank - Benefits - Stock Option Plans."
(6) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights" and "Regulation - Federal Savings Institution Regulation - Limitations on Capital Distributions."
(7) Assumes that, subsequent to the Conversion, an amount equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation is purchased by the Stock Programs through open market purchases at the offering price of $10.00 per share. The Common Stock purchased by the Stock Programs is reflected as a reduction of stockholders' equity. Implementation of the Stock Programs is subject to the approval of the Company's stockholders at a meeting following the Conversion. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 2 to the tables under "Pro Forma Data" and "Management of the Bank - Benefits - Stock Programs."

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $50.0 million and $68.0 million (or $78.4 million in the event the Estimated Price Range is increased by 15.0%) based upon the following assumptions: (i) 100% of the shares of Common Stock will be sold in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Insiders") will purchase an aggregate of $1.5 million of Common Stock and the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; (iii) Sandler O'Neill will receive a fee equal to 1.56% of the aggregate Purchase Price of shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees and any immediate family member thereof and the ESOP for which Sandler O'Neill will not receive a fee; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $1.1 million. Actual Conversion expenses may vary from those estimated.

         Pro forma consolidated net income of the Company for the three months ended June 30, 1996, and for the year ended March 31, 1996, have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 6.37% and 6.50%, respectively, the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the weighted average rate paid on its deposits during such periods (as required by OTS regulations). The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net Conversion proceeds. The pro forma after-tax yields for the Company and the Bank are assumed to be 3.68% for the three months ended June 30, 1996, based on an effective tax rate of 42.2%, and 3.66% for the year ended March 31, 1996, based on an effective tax rate of 43.7%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP and the issuance of shares to the Foundation. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following tables summarize historical data of the Bank and pro forma data of the Company at or for the three months ended June 30, 1996, and at or for the year ended March 31, 1996, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock Programs, which are expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 2 to the tables and "Management of the Bank - Benefits - Stock Programs." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plans to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 3 to the tables below, "The Conversion - Liquidation Rights" and "Management of the Bank - Benefits - Stock Option Plans." THE FOLLOWING TABLE ASSUMES THAT THE FOUNDATION IS APPROVED AS PART OF THE CONVERSION AND THEREFORE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.



                                                       At or For the Three Months Ended June 30, 1996
                                           ----------------------------------------------------------------------
                                             5,185,000         6,100,000        7,015,000           8,067,250
                                            Shares Sold       Shares Sold      Shares Sold         Shares Sold
                                             at $10.00         at $10.00        at $10.00         at $10.00 Per
                                             Per Share         Per Share        Per Share          Share (15%
                                             (Minimum          (Midpoint         (Maximum         above Maximum
                                           of Estimated      of Estimated      of Estimated       of Estimated
                                           Price Range)      Price Range)      Price Range)      Price Range)(6)
                                           -------------     -------------    --------------    -----------------
                                                          (In Thousands, Except Per Share Amounts)
Gross proceeds..........................       $51,850          $61,000            $70,150             $80,673
Plus:  Shares acquired by the
          Charitable Trust Foundation
          (equal to 8% of the stock
          sold in the Conversion).......         4,148            4,880              5,612               6,454
                                                 -----            -----              -----               -----
Pro forma market capitalization.........       $55,998          $65,880            $75,762             $87,127
                                               =======          =======            =======             =======
Gross proceeds..........................       $51,850          $61,000            $70,150             $80,673
Less:  Offering expenses and
          commission....................        (1,859)          (1,990)            (2,120)             (2,270)
                                               -------          -------            -------             -------
Estimated net proceeds..................        49,991           59,010             68,030              78,403
Less:  Common Stock purchased by
          ESOP..........................        (4,480)          (5,270)            (6,061)             (6,970)
       Common Stock purchased by
          Stock Programs................        (2,240)          (2,635)            (3,030)             (3,485)
                                               -------          -------            -------             -------
   Estimated net proceeds, as adjusted..       $43,271          $51,105            $58,939             $67,948
                                               =======          =======            =======             =======
Consolidated net earnings(1):
   Historical...........................        $1,071           $1,071             $1,071              $1,071
   Pro forma earnings on net
       proceeds ........................           398              470                543                 625
   Less:  Pro forma ESOP
             adjustment(2)..............           (72)             (85)               (97)               (112)
          Pro forma Stock Programs
             adjustment(3)..............           (65)             (76)               (88)               (101)
                                                  ----             ----               ----               -----
       Pro forma net earnings...........        $1,332           $1,380             $1,429              $1,483
                                                ======           ======             ======              ======
Per share net earnings(1):
   Historical...........................         $0.20            $0.17              $0.14               $0.13
   Pro forma earnings on net
       proceeds ........................          0.08             0.08               0.08                0.08
   Less:  Pro forma ESOP
             adjustment(2)..............         (0.01)           (0.01)             (0.01)              (0.01)
          Pro forma Stock Programs
             adjustment(3)..............         (0.01)           (0.01)             (0.01)              (0.01)
                                                ------           ------             ------              ------
       Pro forma net earnings
          per share.....................         $0.26            $0.23              $0.20               $0.19
                                                 =====            =====              =====               =====
Stockholders' equity:
   Historical...........................       $47,521          $47,521            $47,521             $47,521
   Estimated net proceeds...............        49,991           59,010             68,030              78,403
   Plus:  Shares acquired by Foundation.         4,148            4,880              5,612               6,454
   Less:  After tax cost of Foundation..        (2,683)          (3,163)            (3,642)             (4,193)
          Common Stock acquired
             by ESOP(2).................        (4,480)          (5,270)            (6,061)             (6,970)
          Common Stock acquired
             by Stock Programs(3).......        (2,240)          (2,635)            (3,030)             (3,485)
                                               -------          -------            -------             -------
       Pro forma stockholders'
          equity(3)(4)(5)...............       $92,257         $100,343           $108,430            $117,730
                                               =======         ========           ========            ========
Stockholders' equity per share:
   Historical...........................        $ 8.49           $ 7.21             $ 6.27              $ 5.45
   Estimated net proceeds...............          8.93             8.96               8.98                9.00
   Plus:  Shares acquired by Foundation.          0.74             0.74               0.74                0.74
   Less:  After tax cost of Foundation..         (0.48)           (0.48)             (0.48)              (0.48)
          Common Stock acquired
             by ESOP(2).................         (0.80)           (0.80)             (0.80)              (0.80)
          Common Stock acquired
             by Stock Programs(3).......         (0.40)           (0.40)             (0.40)              (0.40)
                                                ------           ------             ------              ------
       Pro forma stockholders' equity
          per share(3)(4)(5)............        $16.48           $15.23             $14.31              $13.51
                                                ======           ======             ======              ======
Offering price as a percentage of
   pro forma stockholders' equity
   per share                                     60.70%           65.65%             69.87%              74.01%
Offering price to pro forma net
   earnings per share...................          9.69x           11.00x             12.23x              13.54x

- ---------------------------
(1) Does not give effect to the non-recurring expense that will be recognized in the third quarter of fiscal 1997 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.6 million, $3.2 million, $3.6 million, and $4.2 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively.
(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon nine equal annual installments of principal, with an assumed interest rate at 8.75%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the three months ended June 30, 1996, and was made at the end of the period; (ii) that 12,444, 14,640, 16,836 and 19,361 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the three months ended June 30, 1996, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank -Benefits - Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion, and issued to the Foundation, or 223,992, 263,520, 303,048 and 348,505
         shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock Programs to purchase the shares will be contributed to the Stock Programs by the Bank. In calculating the pro forma effect of the Stock Programs, it is assumed that the required stockholder approval has been received, that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 5% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.25, $0.22, $0.20 and $0.18 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $16.23, $15.03, $14.15 and $13.38 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Programs will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank - Benefits - Stock Programs."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 559,980, 658,800, 757,620 and 871,263 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plans and all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.24, $0.22, $0.19 and $0.18, respectively, and the pro forma stockholders' equity per share would be $15.89, $14.76, $13.92 and $13.19, respectively. See "Management of the Bank - Benefits - Stock Option Plans. "
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The
         Conversion -Liquidation Rights" and "Regulation - Federal Savings Institution Regulation -Limitation on Capital Distributions."
(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.


                                                            At or For the Year Ended March 31, 1996
                                            -----------------------------------------------------------------------
                                              5,185,000         6,100,000        7,015,000           8,067,250
                                             Shares Sold       Shares Sold      Shares Sold         Shares Sold
                                              at $10.00         at $10.00        at $10.00         at $10.00 Per
                                              Per Share         Per Share        Per Share           Share (15%
                                               (Minimum         (Midpoint         (Maximum         above Maximum
                                             of Estimated     of Estimated      of Estimated        of Estimated
                                             Price Range)     Price Range)      Price Range)      Price Range)(6)
                                            --------------    -------------    --------------    ------------------
                                                          (In Thousands, Except Per Share Amounts)

Gross proceeds..........................         $51,850          $61,000           $70,150              $80,673
Plus:  Shares acquired by the
       Charitable Trust Foundation
       (equal to 8% of the stock
       sold in the Conversion)..........           4,148            4,880             5,612                6,454
                                                   -----            -----             -----                -----
Pro Forma market capitalization.........         $55,998          $65,880           $75,762              $87,127
                                                 =======          =======           =======              =======
Gross proceeds..........................         $51,850          $61,000           $70,150              $80,673
Less:  Offering expenses and commissions          (1,859)          (1,990)           (2,120)              (2,270)
                                                 -------          -------           -------              -------
Estimated net proceeds..................          49,991           59,010            68,030               78,403
Less:  Common Stock purchased by
           ESOP.........................          (4,480)          (5,270)           (6,061)              (6,970)
       Common Stock purchased by
          Stock Programs................          (2,240)          (2,635)           (3,030)              (3,485)
                                                 -------          -------           -------              -------
  Estimated net proceeds, as adjusted...         $43,271          $51,105           $58,939              $67,948
                                                 =======          =======           =======              =======
Consolidated net earnings(1):
  Historical............................          $4,603           $4,603            $4,603               $4,603
  Pro forma earnings on net proceeds....           1,582            1,869             2,155                2,485
  Less: Pro forma ESOP adjustment(2)....            (280)            (330)             (379)                (436)
        Pro forma Stock Programs
          adjustment(3).................            (252)            (297)             (341)                (392)
                                                   -----            -----             -----                -----
     Pro forma net earnings.............          $5,653           $5,845            $6,038               $6,260
                                                  ======           ======            ======               ======
Per share net earnings(1):
  Historical............................          $ 0.89           $ 0.75            $ 0.65               $ 0.56
  Pro forma earnings on net proceeds....            0.30             0.31              0.31                 0.31
  Less: Pro forma ESOP adjustment(2)....           (0.05)           (0.05)            (0.05)               (0.05)
        Pro forma Stock Programs
          adjustment(3).................           (0.05)           (0.05)            (0.05)               (0.05)
                                                  ------           ------            ------               ------
     Pro forma net earnings per share...          $ 1.09           $ 0.96           $  0.86               $ 0.77
                                                  ======           ======           =======               ======
Stockholders' equity:
  Historical............................         $46,418          $46,418           $46,418              $46,418
  Estimated net proceeds................          49,991           59,010            68,030               78,403
  Plus:Shares acquired by Foundation....           4,148            4,880             5,612                6,454
  Less: After tax cost of Foundation....          (2,620)          (3,089)           (3,558)              (4,097)
        Common Stock acquired by
          ESOP(2).......................          (4,480)          (5,270)           (6,061)              (6,970)
        Common Stock acquired
          by Stock Programs(2)..........          (2,240)          (2,635)           (3,030)              (3,485)
                                                 -------          -------           -------              -------
     Pro forma stockholders'
       equity(3)(4)(5)..................         $91,217          $99,314          $107,411             $116,723
                                                 =======          =======          ========             ========
Stockholders' equity per share:
  Historical............................          $ 8.29           $ 7.05            $ 6.13               $ 5.33
  Estimated net proceeds................            8.93             8.96              8.98                 9.00
  Plus:Shares acquired by Foundation....            0.74             0.74              0.74                 0.74
  Less: After tax cost of Foundation....           (0.47)           (0.47)            (0.47)               (0.47)
       Common Stock acquired
          by ESOP(2)....................           (0.80)           (0.80)            (0.80)               (0.80)
       Common Stock acquired
          by Stock Programs(3)..........           (0.40)           (0.40)            (0.40)               (0.40)
                                                  ------           ------            ------               ------
     Pro forma stockholders' equity
       per share(3)(4)(5)...............          $16.29           $15.08            $14.18               $13.40
                                                  ======           ======            ======               ======
Offering price as a percentage of
  pro forma stockholders' equity
  per share.............................           61.39%           66.34%            70.53%               74.64%
Offering price to pro forma net
  earnings per share....................            9.20x           10.47x            11.66x               12.93x


- -------------------------
(1) Does not give effect to the non-recurring expense that will be recognized in the third quarter of fiscal 1997 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.6 million, $3.1 million, $3.6 million, and $4.1 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively.
(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon nine equal annual installments of principal, with an assumed interest rate at 8.75%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended March 31, 1996, and was made at the end of the period; (ii) that 49,776, 58,560, 67,344 and 77,446 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended March 31, 1996 at an average fair value of $10.00 per share in accordance with SOP 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank Benefits - Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion, and issued to the Foundation, or 223,992, 263,520, 303,048 and 348,505 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Programs, it is assumed that the required stockholder approval has been received, that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.96, $0.85, $0.77 and $0.69 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $16.05, $14.88, $14.02 and $13.27 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock Programs will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank - Benefits - Stock Programs."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 559,980, 658,800, 757,620 and 871,263 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plans and all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $1.03, $0.91, $0.82 and $0.74, respectively, and the pro forma stockholders' equity per share would be $15.72, $14.61, $13.80 and $13.09, respectively. See "Management of the Bank - Benefits - Stock Option Plans."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation - Federal Savings Institution Regulation - Limitation on Capital Distributions."
(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

         In the event that the Foundation was not being established as part of the Conversion, Keller has estimated that the pro forma market capitalization of the Bank would be approximately $69.0 million, at the midpoint, which is approximately $3.1 million greater than the pro forma market capitalization of the Bank if the Foundation is approved by the members of the Bank and would result in approximately an $8.0 million increase, or 13.11%, in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be virtually the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $15.38 and $0.23, respectively, at the midpoint of the estimate, assuming no Foundation, and $15.23 and $0.23, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 65.01% and 11.03x, respectively, at the midpoint of the estimate, assuming no Foundation and are 65.65% and 11.00x, respectively, with the Foundation. This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at June 30, 1996.


                                                         At the Minimum                    At the Midpoint
                                                  -----------------------------    --------------------------------
                                                       With            No               With              No
                                                    Foundation     Foundation        Foundation       Foundation
                                                  --------------  -------------    ---------------  ---------------
                                                                         (Dollars in thousands)
Estimated offering amount......................       $ 51,850       $ 58,650           $ 61,000         $ 69,000
Pro forma market capitalization................         55,998         58,650             65,880           69,000

Total assets...................................       $847,547       $852,461           $855,633         $861,421
Total liabilities..............................        755,290        755,290            755,290          755,290
Pro forma stockholders' equity.................         92,257         97,171            100,343          106,131
Pro forma consolidated net earnings............          1,332          1,385              1,380            1,442

Pro forma stockholders' equity per share.......         $16.48         $16.57             $15.23           $15.38
Pro forma consolidated net earnings per share..           0.26           0.26               0.23             0.23

Pro Forma Pricing Ratios:

         Offering price as a percentage of pro
            forma stockholders' equity per share         60.70%         60.36%             65.65%           65.01%
         Offering price to pro forma
            net earnings per share.............           9.69x          9.76x             11.00x           11.03x
         Offering price to assets..............           6.61%          6.88%              7.70%            8.01%
Pro Forma Financial Ratios:
   Return on assets............................           0.63%          0.65%              0.65%            0.67%
   Return on stockholders' equity..............           5.78           5.70               5.50             5.44
   Stockholders' equity to assets..............          10.89          11.40              11.73            12.32

                                                                                          At the Maximum,
                                                           At the Maximum                   as Adjusted
                                                  -----------------------------    --------------------------------
                                                       With            No               With              No
                                                    Foundation     Foundation        Foundation       Foundation
                                                  --------------  -------------    ---------------  ---------------
Estimated offering amount......................       $ 70,150       $ 79,350           $ 80,673         $ 91,253
Pro forma market capitalization................         75,762         79,350             87,126           91,253

Total assets...................................       $863,720       $870,380           $873,020         $880,684
Total liabilities..............................        755,290        755,290            755,290          755,290
Pro forma stockholders' equity.................        108,430        115,090            117,730          125,394
Pro forma consolidated net earnings............          1,429          1,499              1,483            1,565

Pro forma stockholders' equity per share.......         $14.31         $14.50             $13.51           $13.74
Pro forma consolidated net earnings per share..           0.20           0.21               0.19             0.19

Pro Forma Pricing Ratios:
         Offering price as a percentage of pro
            forma stockholders' equity per share         69.87%         68.95%             74.01%           72.77%
         Offering price to pro forma
            net earnings per share.............          12.23x         12.20x             13.54x           13.44x
         Offering price to assets..............           8.77%          9.12%              9.98%           10.36%
Pro Forma Financial Ratios:
   Return on assets............................           0.66%          0.69%              0.68%            0.71%
   Return on stockholders' equity..............           5.27           5.21               5.04             4.99
   Stockholders' equity to assets..............          12.55          13.22              13.49            14.24

              FIRST FEDERAL SAVINGS BANK OF AMERICA AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of the Bank and subsidiary for each of the years in the three fiscal year period ended March 31, 1996 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon is included elsewhere in this Prospectus. With respect to the information for the three months ended June 30, 1996 and 1995, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the three months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 1997. These Consolidated Statements of Income should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                         For the Three Months                        For the Year
                                                             Ended June 30,                          Ended March 31,
                                                       --------------------------    -----------------------------------------------

                                                          1996           1995            1996             1995             1994
                                                       -----------    -----------    -------------    ------------    --------------

                                                              (unaudited)
                                                                                      (In thousands)
Interest and dividend income:
    Loans .........................................       $13,295        $10,231          $43,757         $35,871           $31,767
    Investment securities .........................           358            346            1,519             837               645
    Mortgage-backed securities ....................           126             58              321             261               355
    Federal Home Loan Bank stock...................           106            117              447             518               439
                                                           ------         ------           ------          ------            ------
         Total interest income ....................        13,885         10,752           46,044          37,487            33,206
                                                           ------         ------           ------          ------            ------
Interest expense:
    Deposit accounts (note 7)......................         6,789          4,945           23,131          13,890            10,394
    Borrowed funds.................................         1,627          1,042            3,251           4,447             3,802
                                                           ------         ------           ------          ------            ------
         Total interest expense ...................         8,416          5,987           26,382          18,337            14,196
                                                           ------         ------           ------          ------            ------
         Net interest income before
            provision for loan losses..............         5,469          4,765           19,662          19,150            19,010
Provision for loan losses (note 4).................         1,000            475            2,626             653             1,035
                                                           ------         ------           ------          ------            ------
       Net interest income after
            provision for loan losses                       4,469          4,290           17,036          18,497            17,975
                                                           ------         ------           ------          ------            ------
Noninterest income:
    Loan servicing income  ........................           693            632            2,628           2,539             1,982
    Gain (loss) on sale of mortgage loans,
       net (note 5)................................            44           (196)            (841)         (1,879)            1,636
    Other income...................................           493            598            2,805           1,849               852
                                                           ------         ------           ------          ------            ------
            Total noninterest income ..............         1,230          1,034            4,592           2,509             4,470
                                                           ------         ------           ------          ------            ------
Noninterest expense:
    Compensation and employee benefits ............         2,075          1,768            7,366           7,108             7,235
    Office occupancy and equipment ................           420            342            1,504           1,285             1,262
    Advertising and business promotion ............           275            142              916             691               370
    Federal deposit insurance premiums ............           302            236            1,044             854               739
    Data processing ...............................           180            127              570             622               603
    Provision for accelerated prepayment ..........            --             --               --              --             1,006
    Other .........................................           595            471            2,272           1,633             1,575
                                                           ------         ------          -------         -------           -------
         Total noninterest expense ................         3,847          3,086           13,672          12,193            12,790
                                                           ------         ------          -------         -------           -------
         Income before income tax
            expense and cumulative effect
            of change in accounting for
            income taxes ..........................         1,852          2,238            7,956           8,813             9,655
Income tax expense (note 11) ......................           781            943            3,353           3,852             4,235
                                                           ------         ------           ------          ------            ------
         Net income before cumulative
           effect of change in accounting
           for income taxes........................         1,071          1,295            4,603           4,961             5,420
Cumulative effect of change in accounting
    for income taxes...............................            --             --               --              --             1,495
                                                           ------         ------          -------         -------           -------
Net income.........................................        $1,071         $1,295          $ 4,603         $ 4,961           $ 6,915
                                                           ======         ======          =======         =======           =======


See accompanying notes to Consolidated Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

       The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses, loan sale activities and loan servicing. The Bank's noninterest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, federal deposit insurance premiums, data processing, advertising and business promotion and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. See "Regulation" for a discussion of the regulatory changes resulting from the Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the impact of such changes on the Bank. Future changes in applicable law, regulations or government policies may materially impact the Bank.

MANAGEMENT STRATEGY

       In recent years, the Bank's operating strategy has consisted of maintaining profitability and managing its interest rate risk primarily by emphasizing its one- to four-family mortgage banking operations whereby it originates longer term fixed-rate one- to four-family loans for sale, generally on a servicing retained basis, and originates shorter term fixed-rate and adjustable-rate one- to four-family loans for investment. The Bank has also focused on a growth strategy which has attempted to broaden the Bank's franchise and its lending and deposit base by expanding its operations through the establishment of de novo branch offices and loan origination centers in and around Southeastern Massachusetts and Rhode Island, the utilization of loan correspondents throughout New England to originate one- to four-family loans and increased emphasis on its consumer, commercial and commercial real estate lending activities. The Bank's current operating strategy consists primarily of:
(1) enhancing net income by building its loan servicing portfolio and controlling interest rate risk by retaining shorter-term and adjustable-rate loans and generally selling all longer-term, fixed-rate one- to four-family loans on a servicing retained basis; (2) investing funds, not utilized for investment in loans primarily in shorter-term U.S Government obligations and, to a lesser extent, adjustable-rate mortgage-backed securities; (3) placing increased emphasis on attracting commercial deposits, including business checking and money market accounts, and increasing its commercial lending activity by focusing its marketing to smaller businesses operating in the Bank's primary market area and through the restructuring of its commercial and commercial real estate lending division by hiring commercial business personnel with experience in commercial lending in the Bank's primary market area; (4) focusing on increasing its loan and deposit market share and the retention of existing deposit accounts by offering competitive rates on its deposit and loan products and opening new branch offices in and around its primary market area; and (5) maintaining a low expense ratio by efficiently utilizing personnel and banking and loan facilities to service its customers.

MANAGEMENT OF INTEREST RATE RISK

       The principal objective of the Bank's interest rate risk management function is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Board of Directors' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank's Board of Directors has established an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets on a monthly basis and reports trends and interest rate risk position to the Board of Directors on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors-Potential Impact of Changes in Interest Rates."

     In recent years, the Bank has primarily utilized the following strategies to manage interest rate risk: (1) emphasizing the origination and retention of adjustable-rate and shorter-term fixed-rate, one- to four-family mortgage loans;
(2) selling in the secondary market longer-term, fixed-rate mortgage loans originated while generally retaining the servicing rights on such loans; (3) primarily investing in short-term U.S. Government securities or mortgage-backed securities with adjustable interest rates; and (4) attempting to reduce the overall interest rate sensitivity of liabilities by emphasizing longer-term deposits and utilizing FHLB advances to replace rate sensitive deposits.

     Gap Analysis. The matching of assets and liabilities may be analyzed by
     ------------
examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At June 30, 1996, the Bank's cumulative interest rate gap (which is the difference between the amount of interest-earning assets maturing or repricing within one year) as a percentage of total assets, was a negative 17.70%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets as compared to an institution with a positive gap position which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap would tend to have its interest-bearing liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1996, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at June 30, 1996, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. Annual prepayment rates for adjustable-rate and fixed-rate one- to four-family and multi-family mortgage loans are assumed to range from 5.82% to 14.34% and 6.18% to 15.78%, respectively. The annual prepayment rate for mortgage-backed securities is assumed to be 5.16. Money market deposit accounts, savings accounts and negotiable order of withdrawal ("NOW") accounts are assumed to have annual decay rates of 67.7%, 2.4% and 3.4%, respectively. See "Business of the Bank - Lending Activities," "- Investment Activities" and "- Sources of Funds."



                                                          3           More than        More than      More than        More than
                                                        Months       3 Months to      6 Months to     1 Year to        3 Years to
                                                       or Less        6 Months          1 Year         3 Years          5 Years
                                                      ----------   ---------------   -------------   ------------     ------------
                                                                                                    (Dollars in thousands)

Interest-earning assets:
Investment securities .............................  $    4,773    $   2,000          $   5,996        $   9,491        $       -
Loans receivable (1) ..............................     106,004       50,468             85,374          159,136          146,535
Mortgage-backed securities.........................          96           93                183              687            4,413
Stock in FHLB-Boston...............................       6,967            -                  -                -               -
                                                        --------    --------          ---------        ---------        ---------
         Total interest-earning assets.............     117,840       52,561             91,553          169,314          150,948
                                                        --------    --------          ---------        ---------        ---------

Interest-bearing liabilities:
Money market accounts..............................       3,445        3,011              4,929           10,501            3,567
Savings accounts...................................         470        2,098                927            3,600            3,435
NOW accounts.......................................         324          320                633            2,429            2,272
Certificate accounts...............................      93,263       79,727             76,705           70,206           14,380
IRA and KEOGH accounts.............................      16,521       11,370             20,806           16,984            9,654
FHLB advances......................................      74,516        5,000             10,000           39,083            8,000
                                                        --------    --------          ---------         --------        ---------
         Total interest-bearing liabilities........     188,539      101,526            114,000          142,803           41,308
                                                        -------     --------          ---------         --------        ---------

Interest-earning assets less interest-bearing
     liabilities...................................    $(70,699)     (48,965)           (22,447)       $  26,511       $  109,640
                                                       ========     ========          =========        =========        =========

Cumulative interest-rate sensitivity gap...........    $(70,699)   $(119,664)         $(142,111)       $(115,600)      $   (5,960)
                                                       ========     ========          =========        =========        =========
Cumulative interest-rate gap as a percentage
     of total assets at June 30, 1996..............       (8.81)%     (14.90)%           (17.70)%         (14.40)%         (0.74)%
Cumulative interest rate gap as a percentage
     of total interest-earning assets at
     June 30, 1996.................................       (9.13)%     (15.45)%           (18.35)%         (14.92)%         (0.77)%
Cumulative interest-earning assets as a percentage
     of cumulative interest-bearing liabilities at
     June 30, 1996.................................       62.50%       58.75%             64.83%           78.86%          98.99%


                                                               More
                                                               Than          Total
                                                             5 Years         Amount
                                                           ------------  --------------
Interest-earning assets:

Investment securities .............................          $       -       $  22,260
Loans receivable (1) ..............................            190,747         738,264
Mortgage-backed securities.........................              1,666           7,138
Stock in FHLB-Boston...............................                  -           6,967
                                                             ---------       ---------
         Total interest-earning assets.............            192,413         774,629
                                                              --------       ---------

Interest-bearing liabilities:
Money market accounts..............................              1,833          27,286
Savings accounts...................................             71,193          81,723
NOW accounts.......................................             32,847          38,825
Certificate accounts...............................                  -         334,281
IRA and KEOGH accounts.............................                  -          75,335
FHLB advances......................................                 49         136,648
                                                              --------       ---------
         Total interest-bearing liabilities........            105,922         694,098
                                                               -------       ---------

Interest-earning assets less interest-bearing
     liabilities...................................           $ 86,491       $  80,531
                                                              ========       =========

Cumulative interest-rate sensitivity gap...........            $80,531
                                                               =======
Cumulative interest-rate gap as a percentage
     of total assets at June 30, 1996..............             10.03%
Cumulative interest rate gap as a percentage
     of total interest-earning assets at
     June 30, 1996.................................             10.40%
Cumulative interest-earning assets as a percentage
     of cumulative interest-bearing liabilities at
     June 30, 1996.................................            111.60%







(1) Includes total loans receivable and mortgage loans held for sale, net of non-performing loans and undisbursed proceeds of construction mortgages in process.

     Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

     Net Portfolio Value. The Bank's interest rate sensitivity is monitored by management through the use of a model which internally generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OTS also produces a similar analysis using its own model, based upon data submitted on the Bank's quarterly Thrift Financial Reports, the results of which may vary from the Bank's internal model primarily due to differences in assumptions utilized between the Bank's internal model and the OTS model, including estimated loan prepayment rates, reinvestment rates and deposit decay rates. See "Regulation - Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of June 30, 1996, as calculated by the OTS.





                                                                          NPV as % of Portfolio
                                      Net Portfolio Value                    Value of Assets
   Change in                ----------------------------------------   ---------------------------
  Interest Rates                                              %            NPV             %
  In Basis Points
   (Rate Shock)                Amount       $ Change       Change         Ratio       Change (1)
- -------------------------   ------------   -----------   -----------   -----------   -------------
                                                    (Dollars in thousands)
      400                     $18,926      $(61,722)         (77)%         2.48%         (7.2)%
      300                      35,394       (45,255)         (56)          4.53          (5.1)
      200                      51,881       (28,768)         (36)          6.48          (3.2)
      100                      67,594       (13,055)         (16)          8.25          (1.4)
   Static                      80,649             -            -           9.64            -
     (100)                     89,515         8,866           11          10.54           0.9
     (200)                     91,451        10,802           13          10.69           1.1
     (300)                     88,566         7,917           10          10.33           0.7
     (400)                     86,806         6,157            8          10.08           0.4

- ----------------------
(1) Based on the portfolio value of the Bank's assets assuming no change in interest rates.

     As is the case with the GAP Table, certain shortcoming are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV requires the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities.

Accordingly, although the NPV measurements and net interest income models provide an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

AVERAGE BALANCE SHEET

     The following table sets forth certain information relating to the Bank at and for the three months ended June 30, 1996 and 1995 and for the years ended March 31, 1996, 1995 and 1994. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown except where noted otherwise and reflect annualized yields and costs. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The yields and costs include fees which are considered adjustments to yields.

                                                                                             For the Three Months Ended June 30,
                                                                                               -------------------------------
                                                                       At June 30, 1996                       1996
                                                                  ---------------------------  -------------------------------
                                                                                    Yield/         Average
                                                                     Balance         Cost          Balance        Interest
                                                                  -------------  ------------  ---------------  ------------
                                                                                    (Dollars in thousands)

Assets:
    Interest-earning assets:
       Loans receivable, net and mortgage loans held for sale(1)     $733,931         7.41%         $695,716       $13,295
       Investment securities(2)................................        29,227         6.12            29,813           464
       Mortgage-backed securities..............................         7,138         7.05             7,199           126
                                                                     --------         ----          --------       -------
          Total interest-earning assets........................       770,296         7.36           732,728        13,885
                                                                                      ----                         -------
       Noninterest-earning assets..............................        32,515                         31,002
                                                                     --------                       --------
          Total assets.........................................      $802,811                       $763,730
                                                                     ========                       ========
Liabilities and Retained Earnings:
    Interest-bearing liabilities:
       Money market accounts...................................       $27,286         2.83           $28,752           206
       Savings accounts........................................        81,723         2.50            80,301           499
       NOW accounts............................................        38,825         1.98            37,363           181
       Certificate accounts....................................       409,616         5.90           402,075         5,903
                                                                      -------         ----          --------        ------
          Total................................................       557,450         4.98           548,491         6,789
       FHLB advances ..........................................       136,648         5.77           108,671         1,627
                                                                     --------         ----          --------        ------
          Total interest-bearing liabilities...................       694,098         5.13           657,162         8,416
                                                                                      ----                          ------
    Non-interest-bearing liabilities(3)........................        61,192                         59,612
                                                                     --------                       --------
          Total liabilities....................................       755,290                        716,774
                                                                     --------                       --------
    Retained earnings..........................................        47,521                         46,956
                                                                     --------                       --------
       Total liabilities and retained earnings.................      $802,811                       $763,730
                                                                     ========                       ========
    Net interest rate spread(4)................................                       2.23%                        $ 5,469
                                                                                      ====                         =======
    Net interest margin(5).....................................

    Ratio of interest-earning assets to
       interest-bearing liabilities............................        110.98%                        111.50%
                                                                       ======                         ======
                                                                                 For the Three Months Ended June 30,
                                                                      --------------------------------------------------------
                                                                         1996                          1995
                                                                      ------------  ------------------------------------------
                                                                        Average                                     Average
                                                                         Yield/        Average                      Yield/
                                                                          Cost         Balance       Interest        Cost
                                                                      ------------  --------------  ----------   -------------
                                                                                      (Dollars in thousands)
Assets:
    Interest-earning assets:
       Loans receivable, net and mortgage loans held for sale(1)           7.66%        $507,848      $10,231          8.08%
       Investment securities(2)................................            6.24           28,616          463          6.49
       Mortgage-backed securities..............................            7.02            2,679           58          8.68
                                                                           ----         --------      -------          ----
          Total interest-earning assets........................            7.60          539,143       10,752          8.00
                                                                           ----                       -------          ----
       Noninterest-earning assets..............................                           24,204
                                                                                        --------
          Total assets.........................................                         $563,347
                                                                                       =========
Liabilities and Retained Earnings:
    Interest-bearing liabilities:
       Money market accounts...................................            2.87          $26,876          192          2.87
       Savings accounts........................................            2.49           75,918          472          2.49
       NOW accounts............................................            1.94           26,998          133          1.98
       Certificate accounts....................................            5.89          289,692        4,148          5.74
                                                                           ----          -------      -------          ----
          Total................................................            4.96          419,484        4,945          4.73
       FHLB advances ..........................................            6.01           60,520        1,042          6.91
                                                                           ----         --------      -------          ----
          Total interest-bearing liabilities...................            5.14          480,004        5,987          5.00
                                                                           ----                       -------          ----
    Non-interest-bearing liabilities(3)........................                           40,969
                                                                                       ---------
          Total liabilities....................................                          520,973
                                                                                        --------
    Retained earnings..........................................                           42,374
                                                                                       ---------
       Total liabilities and retained earnings.................                         $563,347
                                                                                        ========
    Net interest rate spread(4)................................            2.46%                       $4,765          3.00%
                                                                           ====                        ======          ====
    Net interest margin(5).....................................            2.99%                                       3.54%
                                                                           ====                                        ====
    Ratio of interest-earning assets to
       interest-bearing liabilities............................                           112.32%
                                                                                          ======

- ----------------------------
(1) Amount is net of deferred loan origination costs, undisbursed proceeds of construction mortgages in process, allowance for loan losses and includes non-performing loans.
(2) Includes investment securities available for sale and held to maturity and stock in FHLB-Boston.
(3) Consists primarily of business checking accounts.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earnings assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                                                For the Years Ended March 31,
                                                                  ------------------------------------------------------------------
                                                                                   1996                                      1995
                                                                  --------------------------------------  --------------------------
                                                                                              Average
                                                                    Average                    Yield/        Average
                                                                    Balance     Interest        Cost         Balance       Interest
                                                                  -----------  ----------   ------------  -------------- -----------
                                                                                                      (Dollars in thousands)
Assets:
    Interest-earning assets:
       Loans receivable, net and mortgage loans held for sale(1)   $548,558      $43,757       7.98%         $471,050        $35,871
       Investment securities(2)................................      30,808        1,966        6.38           21,922          1,355
       Mortgage-backed securities..............................       4,411          321        7.28            3,033            261
                                                                   ---------     -------        ----        ---------        -------
          Total interest-earning assets........................     583,777       46,044        7.89          496,005         37,487
                                                                                 -------        ----                         -------
    Noninterest-earning assets.................................      25,570                                    23,146
                                                                   --------                                  --------
          Total assets.........................................    $609,347                                  $519,151
                                                                   ========                                 =========
Liabilities and Retained Earnings:
    Interest-bearing liabilities:
       Money market accounts...................................    $ 27,194          783        2.88        $  33,011            885
       Savings accounts........................................      76,511        1,915        2.50           81,525          2,037
       NOW accounts............................................      30,088          599        1.99           24,153            479
       Certificate accounts....................................     332,977       19,834        5.96          230,383         10,489
                                                                    -------      -------       -----         --------       --------
          Total................................................     466,770       23,131        4.96          369,072         13,890
       FHLB advances ..........................................      50,321        3,251        6.46           71,005          4,447
                                                                    -------      -------       -----          -------        -------
          Total interest-bearing liabilities...................     517,091       26,382        5.10          440,077         18,337
                                                                                 -------        ----                         -------
    Non-interest-bearing liabilities(3)........................      48,015                                    40,415
                                                                    -------                                   -------
          Total liabilities....................................     565,106                                   480,492
                                                                   --------                                  --------
    Retained earnings..........................................      44,241                                    38,659
                                                                   --------                                  --------
       Total liabilities and retained earnings.................    $609,347                                  $519,151
                                                                   ========                                  ========
    Net interest rate spread(4)................................                  $19,662       2.79%                         $19,150
                                                                                 =======       ====                          =======
    Net interest margin(5).....................................                                3.37%
                                                                                               ====
    Ratio of interest-earning assets to
       interest-bearing liabilities............................     112.90%                                   112.71%
                                                                    ======                                    ======

                                                                    ---------------------------------------------------------
                                                                                                       1994
                                                                    ----------------  ---------------------------------------
                                                                          Average                                   Average
                                                                          Yield/         Average                    Yield/
                                                                           Cost          Balance      Interest       Cost
                                                                    ----------------  -------------  -----------  -----------
Assets:
    Interest-earning assets:
       Loans receivable, net and mortgage loans held for sale(1)           7.62%         $413,512       $31,767     7.68%
       Investment securities(2)................................             6.18           17,785         1,084      6.10
       Mortgage-backed securities..............................             8.61            4,124           355      8.61
                                                                            ----         --------      --------      ----
          Total interest-earning assets........................             7.56          435,421        33,206      7.63
                                                                            ----                        -------      ----
    Noninterest-earning assets.................................                            23,498
                                                                                         --------
          Total assets.........................................                          $458,919
                                                                                         ========
Liabilities and Retained Earnings:
    Interest-bearing liabilities:
       Money market accounts...................................             2.68        $  32,728           749      2.29
       Savings accounts........................................             2.50           82,480         2,898      3.51
       NOW accounts............................................             1.98           21,799           370      1.70
       Certificate accounts....................................             4.55          170,741         6,377      3.73
                                                                           -----          -------       -------     -----
          Total................................................             3.76          307,748        10,394      3.38
       FHLB advances ..........................................             6.26           67,994         3,802      5.59
                                                                            ----         --------       -------      ----
          Total interest-bearing liabilities...................             4.17          375,742        14,196      3.78
                                                                            ----                        -------      ----
    Non-interest-bearing liabilities(3)........................                            49,469
                                                                                        ---------
          Total liabilities....................................                           425,211
                                                                                         --------
    Retained earnings..........................................                            33,708
                                                                                        ---------
       Total liabilities and retained earnings.................                          $458,919
                                                                                         ========
    Net interest rate spread(4)................................            3.39%                        $19,010     3.85%
                                                                           ====                         =======     ====
    Net interest margin(5).....................................            3.86%                                    4.37%
                                                                           ====                                     ====
    Ratio of interest-earning assets to
       interest-bearing liabilities............................                           115.88%
                                                                                          ======

(1) Amount is net of deferred loan origination costs, undisbursed proceeds of construction mortgages in process, allowance for loan losses and includes non-performing loans.
(2) Includes investment securities available for sale and held to maturity and stock in FHLB-Boston.
(3) Consists primarily of business checking accounts.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which
     --------------------
changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.

                                                       Three Months Ended                       Year Ended
                                                          June 30, 1996                       March 31, 1996
                                                           Compared to                          Compared to
                                                       Three Months Ended                       Year Ended
                                                          June 30, 1995                       March 31, 1995
                                                ---------------------------------    ---------------------------------
                                                Increase (Decrease)                  Increase (Decrease)
                                                      Due to                               Due to
                                                --------------------                 --------------------
                                                 Volume       Rate         Net        Volume       Rate         Net
                                                --------    --------    ---------    ---------   --------    ---------
                                                                            (In thousands)
Interest-earning assets:
    Investment securities..................     $    75    $   (74)     $      1      $   566     $    45     $   611
    Loans receivable, net and mortgage
       loans held for sale.................       6,427     (3,363)        3,064        6,127       1,759       7,886
    Mortgage-backed securities.............         140        (72)           68          105         (45)         60
                                                  -----      -----         -----        -----       -----       -----
       Total interest-earning assets.......       6,642     (3,509)        3,133        6,798       1,759       8,557
                                                  -----      -----         -----        -----       -----       -----

Interest-bearing liabilities:
    Money market accounts..................          14          -            14         (164)         62        (102)
    Savings accounts.......................          27          -            27         (122)          -        (122)
    NOW accounts...........................          66        (18)           48          118           2         120
    Certificate accounts...................       1,644        111         1,755        5,511       3,834       9,345
                                                  -----      -----         -----        -----       -----       -----
       Total...............................       1,751         93         1,844        5,343       3,898       9,241
    FHLB advances..........................       1,439       (854)          585       (1,334)        138      (1,196)
                                                  -----      -----         -----        -----       -----       -----
       Total interest-bearing liabilities..       3,190       (761)        2,429        4,009       4,036       8,045
                                                  -----      -----         -----        -----       -----       -----

Net change in net interest income..........      $3,452    $(2,748)         $704       $2,789     $(2,277)     $  512
                                                 ======    =======          ====       ======     =======      ======
                                                              Year Ended
                                                             March 31, 1995
                                                              Compared to
                                                              Year Ended
                                                             March 31, 1994
                                                 ------------------------------------
                                                  Increase (Decrease)
                                                        Due to
                                                 --------------------
                                                  Volume       Rate           Net
                                                 ---------   --------     -----------
                                                           (In thousands)
Interest-earning assets:
    Investment securities..................       $   257    $     14        $   271
    Loans receivable, net and mortgage
       loans held for sale.................         4,356        (252)         4,104
    Mortgage-backed securities.............           (94)          -            (94)
                                                    -----       -----          -----
       Total interest-earning assets.......         4,519        (238)         4,281
                                                    -----       -----          -----

Interest-bearing liabilities:
    Money market accounts..................             6         130            136
    Savings accounts.......................           (34)       (827)          (861)
    NOW accounts...........................            43          66            109
    Certificate accounts...................         2,524       1,588          4,112
                                                    -----       -----          -----
       Total...............................         2,539         957          3,496
    FHLB advances..........................           174         471            645
                                                      ---         ---            ---
       Total interest-bearing liabilities..         2,713       1,428          4,141
                                                    -----       -----          -----
Net change in net interest income..........        $1,806     $(1,666)        $  140
                                                   ======     =======         ======


COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1996 AND MARCH 31, 1996

         Total assets increased by $79.0 million, or 10.9%, from $723.8 million at March 31, 1996 to $802.8 million at June 30, 1996. The growth in assets is primarily attributable to a $89.8 million increase in loans receivable, net, which was offset, in part, by a $11.2 million decrease in mortgage loans held for sale. The increase in loans receivable, net primarily reflects an increase of $82.0 million in one- to four-family loans, $2.2 million of commercial real estate loans and $5.5 million of consumer loans. The increase in one- to four-family loans held for investment reflects increased loan origination activity due to favorable market interest rates in early 1996, which resulted in increased loan closings in the three months ended June 30, 1996, and management's determination to increase the level of its interest-earning assets by retaining for its portfolio fixed-rate one- to four-family loans with maturities of up to 15 years. Timing differences accounted for the decrease in mortgage loans held for sale as origination volume levels influenced the outstanding balances at June 30, 1996 and March 31, 1996. Investment securities held to maturity decreased by $2.5 million due to $5 million in maturities of investment securities which exceeded purchases of $2.5 million. As a result, at June 30, 1996, the Bank's liquidity ratio was 5.15% as compared to the minimum regulatory liquidity ratio of 5.0%. The increase in assets was funded primarily by an increase in FHLB advances, which increased to $136.6 million at June 30, 1996 from $75.1 million at March 31, 1996. Funding for asset growth was also provided by a $16.8 million, or 2.9%, increase in deposits, which increased to $600.6 million at June 30, 1996 as compared to $583.8 million at March 31, 1996, primarily due to an increase in certificate of deposit accounts which increased from $392.0 million at March 31, 1996 to $409.6 million at June 30, 1996. Retained earnings at June 30, 1996 totalled $47.5 million, or 5.92% of assets, as compared to $46.4 million, or 6.41% of assets, at March 31, 1996.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1996 AND MARCH 31, 1995

         Total assets increased by $163.8 million, or 29.2%, from $560.0 million at March 31, 1995 to $723.8 million at March 31, 1996. The growth in assets is primarily attributable to a $137.6 million increase in loans receivable, net and a $10.9 million increase in mortgage loans held for sale. Cash on hand and due from banks, investment securities available for sale and investment securities held to maturity increased by a total of $6.6 million from $31.4 million at March 31, 1995 to $38.0 million at March 31, 1996. The $137.6 million increase in loans receivable, net was primarily attributable to the increased balances of one- to four-family mortgage loans, primarily consisting of shorter term fixed-rate loans, which reflects management's determination to retain fixed-rate one- to four-family loans with maturities of 15 years or less. The increase was also attributable to increased loan origination volume in fiscal 1996 due to favorable market interest rates. As a result, the Bank's portfolio of fixed-rate residential mortgage loans and construction and land loans increased by $112.2 million between March 31, 1995 and March 31, 1996 while adjustable-rate residential mortgage loans and construction and land loans increased by $12.4 million during the same period. The declining interest rate environment during most of 1995 and the beginning of 1996 resulted in increased originations of fixed-rate loans while demand for adjustable-rate loans diminished. Market interest rates began declining at the beginning of fiscal year 1996 and continued to decline until the middle of the last quarter of the fiscal year ended March 31, 1996. The mortgage-backed securities portfolio increased by $4.5 million, from a balance of $2.7 million at March 31, 1995 to a balance of $7.2 million at March 31, 1996 primarily due to a $5.0 million purchase of an adjustable-rate mortgage-backed security. The growth in assets was funded primarily by deposits which increased by $143.6 million, or 32.6%, to $583.8 million at March 31, 1996 as compared to $440.1 million as of March 31, 1995 due primarily to the favorable impact of the Bank's continuing expansion strategy and competitive pricing strategy to attract new deposit accounts. Deposit growth occurred primarily in higher cost certificate of deposit accounts which increased from $280.5 million at March 31, 1995, or 54.1% of total liabilities, to $392.0 million at March 31, 1996, or 57.9% of total liabilities. FHLB advances, which increased by $8.5 million to $75.1 million at March 31, 1996 as compared to

$66.6 million at March 31, 1995, also funded asset growth. Retained earnings at March 31, 1996 totalled $46.4 million, or 6.41% of total assets, compared to $41.7 million, or 7.45%, at March 31, 1995.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1995

GENERAL

         The Bank's net income for the three months ended June 30, 1996 was $1.1 million compared to $1.3 million for the three months ended June 30, 1995. The decline of $224,000, or 17.3%, in net income was primarily due to increased noninterest expense, which increased due to higher office occupancy and equipment expense, advertising and business promotion expense and compensation and employee benefits costs associated with to the Bank's branch office expansion, and an increased provision for loan losses. The increased expense items offset higher net interest income and higher noninterest income.

INTEREST INCOME

         Interest income for the three months ended June 30, 1996 was $13.9 million as compared to $10.8 million for the same period in 1995, an increase of $3.1 million, or 29.1%. The increase in interest income was primarily the result of an increase in the average balance of interest-earning assets of $193.6 million, or 35.9%, from $539.1 million for the three months ended June 30, 1995 to $732.7 million for the same period in 1996. The increase in average interest-earning assets was primarily the result of a $187.9 million increase in the average balance of loans receivable, net, and mortgage loans held for sale. The increase in the average balance of loans receivable, net, was due primarily to increased one- to four-family loan origination activity resulting in a corresponding increase in the retention of adjustable-rate and shorter term fixed-rate one- to four-family loans. The effect of higher average balances in interest-earning assets resulted in a total increase of $6.6 million in interest income but was offset, in part, by lower average yields on interest-earning assets. The average yield on interest-earning assets decreased to 7.60% during the three months ended June 30, 1996 as compared to an average yield of 8.00% for the three month period ended June 30, 1995. The decreased yield in interest-earning assets resulted in a decrease in interest income of $3.5 million during the three months ended June 30, 1996 as compared to the same period in 1995. Market interest rates generally declined during the three months ended June 30, 1996, and as a result, the index rates used for adjustments on the Bank's adjustable-rate one- to four-family loans caused an overall decrease in the average yield of such portfolio during the months ended June 30, 1996. The average yield on loans receivable decreased from 8.08% for the three months ended June 30, 1995 to 7.66% for the three months ended June 30, 1996. The average yield on investment securities decreased from 6.49% for the three months ended June 30, 1995 to 6.24% for the three months ended June 30, 1996 due to the lower market interest rates.

INTEREST EXPENSE

         Interest expense for the three months ended June 30, 1996 was $8.4 million compared to $6.0 million for the three months ended June 30, 1995, an increase of $2.4 million, or 40.6%. The increase in interest expense was primarily due to the $177.2 million, or 36.9%, increase in the average balance of interest-bearing liabilities from $480.0 million for the three month period ended June 30, 1995 as compared to $657.2 million for the same period in 1996 and an increase in the weighted average cost of interest-bearing liabilities from 5.00% to 5.14%. The increase in the average balance of interest-bearing liabilities resulted primarily from an increase in the average balance of total deposit accounts of $129.0 million, or 30.8%, primarily due to an increase in the average balance of certificate accounts which increased by $112.4 million, or 38.8%. Certificate accounts increased as a result of the competitive pricing of such deposit accounts to attract such deposit accounts and the effect of the Bank's opening of two new branch offices. The increase in the average balance of higher cost certificate accounts was also the primary reason for the increase in the overall cost of deposits despite a lower interest rate environment in the three months ended June 30, 1996 as compared to the same period in 1995, which resulted in interest expense on deposits increasing by $1.8 million, or 37.3%, from $4.9 million for the three months ended June 30, 1995 to $6.8 million for the same period in 1996. The average balance of FHLB advances increased by $48.2 million resulting in interest expense on average FHLB advances increasing $585,000 from $1.0 million for the three months ended June 30, 1995 to $1.6 million for the same period in 1996.

NET INTEREST INCOME

         Net interest income before the provision for loan losses increased by $704,000, or 14.8%, as the increase in the average balance of the Bank's interest-earning assets offset a decrease in the Bank's net interest rate spread, from 3.00% for the three months ended June 30, 1995 to 2.46% for the same period in 1996. The decrease in the net interest rate spread was due primarily to an increase in the average balance of higher cost certificate accounts. This resulted in the Bank's net interest margin decreasing from 3.54% for the three months ended June 30, 1995 to 2.99% for the same period in 1996.

PROVISION FOR LOAN LOSSES

         The Bank's provision for loan losses amounted to $1.0 million for the three months ended June 30, 1996, as compared to a provision of $475,000 for the three months ended June 30, 1995. The increase in the provision for loan losses resulted from management's review and evaluation of the loan portfolio and the reclassification of one commercial real estate loan to Doubtful at June 30, 1996. In particular, management considered the overall increase in the balance of its loan portfolio as well as an increase in higher risk commercial and commercial real estate loans. As a result of the increased provision, the Bank's ratio of loan loss allowance to loans remained relatively stable, declining from 0.92% at June 30, 1995 compared to 0.88% at June 30, 1996. The Bank establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate based upon management's assessment of the risk inherent in its loan portfolio in light of current economic conditions, actual loss experience, industry trends and other factors which may affect the real estate values in the Bank's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgments which differ from those of management. While management of the Bank believes that the allowance for loan losses is sufficient based on information currently available to it at this time, no assurances can be made that future events, conditions or regulatory directives will not result in increased provisions for loan losses or additions to the Bank's allowance for loan losses which may adversely affect net income. See "Business of the Bank - Lending Activities - Delinquencies and Classified Assets" and "- Allowance for Loan Losses."

NONINTEREST INCOME

         Total noninterest income for the three months ended June 30, 1996 increased $196,000, or 19.0%, to $1.2 million as compared to noninterest income of $1.0 million for the three months ended June 30, 1995. The primary reasons for the improvement were the reporting of a gain of $44,000 on the sale of loans during the three months ended June 30, 1996 as compared to a loss on the sale of loans of $196,000 in the comparable period in 1995 and due to the recovery of unrealized losses on mortgage loans held for sale. The gain on the sale of mortgage loans for the three months ended June 30, 1996 benefited from the adoption of SFAS No. 122, "Accounting for Mortgage Servicing Rights," on April 1, 1996, which resulted in the inclusion in income of $261,000, reflecting the recognition of loan servicing rights. Loan servicing income increased by $61,000 to $693,000 for the three months ended June 30, 1996 from

$632,000 for the same period in 1995; the balances of loans serviced for others at June 30, 1996 and June 30, 1995 were $1.1 billion and $1.0 billion, respectively. Other noninterest income for the three months ended June 30, 1996 decreased to $493,000 from $598,000 for the three months ended June 30, 1995. This decline in other noninterest income reflected the reversal in the June 1995 period of a reserve that management had established in fiscal 1994 pertaining to the Bank's reconciliation of certain loans being serviced for others; such reserve was subsequently determined not to be needed and the previously established reserve was recovered.

NONINTEREST EXPENSE

         Total noninterest expense increased by $761,000, or 24.7%, from $3.1 million for the three months ended June 30, 1995 to $3.8 million for the same period in 1996. The increase was primarily due to increased compensation and employee benefits expense, increased office occupancy and equipment expense and increased advertising and business promotion expense, all of which corresponded to the Bank's franchise expansion strategy whereby it added two new branch facilities from June 30, 1995 to June 30, 1996, and increased the number of personnel by a total of 37. Compensation and employee benefits expense increased by 17.4% from $1.8 million during the three months ended June 30, 1995 to $2.1 million for the comparable period in 1996 and office occupancy and equipment expense and advertising and business promotion expense increased by 22.8% and 93.7%, respectively, in the three month period ended June 30, 1996 versus the three month period ended June 30, 1995 due to the significant advertising and promotion, additional staffing and ongoing subsequent operation of two new branch offices located in East Providence and Pawtucket, Rhode Island. Noninterest expense also increased due to increased federal deposit insurance premiums, which increased by 28.0% from $236,000 during the three months ended June 30, 1995 to $302,000 for the comparable period in 1996 primarily due to the higher average deposit balances during the three months ended June 30, 1996. The Bank continues to qualify for the lowest cost FDIC assessment risk classification for its particular portion of the financial services industry
(SAIF) thereby continuing to pay FDIC insurance premiums on insured deposits at a rate of 23 basis points. Data processing expense increased by $53,000, or 41.7%, to $180,000 for the three months ended June 30, 1996 from $127,000 during the comparable period in 1995 and other expense increased by $124,000, or 26.3%, to $595,000 for the three months ended June 30, 1996 from $471,000 during the comparable period in 1995. Both of these increases are attributable to increases in operational costs as a result of the significant growth in the number of customers between the comparable periods and the necessary operational support and servicing of them. The Bank intends to open additional branch offices in 1996 and 1997 and anticipates the completion of a new administrative facility in 1997, which will result in further increases in the Bank's noninterest expense in the future and on an ongoing basis. See "Risk Factors - Increase in Noninterest Expense and Expansion Strategy."

INCOME TAXES

         Income tax expense was $781,000 for the three months ended June 30, 1996 (resulting in an effective tax rate of 42.2%), compared to $943,000 for the three months ended June 30, 1995 (resulting in an effective tax rate of 42.1%). The decrease in income tax expense was due to lower pre-tax income.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1996 AND MARCH 31, 1995

GENERAL

         Net income for the fiscal year ended March 31, 1996 decreased by $358,000, or 7.2%, from $5.0 million for the year ended March 31, 1995 to $4.6 million for the year ended March 31, 1996. The decrease was primarily attributable to a higher provision for loan losses in fiscal 1996 and an increase in noninterest expenses which were partially offset by higher noninterest income resulting from reduced losses on the sale of mortgage loans, net, an increase in other income, an increase in net interest income and reduced income tax expense.

INTEREST INCOME

         Total interest income for the fiscal year ended March 31, 1996 increased by $8.6 million to $46.0 million as compared to $37.5 million for fiscal 1995. The increase in interest income for fiscal 1996 was primarily attributable to increased average balances of interest-earning assets, primarily due to an increase in the average balance of loans, which increased by $77.5 million, or 16.5%, from $471.1 million for fiscal 1995 to $548.6 million for fiscal 1996. The increase in loans receivable primarily reflects increased one- to four-family loan originations and the Bank's determination to retain fixed-rate one- to four-family loans with terms of 15 years or less which it generally originates for sale. As a result, interest income on loans increased by $7.9 million to $43.8 million, or 22.0%, for fiscal 1996 as compared to $35.9 million for fiscal 1995. The increase in interest income was also the result of higher average yields on interest-earning assets which increased from 7.56% for fiscal 1995 to 7.89% for fiscal 1996 due to the retention of fixed-rate one- to four-family loans which generally bear higher rates than adjustable-rate loans. Interest income on investment and mortgage-backed securities also increased by $671,000 due to increased average balances.

INTEREST EXPENSE

         Interest expense increased by $8.0 million, or 43.9%, for fiscal 1996 to $26.4 million as compared to $18.3 million for fiscal 1995 primarily due to increased average balances of deposit accounts resulting from the growth in the Bank's certificate accounts. The growth in higher cost certificate accounts resulted in an increase of $9.2 million, or 66.5%, in interest expense on deposit accounts. The Bank's competitive deposit pricing strategy resulted in an increase in the average cost of deposits of 120 basis points from an average cost of 3.76% for fiscal 1995 to an average cost of 4.96% for fiscal 1996. Average balances increased by $97.7 million from an average balance of $369.1 million for the year ended March 31, 1995 to an average balance of $466.8 million for the year ended March 31,1996. The increase in interest expense on deposits was offset partially by a decrease in interest expense on FHLB advances of $1.2 million, or 26.9%, due to a decrease in the average balance of FHLB advances from $71.0 million for fiscal 1995 to $50.3 million for fiscal 1996. Interest expense on FHLB advances decreased despite an increase in the average cost of FHLB advances of 20 basis points, from 6.26% for fiscal 1995 to 6.46% for fiscal 1996.

NET INTEREST INCOME

         Net interest income before provision for loan losses increased by $512,000, or 2.7%, from $19.2 million to $19.7 million for fiscal 1996. Net interest income increased despite a decrease in the net interest spread which decreased from 3.39% for fiscal 1995 to 2.79% for fiscal 1996. The decrease in the net interest spread was due primarily to increased average balance of higher cost certificate accounts and the Bank's competitive pricing strategy to attract and retain certain certificate of deposit accounts. The net interest margin for fiscal 1996 decreased to 3.37% from 3.86% for fiscal 1995 primarily due to the increase in the average cost of certificate accounts. The impact of the reduced net interest margin was offset by average balance increase in fiscal 1996 versus fiscal 1995 and, as a result, net interest income improved for fiscal 1996 versus fiscal 1995.

PROVISION FOR LOAN LOSSES

         The Bank's provision for loan losses amounted to $2.6 million for the year ended March 31,1996, as compared to a provision of $653,000 for the year ended March 31, 1995. The increase in the provision for loan losses was due primarily to management's review and evaluation of the loan portfolio and increased chargeoff activity. In particular, management considered the increase in loan chargeoffs which increased from $400,000 to $1.3 million primarily due to the chargeoff of one commercial real estate loan. As a result, the Bank's allowance for loan losses to loans at March 31, 1996 was 0.87% as compared to 0.84% at March 31, 1995.

NONINTEREST INCOME

         Total noninterest income increased by $2.1 million, or 83.0%, from $2.5 million for fiscal 1995 to $4.6 million for fiscal 1996. The increase was primarily attributable to a $1.0 million reduction in losses on the sale of mortgage loans, which decreased from a $1.9 million loss for fiscal 1995 to an $841,000 loss for fiscal 1996, as well as an increase in other income of $1.0 million which increased from $1.8 million for fiscal 1995 to $2.8 million for fiscal 1996. The decrease in losses on the sale of mortgage loans in fiscal 1996 was primarily due to a less volatile market interest rate environment in fiscal 1996 and the amount of the Bank's sales of loans which were not hedged by forward loan sale commitments during fiscal 1995. During the year ended 1996, the Bank maintained a higher ratio of loans for sale hedged with forward sale commitments than in the previous fiscal year. The $1.0 million increase in other income was composed primarily of an $813,000 benefit due to the reversal in the fiscal 1996 period of a reserve that management had established in fiscal 1994 pertaining to the Bank's reconciliation of certain loans serviced for others; such reserve was subsequently determined not to be needed and the previously established reserve was recovered.

NONINTEREST EXPENSE

         Total noninterest expense for the year ended March 31, 1996 increased by $1.5 million, or 12.1%, from $12.2 million for fiscal 1995 to $13.7 million for fiscal 1996. The increase of $1.5 million, or 12.1%, was in part attributable to an increase of $258,000, or 3.6%, in compensation and employee benefits expense, an increase of $219,000, or 17.0%, in office occupancy and equipment expense, an increase of $225,000, or 32.6%, in advertising and business promotion expense as well as a $190,000, or 22.2%, increase in federal deposit insurance premiums expense. The increase in compensation and employee benefits and office occupancy and equipment expenses was primarily due to increased personnel and facilities in connection with the Bank's expansion strategy and the opening of two new branch facilities in fiscal 1996. The increase in federal deposit insurance resulted from higher average balances of deposit accounts in fiscal 1996. Data processing expense decreased by $52,000 from $622,000 for fiscal 1995 to $570,000 for fiscal 1996 primarily due to contract adjustments negotiated with the Bank's service bureau. Other noninterest expense was $1.6 million for the year ended March 31, 1995 as compared to $2.3 million for the year ended March 31, 1996. The increase in other noninterest expense was primarily due to higher costs related to the servicing of higher balances or number of loan and deposit accounts.

INCOME TAXES

         Income tax expense was $3.4 million for the year ended March 31, 1996 (resulting in an effective tax rate of 42.1%), compared to $3.9 million in income tax expense for the year ended March 31, 1995 (resulting in an effective tax rate of 43.7%). The $499,000 decrease in income tax expense is due to decreased pre-tax income.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1995 AND MARCH 31, 1994

GENERAL

         Net income decreased by $2.0 million, or 28.3%, from $6.9 million for the year ended March 31, 1994 to $5.0 million for fiscal 1995. The decrease was primarily attributable to a $1.9 million loss on the sale of mortgage loans, net, for fiscal 1995 compared to a $1.6 million gain on the sale of mortgage loans, net, for fiscal 1994 as well as the recognition in fiscal 1994 of a $1.5 million tax benefit due to the cumulative effect of a change in accounting for income taxes. These events were offset, in part, by an increase in other income of $1.0 million in fiscal 1995 and the absence of a $1.0 million provision in fiscal 1994 which related to the acceleration of amortization of excess servicing of loans serviced for others caused by management's consideration of loan prepayment activity which occurred in fiscal 1994.

INTEREST INCOME

         Total interest income for the year ended March 31, 1995 increased $4.3 million, or 12.9%, to $37.5 million as compared to the $33.2 million for the year ended March 31, 1994. Interest income on loans increased by $4.1 million, or 12.9%, to $35.9 million in the year ended March 31, 1995 as compared to $31.8 million in the year ended March 31, 1994. The increase in interest income on loans was attributable to increased average balance of loans, primarily due to an increase in one- to four-family loans. The average balance of loans increased to $471.1 million for the year ended March 31, 1995 from $413.5 million for the year ended March 31, 1994. This balance increase was partially offset by a slight reduction in the average yield from 7.68% for fiscal 1994 to an average yield of 7.62% in fiscal 1995. Interest income on mortgage-backed securities decreased by $94,000 due to a lower average balance during fiscal 1995. While the average yield on mortgage-backed securities remained constant at 8.61% for each period, the average balance decreased from $4.1 million for fiscal 1994 to $3.0 million for fiscal 1995. Interest income on investment securities increased by $271,000 primarily due to an increase of $4.1 million in the average balance of investment securities.

INTEREST EXPENSE

         Interest expense increased by $4.1 million, or 29.2%, to $18.3 million for the fiscal year ended March 31, 1995 as compared to $14.2 million for fiscal 1994. Interest expense on deposit accounts increased by $3.5 million, or 33.6%, for fiscal 1995 due to an increase in both average balance and average cost of deposits. The average cost of deposits increased from 3.38% for fiscal 1994 to an average cost of deposits of 3.76% for fiscal 1995 primarily due to a higher interest rate environment in fiscal 1995 and an increased balance of higher cost certificate accounts and the Bank's competitive pricing of such deposit products. The average balance of deposit accounts increased by $61.4 million from an average balance of $307.7 million for fiscal 1994 to an average balance of $369.1 million for fiscal 1995. In addition to the increases in deposit interest expense, interest expense on FHLB advances increased from $3.8 million for fiscal 1994 to $4.4 million for fiscal 1995, an increase of $645,000 or 17.0% due to a higher average balance of FHLB advances. The average cost of FHLB advances increased by 67 basis points from an average of 5.59% for fiscal 1994 to 6.26% for fiscal 1995 due to the higher interest rate environment. The average balance of FHLB advances increased from an average balance of $68.0 million for fiscal 1994 to an average balance of $71.0 million for fiscal 1995. The increases in FHLB advances were primarily used to fund originations of adjustable-rate one- to four-family mortgage loans.

NET INTEREST INCOME

         Net interest income remained relatively stable increasing from $19.0 million for fiscal 1994 to $19.2 million for fiscal 1995. The Bank's net interest spread decreased from 3.85% for fiscal 1994 to 3.39% for fiscal 1995. The decrease in the net interest spread primarily resulted from an increase in the average balance of higher cost certificate accounts. The net interest margin for the year ended March 31, 1995 decreased to 3.86% from 4.37% for the year ended March 31, 1994.

PROVISION FOR LOAN LOSSES

         The Bank's provision for loan losses amounted $653,000 for the year ended March 31, 1995 as compared to a provision of $1.0 million for the year ended March 31, 1994. The decrease in the provision for loan losses was due primarily to management's consideration of decreased chargeoff activity and the reduction in nonperforming loans. Chargeoffs for fiscal 1995 totalled $400,000 as compared to $628,000 for fiscal 1994 and nonperforming loans decreased from $4.2 million, or 1.01% of loans, at March 31, 1994 to $3.0 million, or 0.60% of loans, at March 31, 1995. As a result, the Bank's allowance for loan losses to loans receivable, net was 0.84% at March 31, 1995 as compared to 0.95% at March 31, 1994.

NONINTEREST INCOME

         Total noninterest income was $2.5 million for the year ended March 31, 1995, a decrease from the $4.5 million for the year ended March 31, 1994. Loss on sale of mortgage loans from secondary market activity totalled $1.9 million for the year ended March 31, 1995 compared to gain on sale of loans which totalled $1.6 million for the year ended March 31, 1994. The difference between periods was attributable to a declining interest rate environment in 1994 as compared to a rising interest rate environment in 1995 which resulted in higher loan sale losses due to market pricing. Loan servicing income increased to $2.5 million for the year ended March 31, 1995 compared to $2.0 million for the year ended March 31, 1994 due to increased balances in loans serviced which was a result of the continued sale of loans in the secondary market with servicing retained. Other noninterest income for the year ended March 31, 1995 was $1.8 million compared to $852,000 for the year ended March 31, 1994 as a result of a reserve established in 1994 pertaining to the Bank's reconciliation of loans serviced for others and recognition of gains on sale of real estate owned and other service fee income increases in 1995.

NONINTEREST EXPENSE

         Total noninterest expense decreased $597,000, or 4.7%, to $12.2 million for the year ended March 31, 1995 from $12.8 million for the year ended March 31, 1994. Compensation and employee benefits decreased $127,000 to $7.1 million for the year ended March 31, 1995 compared to $7.2 million for the year ended March 31, 1994 due to reduced pension expenses and reduced cash bonuses in 1995. Advertising and business promotion increased $321,000 to $691,000 for the year ended March 31, 1995 from $370,000 for the year ended March 31, 1994 as the Bank began to more aggressively promote its expanding mortgage lending area and, in particular, promote the new banking office located in Seekonk, Massachusetts, which opened in June 1994. Federal deposit insurance premiums increased by $115,000, or 15.6%, for the year ended March 31, 1995 to $854,000 as compared to $739,000 for the year ended March 31, 1994 due primarily to increased deposit balances. Data processing and office occupancy and equipment both remained fairly stable for the years ended March 31, 1995 and March 31, 1994, increasing by 3.2% and 1.8%, respectively. In addition, the year ended March 31, 1994 included a $1.0 million provision to reduce the balance of previously capitalized excess servicing fees due to the accelerated prepayment of loans serviced for others as a result of the decreasing interest rate environment during 1994. There was no corresponding provision for accelerated prepayment for the year ended March 31, 1995.

INCOME TAXES

         Income tax expense was $3.9 million for the year ended March 31, 1995 (resulting in an effective tax rate of 43.7%), compared to $4.2 million for the year ended March 31, 1994 (resulting in an effective tax rate of 43.9%).

LIQUIDITY AND CAPITAL RESOURCES

         The Bank's primary sources of funds are deposits, principal and interest payments on loans, mortgage-backed and investment securities and FHLB advances. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Due to the success of the expansion of the Bank's branch network, as well as the Bank's competitive pricing strategy to attract and retain new deposit accounts, the Bank experienced strong deposit inflows over the past several years. Coupled with that growth, the Bank has grown in assets during the past several years as well. The Bank has continued to maintain the required levels of liquid assets as defined by OTS regulations. This requirement of the OTS, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's currently required liquidity ratio is 5%. At June 30, 1996 and 1995, the Bank's liquidity ratios were 5.15% and 7.17%, respectively, and at March 31, 1996, 1995, 1994, 1993 and 1992, the Bank's liquidity ratios were 6.31%, 6.67%, 5.53%,
7.78% and 6.89%, respectively. Management has attempted to maintain liquidity as close as possible to the minimum requirement so that it may invest any excess liquidity in higher yielding interest-earning assets or use such funds to repay FHLB advances.

         At June 30, 1996, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $47.1 million, or 5.87%, of total adjusted assets, which is above the required level of $12.0 million, or 1.5%; core capital of $47.1 million, or 5.87%, of total adjusted assets, which is above the required level of $24.1 million, or 3.0%; and risk-based capital of $52.7 million, or 11.58%, of risk- weighted assets, which is above the required level of $36.4 million, or 8.0%. See "Regulatory Capital Compliance."

         The Bank's most liquid assets are cash and investment securities. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At June 30, 1996, cash and investment securities totalled $36.1 million, or 4.5% of total assets.

         The Bank has other sources of liquidity if a need for additional funds arises, including FHLB advances. At June 30, 1996, the Bank had $136.6 million in advances outstanding from the FHLB, and at June 30, 1996, had an additional overall borrowing capacity from the FHLB of $303.3 million. During the six months ended December 31, 1995, the Bank used a strong growth in deposits as its primary source of funds for its increased level of loan originations, and for the six months ended June 30, 1996, the Bank used continued growth in savings and a strong increase in FHLB advances to continue to fund loan originations. The Bank expects to repay a portion of the increase in FHLB advances outstanding at June 30, 1996 with net Conversion proceeds. Depending on market conditions, the pricing of deposit products and FHLB advances, the Bank may continue to rely on FHLB borrowing to fund asset growth.

         At June 30, 1996, the Bank had commitments to originate loans and unused outstanding lines of credit and undisbursed proceeds of construction mortgages totalling $111.4 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificate accounts, including IRA and KEOGH accounts, which are scheduled to mature in less than one year from June 30, 1996, totalled $296.9 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.

IMPACT OF INFLATION AND CHANGING PRICES

         The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results generally in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

         Accounting for Long Lived Assets. In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" ("SFAS No. 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an institution be reviewed for impairment whenever events change and circumstances indicate the carrying amount of the asset may not be recoverable. This Statement became effective for the Bank on April 1, 1996. Adoption of this Statement did not have a material impact on the earnings or financial position of the Bank.

         Accounting for Stock-Based Compensation. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements may be adopted immediately and will apply to all transactions entered into in fiscal years that begin after December 15, 1995, however, disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion. The Bank has elected to continue to follow the APB Opinion 25 method upon adoption, but will provide pro forma disclosure as if the fair value method had been applied.

         Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996 the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with a pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and should be applied prospectively. Earlier or retroactive application of this Statement is not permitted. The Company has not yet determined the impact that this Statement will have on the Company's consolidated financial statements.


                             BUSINESS OF THE BANK

GENERAL

         The Bank's principal business has been and continues to be attracting retail deposits from the general public in the areas surrounding its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in adjustable-rate and shorter-term fixed-rate one- to four-family residential mortgage loans. Through its 12 branch offices and five loan origination offices, the Bank originates loans for investment and loans for sale in the secondary market, generally retaining the servicing rights to all loans sold. To a lesser extent, the Bank invests in multi-family, commercial real estate, construction and land, commercial and consumer loans. Loan sales are made from loans designated as being held for sale or originated for sale during the period. The Bank's revenues are derived principally from interest on its mortgage loans, and to a lesser extent, interest and dividends on its investment and mortgage-backed securities and loan servicing income. The Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed securities, FHLB advances and proceeds from the sale of loans.

MARKET AREA AND COMPETITION

         The Bank is a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities it serves. The Bank's deposit gathering is concentrated in the communities surrounding its twelve full service branch offices located in the Southeastern Massachusetts municipalities of Fall River, Attleboro, New Bedford, Seekonk, Somerset and Taunton and the Rhode Island municipalities of Pawtucket, East Providence and Warwick. The Bank also maintains loan origination centers in the municipalities of Yarmouth, Auburn, Agawam and Burlington, Massachusetts and East Greenwich, Rhode Island. The Bank primarily invests in loans secured by first or second mortgages on properties located in Southeastern Massachusetts and Rhode Island and, to a lesser extent, other areas of Massachusetts and Connecticut.

         The Bank's main office is located in Fall River, Massachusetts. Fall River is located in the Southeastern region of Massachusetts and is adjacent to Rhode Island. All of the Bank's twelve branch offices are located within 30 miles of Fall River. The Southeastern Massachusetts and Rhode Island suburbs are primarily low to middle income residential communities with individuals employed primarily in Fall River and New Bedford, Massachusetts and Providence, Rhode Island and areas along Interstates 195, 95 and 495 and Route 24.

         Southeastern New England has generally lagged behind the rest of the nation in coming out of the recession of the late 1980s and early 1990s. However, with the exception of the Fall River and New Bedford, Massachusetts areas, which continue to experience unemployment rates higher than the national average, over the past two years the regional economy in the Bank's primary market area has stabilized and begun to strengthen. Small businesses, service firms and tourism form the backbone of the region's economy. Cuts to the defense industry, changes in the costume jewelry industry and uncertainty in some high-tech areas conspired to dampen traditional areas of emphasis. The region is still represented by many well-known manufacturers, such as The Acushnet Company, Textron, American Power Conversion, Globe Manufacturing, Electric Boat and Hasbro. See "Risk Factors - Weakness in Regional and Local Economy."

         With the economic downturn experienced during the 1990s, the market value of many one- to four-family residences declined throughout the region. Loan demand diminished and competition for such loans increased. During and subsequent to the recession of the late 1980s and early 1990s, a number of bank closings and mergers also occurred. These events also served to raise regional unemployment. Except for the areas of Fall River and New Bedford, Massachusetts, which continue to experience the recessionary impact of the early 1990s, the region's economy now appears to be stable and a number of recent initiatives have been introduced. These initiatives include the proposed extension of the Greater Boston area's commuter rail line to both Fall River and New Bedford, Massachusetts and the construction of a third rail which would serve the industrial firms located in Rhode Island.

         The Bank faces significant competition both in generating loans and in attracting deposits. The Bank's primary market area is highly competitive and the Bank faces direct competition from a significant number of financial institutions, many with a state-wide or regional presence and, in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from savings, cooperative and commercial banks and credit unions, particularly in Fall River and New Bedford. In addition, the Bank faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. In the areas of Fall River and Rhode Island, the Bank has experienced significant competition from credit unions which have a competitive advantage as they do not pay state or federal income taxes. Such competitive advantage has placed increased pressure on the Bank with respect to its loan and deposit pricing. See "Risk Factors - Competitive Market Area."

         Since the mid 1980s, the Bank's operating strategy has been to emphasize controlled growth, build its loan servicing portfolio and loan servicing fee income, manage interest rate risk and increase its one- to four-family lending market share in its primary market area primarily through its mortgage banking activities whereby it generally retains all adjustable-rate one- to four-family mortgages and sells all longer-term fixed-rate one- to four-family loans in the secondary market on a servicing retained basis. In late 1993, the Bank began to focus more heavily on building its loan and deposit franchise and increasing its level of interest-earning assets and retail deposits. The Bank has focused upon expanding its franchise in its existing market area and other areas in Southeastern Massachusetts and Rhode Island through the establishment of de novo branch offices and new loan origination facilities. In this regard, since 1994, the Bank has opened four new branch offices in Seekonk, Massachusetts and East Providence, Pawtucket and Warwick, Rhode Island, one new loan origination office in Burlington, Massachusetts, and plans to open an additional branch office in New Bedford, Massachusetts in early 1997. The Bank also plans to open a new centralized administrative and operations center and branch office in late 1997 in Swansea, Massachusetts. See "- Subsidiary Activities" and "- Properties." Additionally, the Bank, pursuant to its expansion strategy, is currently seeking new branch sites and new loan origination center sites within its primary market area and in areas adjacent to its primary market area, including areas in the state of Connecticut.

LENDING ACTIVITIES

         Loan Portfolio Composition. The Bank's loan portfolio consists primarily of first mortgage loans secured by one- to four-family residences. At June 30, 1996, loans receivable, net totalled $727.4 million, of which $613.9 million were one- to four-family, residential mortgage loans, or 82.6% of the Bank's total loans receivable. At such date, the remainder of the loan portfolio consisted of: $4.8 million of multi-family residential loans, or 0.7% of total loans receivable; $25.6 million of commercial real estate loans, or 3.4% of total loans receivable; $26.8 million of construction and land loans, or 3.6% of total loans receivable; $15.1 million of commercial loans, or 2.0% of total loans receivable; and $57.4 million of consumer loans, or 7.7% of total loans receivable, consisting of $26.5 million of home equity lines of credit, $24.7 million of second mortgages and $6.1 million of other consumer loans. The Bank had $6.5 million of mortgage loans held for sale at June 30, 1996 consisting of one- to four-family fixed-rate mortgage loans. At that same date, 47.5% of the Bank's residential mortgage loans and construction and land loans, excluding mortgage loans held for sale, had adjustable interest rates, most of which are indexed to the one-year Constant Maturity Treasury ("CMT") Index.

         The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.


                                      At June 30,                                                                  At March 31,
                                -----------------------   --------------------------------------------------------------------------
                                         1996                     1996                     1995                       1994
                                -----------------------   --------------------  --------------------------  ------------------------
                                              Percent                 Percent                    Percent                    Percent
                                  Amount     of Total      Amount     of Total     Amount       of Total       Amount       of Total
                                ----------  -----------   ---------   --------  -------------  -----------  -------------  ---------
                                                                                                 (Dollars in thousands)
Mortgage Loans:
  Residential:
    One- to four-family......     $613,860       82.57%    $531,849     81.63%       $405,747       79.20%      $335,374      78.84%
    Multi-family.............        4,798        0.65        4,703      0.72           5,157        1.00          5,257       1.24
  Commercial real estate.....       25,567        3.44       23,368      3.59          19,968        3.90         14,849       3.49
  Construction and land......       26,792        3.60       25,297      3.88          26,337        5.14         20,142       4.73
                                    ------        ----       ------      ----          ------        ----         ------       ----
      Total mortgage loans...      671,017       90.26      585,217     89.82         457,209       89.24        375,622      88.30
                                   -------       -----      -------     -----         -------       -----        -------      -----
Commercial ..................       15,051        2.03       14,473      2.22          12,756        2.49         10,269       2.41
                                  --------       -----       ------     -----          ------       -----         ------      -----
Consumer Loans:
    Home equity lines........       26,542        3.57       27,995      4.30          29,373        5.73         30,409       7.15
    Second mortgages.........       24,732        3.32       18,064      2.77           9,111        1.78          5,438       1.28
    Other consumer loans.....        6,080         .82        5,813       .89           3,874         .76          3,672        .86
                                  --------        ----       ------      ----          ------        ----          -----       ----
      Total consumer loans...       57,354        7.71       51,872      7.96          42,358        8.27         39,519       9.29
                                  --------        ----       ------      ----          ------        ----         ------       ----
  Total loans receivable.....      743,422      100.00%     651,562    100.00%        512,323      100.00%       425,410     100.00%
                                                ======                 ======                      ======                    ======
  Less:
    Allowance for loan
      losses.................       (6,445)                  (5,607)                   (4,239)                    (3,964)
    Undisbursed proceeds of
      construction mortgages
      in process.............       (7,986)                  (6,568)                   (5,511)                    (6,758)
  Deferred loan origination
      fees, net..............       (1,590)                  (1,795)                   (2,596)                    (2,915)
                                   -------                  -------                   -------                    -------
  Loans receivable, net......      727,401                  637,592                   499,977                    411,773
  Mortgage loans held for
      sale...................        6,530                   17,747                     6,816                     15,779
                                     -----                   ------                     -----                     ------
    Loans receivable, net and
    mortgage loans held for
    sale.....................     $733,931                 $655,339                  $506,793                   $427,552
                                  ========                 ========                  ========                   ========


                                                           At March 31,
                                    ----------------------------------------------------
                                                 1993                      1992
                                    ---------------------------   ----------------------
                                                       Percent                  Percent
                                          Amount      of Total      Amount     of Total
                                    ---------------   ---------   ----------   ---------
Mortgage Loans:
  Residential:
    One- to four-family......             $263,911       76.42%    $305,495       78.84%
    Multi-family.............                3,948        1.14        4,206        1.09
  Commercial real estate.....               11,932        3.46        9,348        2.41
  Construction and land......               13,091        3.79       12,371        3.19
                                            ------        ----       ------        ----
      Total mortgage loans...              292,882       84.81      331,420       85.53
                                           -------       -----      -------       -----
Commercial ..................                7,396        2.14        7,550        1.95
                                             -----       -----        -----        ----
Consumer Loans:
    Home equity lines........               33,492        9.70       35,096        9.06
    Second mortgages.........                7,371        2.13        8,308        2.14
    Other consumer loans.....                4,215        1.22        5,110        1.32
                                            ------        ----       ------       -----
      Total consumer loans...               45,078       13.05       48,514       12.52
                                            ------       -----       ------       -----
  Total loans receivable.....              345,356      100.00%     387,484      100.00%
                                                        ======                   ======
  Less:
    Allowance for loan
      losses.................               (3,524)                  (1,795)
    Undisbursed proceeds of
      construction mortgages
      in process.............                 (810)                    (632)
  Deferred loan origination
      fees, net..............               (2,854)                  (2,876)
                                           -------                  -------
  Loans receivable, net......              338,168                  382,181
  Mortgage loans held for
      sale...................               20,253                   18,592
                                           -------                  -------
    Loans receivable, net and
    mortgage loans held for
    sale.....................             $358,421                 $400,773
                                          ========                 ========

         Loan Maturity. The following table shows the remaining contractual maturity of the Bank's loans at June 30, 1996. The table does not include the effect of future principal prepayments.


                                                                                                   At June 30, 1996
                                                    --------------------------------------------------------------------------------
                                                      One- to
                                                       Four-         Multi-        Commercial       Construction
                                                       Family        Family        Real Estate        and Land         Commercial
                                                    ------------   -----------   ---------------   --------------     -------------
                                                                                                    (In thousands)
Amounts due:
    One year or less............................       $     402     $       -         $  1,646         $ 10,776          $   7,346
                                                       ---------     ---------         --------         --------          ---------

    After one year:
       More than one year to three years........           2,756           125            6,129               15              2,891
       More than three years to five years......           7,099           104           12,549                -              3,658
       More than five years to 10 years.........          81,661           566            2,890              608              1,011
       More than 10 years to 20 years...........         224,022         2,551            1,767            8,143                145
       More than 20 years.......................         297,920         1,452              586            7,250                  -
                                                        --------      --------        ---------        ---------        -----------


       Total due after one year.................         613,458         4,798           23,921           16,016              7,705
                                                        --------        ------          -------          -------             ------


       Total amount due.........................        $613,860       $ 4,798         $ 25,567         $ 26,792           $ 15,051
                                                        ========       =======         ========         ========           ========



                                                                                                        Total
                                                                                      Consumer          Loans
                                                                                    -------------    -----------


Amounts due:

    One year or less............................                                        $ 29,955      $  50,125
                                                                                        --------      ---------
    After one year:
       More than one year to three years........                                           2,704         14,620
       More than three years to five years......                                           5,422         28,832
       More than five years to 10 years.........                                          12,132         98,868
       More than 10 years to 20 years...........                                           7,110        243,738
       More than 20 years.......................                                              31        307,239
                                                                                         -------        -------

       Total due after one year.................                                          27,399        693,297
                                                                                         -------        -------

       Total amount due.........................                                        $ 57,354        743,422
                                                                                        ========
          Less:
              Allowance for loan losses...............................................................   (6,445)
              Undisbursed proceeds of construction mortgages in process...............................   (7,986)
              Deferred loan origination fees, net.....................................................   (1,590)
                                                                                                        --------

       Loans receivable, net..........................................................................  $727,401
                                                                                                        ========

         The following table sets forth, at June 30, 1996, the dollar amount of loans, excluding mortgage loans held for sale, contractually due after June 30, 1997, and whether such loans have fixed interest rates or adjustable interest rates.

                                                            Due After June 30, 1997
                                               --------------------------------------------------
                                                   Fixed          Adjustable           Total
                                               -------------    --------------     --------------
                                                                 (In thousands)
Mortgage loans:

   One- to four-family......................      $335,921          $277,537           $613,458

   Multi-family.............................           507             4,291              4,798

   Commercial real estate...................        12,914            11,007             23,921

   Construction and land....................         1,521            14,495             16,016
                                                  --------          --------           --------

     Total mortgage loans...................       350,863           307,330            658,193

Commercial loans............................         3,411             4,294              7,705

Consumer loans..............................        27,399                 -             27,399
                                                    ------         ---------           --------

       Total loans .........................      $381,673          $311,624           $693,297
                                                  ========          ========           ========


         Origination, Sale and Servicing of Loans. The Bank's mortgage lending activities are conducted primarily by its loan personnel operating at its 12 branch offices and five loan origination centers and through a network of approximately 65 active loan correspondents, wholesale loan brokers and other financial institutions approved by the Bank. All loans originated by the Bank, either through internal sources or through loan correspondents are underwritten by the Bank pursuant to the Bank's policies and procedures. For fiscal 1996, and the three months ended June 30, 1996, the Bank's loan correspondents originated $100.6 million and $84.5 million in loans, respectively. The Bank originates both adjustable-rate and fixed-rate loans. The Bank's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

         Generally, all loans originated by the Bank are originated for investment with the exception of longer-term fixed-rate one- to four-family mortgage loans. While the Bank has in the past, from time to time, retained fixed-rate one- to four-family loans and sold adjustable-rate one-to four-family loans, it is currently the general policy of the Bank to sell substantially all of the one- to four-family fixed-rate mortgage loans with maturities over 12 years that it originates and to retain substantially all fixed-rate loans with maturities of up to 12 years and all adjustable-rate one- to four-family mortgage loans which it originates. The one- to four-family loan products currently originated for sale by the Bank include a variety of mortgage loans which conform to the underwriting standards specified by the Federal National Mortgage Association ("FNMA") and FHLMC ("conforming loans") and, to a lesser extent, loans which do not conform to FNMA or FHLMC standards due to loan amounts ("jumbo loans"), or due to the substandard credit quality of the borrowers ("B and C loans"). The Bank also sells all mortgage loans insured by FHA and VA. All one- to four-family loans sold by the Bank are sold pursuant to master commitments negotiated with FNMA, FHLMC and other investors to purchase loans meeting such investors' defined criteria. Although the Bank has entered into such master commitment contracts, such contracts generally do not require the purchasers to buy or the Bank to deliver a specific amount of mortgage loans. The Bank currently sells all longer-term fixed-rate conforming mortgage loans it originates to FNMA and FHLMC. Sales of loans are made without recourse to the Bank in the event of default by the borrower, except, in the case of VA loans, which are subject to limitations on the VA's loan guarantees. The Bank generally retains the servicing rights on the mortgage loans sold to FNMA and FHLMC but generally sells all VA, FHA, jumbo loans and B and C loans to institutional investors on a servicing released basis.

         Between the time the Bank issues loan commitments and the time such loans or the securities into which they are converted are sold, the Bank is exposed to movements in the market price due to changes in market interest rates. The Bank attempts to manage this risk by utilizing forward cash sales of loans or mortgage-backed securities primarily to FNMA and FHLMC (such forward sales of loans or mortgage-backed securities are collectively referred to as "forward sale commitments"). Generally, the Bank attempts to cover between 70% and 100% of the principal amount of the loans that it has committed to fund at specified interest rates with forward sale commitments. However, the type, amount and delivery date of forward sale commitments the Bank will enter into is based upon anticipated movements in market interest rates, bond market conditions and management's estimates as to closing volumes and the length of the origination or purchase commitments. Differences between the volume and timing of actual loan originations and purchases and management's estimates can expose the Bank to losses. If the Bank is not able to deliver the mortgage loans or mortgage-backed securities during the appropriate delivery period called for by the forward sale commitment, the Bank may be required to pay a non-delivery fee, repurchase the delivery commitments at current market prices or purchase whole loans at a premium for delivery. The above activity is managed continually; however, there can be no assurances that the Bank will be successful in its efforts to eliminate the risk of interest rate fluctuation between the time origination or purchase commitments are issued and the ultimate sale of the loan. At June 30, 1996, the Bank had $13.4 million of forward sale commitments representing 71.7% of closed mortgage loans held for sale and loan commitments at specified interest rates at such date. See "Risk Factors - Sensitivity to Increases in Interest Rates."

         At June 30, 1996, the Bank was servicing its portfolio of $733.9 million of loans receivable, net and mortgage loans held for sale and $1.1 billion of loans for others, primarily consisting of conforming fixed-rate loans sold by the Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. In the past, the Bank has recognized gains from excess servicing, which is the present value of any difference between the interest rate charged to the borrower and the interest rate paid to the purchaser after deducting a normal servicing fee, and is recognizable as an adjustment to the cash gain or loss. The excess servicing gain or loss is dependent on prepayment estimates and discount rate assumptions. All of the loans currently being serviced for others are loans which have been sold by the Bank. The gross servicing fee income from loans originated and purchased is generally 0.25% to 0.38% of the total balance of the loan serviced. In the past, the Bank recognized the present value of the income attributable to excess servicing rights upon the sale of loans. The Bank has amortized all of the excess servicing fees. Currently, the Bank has elected to sell the excess servicing through the pricing received from FNMA and FHLMC.

         During the fiscal years ended March 31, 1996 and March 31, 1995, the Bank originated $375.1 million and $230.4 million of fixed-rate and adjustable-rate one- to four-family loans, respectively, of which $190.9 million and $89.4 million, respectively, were retained by the Bank. The fixed-rate loans retained by the Bank consisted primarily of loans with terms of 15 years or less. The Bank recognizes, at the time of sale, the cash gain or loss on the sale of the loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. On April 1, 1996, the Bank implemented SFAS No. 122 whereby the value of servicing rights are recognized as an asset of the Bank. See "- Lending Activities - Origination, Sale and Servicing of Loans." At June 30, 1996, the Bank had $6.5 million of mortgage loans held for sale consisting of fixed-rate one- to four-family loans. The Bank has, in the past, from time to time, purchased loans or participations in loans, primarily one- to four-family mortgage loans, and had $9.3 million of purchased loans at June 30, 1996. With the exception of purchases of loans from correspondent financial institutions, which are underwritten pursuant to the Bank's policies and closed in the name of the correspondent financial institution but immediately purchased by the Bank for its mortgage banking activities, the Bank currently does not purchase loans or participations in loans.

         The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated:

                                                  For the Three Months
                                                     Ended June 30,              For the Year Ended March 31,
                                                -------------------------   ---------------------------------------
                                                   1996          1995           1996          1995          1994
                                                -----------   -----------   ------------   -----------    ---------
                                                                          (In thousands)

Beginning balance(1)........................       $655,339      $506,793       $506,793      $427,552     $358,449
   Loans originated:
    Mortgage  loans:
       One- to four-family..................        132,299        34,679        375,063       230,433      664,046
       Multi-family.........................            189             -             40            68            -
       Commercial real estate...............          3,316         2,399          6,839         8,408        5,067
       Construction and land................          8,922         7,207         29,519        33,270       31,591
                                                    -------       -------      ---------      --------     --------
           Total mortgage loans.............        144,726        44,285        411,461       272,179      700,704
                                                   --------       -------       --------      --------     --------
    Commercial..............................          2,286         1,345          8,660         8,289        7,805
                                                      -----         -----          -----       -------        -----
    Consumer loans:
       Home equity lines....................          1,414         2,265         10,695         8,253       11,394
       Second mortgages.....................          8,260         3,754         13,868         6,252        1,871
       Other consumer loans.................            751           834          2,688         1,085        1,052
                                                      -----         -----         ------       -------      -------
           Total consumer loans.............         10,425         6,853         27,251        15,590       14,317
                                                     ------       -------         ------        ------       ------
    Total loans originated..................        157,437        52,483        447,372       296,058      722,826
                                                   --------      --------       --------      --------    ---------
           Total............................        812,776       559,276        954,165       723,610    1,081,275

Less:
    Principal repayments and
       other, net...........................       (33,869)      (23,256)      (112,546)      (73,931)    (107,013)
    Loan charge-offs, net...................          (162)          (55)        (1,258)         (378)        (595)
    Proceeds from sale of mortgage loans....       (44,647)      (24,496)      (184,207)     (141,043)    (544,510)
    Transfer of mortgage loans to REO.......          (167)             -          (815)       (1,465)      (1,605)
                                                   --------     ---------      ---------     ---------    ---------
Loans receivable, net and mortgage loans
    held for sale...........................        733,931       511,469        655,339       506,793      427,552
    Mortgage loans held for sale............        (6,530)      (11,062)       (17,747)       (6,816)     (15,779)
                                                    -------      --------       --------       -------     --------
Ending balance, loans receivable, net.......       $727,401      $500,407       $637,592      $499,977     $411,773
                                                   ========      ========       ========      ========     ========

- --------------
(1) Includes mortgage loans held for sale.

         One- to Four-Family Mortgage Lending. The Bank offers both fixed-rate
         ------------------------------------
and adjustable-rate mortgage loans ("ARM") secured by one- to four-family residences with maturities of up to thirty years. Substantially all of such loans are secured by property located in the Bank's primary market area. Loan originations are generally obtained from the Bank's commissioned loan representatives, correspondent banking relationships and wholesale brokers and their contacts with the local real estate industry, existing or past customers, and members of the local communities. At June 30, 1996, one- to four-family mortgage loans totalled $613.9 million, or 82.6% of the Bank's total loans receivable. Of the Bank's mortgage loans secured by residential mortgage loans and construction and land loans, $341.4 million, or 52.9%, were fixed-rate loans and $304.0 million, or 47.1%, were adjustable-rate loans.

         The Bank's fixed-rate mortgage loans currently are made for terms from seven to 30 years. The Bank sells substantially all of the 30-year, fixed-rate residential mortgage loans that it originates and retains the servicing on all loans sold to FNMA and FHLMC. All other loans are sold on a servicing released basis. The Bank generally retains for its portfolio shorter-term, fixed-rate loans with maturities of 15 years or less and all adjustable-rate one- to four-family loans.

         The Bank currently offers a number of ARM loan programs with interest rates which are fixed for a period of one, three, four, five or seven years and adjust annually thereafter. The Bank's ARM loans generally provide for periodic (not more than 2%) and overall (not more than 6%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan. The interest rate adjustment on these loans is indexed to the one-year U.S. Treasury CMT Index.

         The Bank's policy is to originate one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance is obtained with the exception of FHA and VA loans. Mortgage loans originated by the Bank include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the rates on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses.

         The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the credit risk associated with its adjustable-rate loans but also limit the interest rate sensitivity of its adjustable-rate mortgage loans.

         In an effort to provide financing for first-time and moderate income home buyers, the Bank offers FHA and VA loans and also has its own first-time home buyer program. These programs offer single-family residential mortgage loans to qualified individuals. These loans are offered with terms of up to 30 years. Such loans must be secured by a one- to four-family owner-occupied unit. These loans are originated using modified underwriting guidelines with reduced down payments and loan fees. Such loans are originated in amounts up to 97% of the lower of the property's appraised value or the sale price. Private mortgage insurance is normally required. With respect to loans originated under the first time home buying program, because the Bank typically charges a lower rate of interest, lower mortgage origination fees or a discount on closing costs on such loan programs, the Bank expects to achieve a lower rate of return on such loans, as compared to other residential mortgage loans.

         Commercial Real Estate Lending. The Bank originates commercial real
         ------------------------------
estate loans that are generally secured by owner-occupied properties used for business purposes such as light manufacturing, small office buildings or retail facilities located in the Bank's primary market area. The Bank's commercial real estate underwriting policy provides that commercial real estate loans may be made in amounts up to 80% of the appraised value of the property. The Bank's commercial real estate lending is limited by the regulatory loans-to-one borrower limit which at June 30, 1996 was $7.1 million. The Bank currently originates commercial real estate loans, generally with terms of up to five years and amortizations of 20 years with the outstanding balance due and payable at the end of the loan term. The Bank's adjustable-rate loans have interest rates that adjust daily and are indexed to the Bank's prime rate of interest. In reaching its decision on whether to make a commercial real estate loan, the Bank considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. In addition, environmental impact surveys are required for all commercial real estate loans in excess of $500,000. Generally, all commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. On an exception basis, the Bank may not require a personal guarantee on such loans depending on the creditworthiness of the borrower and the amount of the downpayment and other mitigating circumstances. The Bank's commercial real estate loan portfolio at June 30, 1996 was $25.6 million, or 3.4% of total loans receivable. The largest commercial real estate loan in the Bank's portfolio at June 30, 1996 had an outstanding carrying balance of $995,000 and is secured by an industrial building located in New Bedford, Massachusetts.

         Loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to the then prevailing conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards. See "Risk Factors - Increased Lending Risks."

         Commercial Lending. The Bank also originates commercial loans to
         ------------------
businesses operating in the Bank's primary market area. Such loans are generally secured by equipment, leases, inventory and accounts receivable. The Bank offers commercial loans in the form of term loans and lines of credit. Term loans are generally offered with either fixed or adjustable rates of interest and terms of up to ten years. All term loans fully amortize during the term of such loan. Business lines of credit have terms of one-year which adjust on a daily basis, are indexed to the Bank's prime rate of interest or the prime rate as published in the Wall Street Journal and are renewable annually.
       -------------------

         In making commercial loans, the Bank considers primarily the financial resources of the borrower, the borrower's ability to repay the loan out of net operating income, the Bank's lending history with the borrower and the value of the collateral. Generally, if the borrower is a corporation, partnership or other business entity, personal guarantees by the principals are required. However, personal guarantees may not be required on such loans depending on the creditworthiness of the borrower and other mitigating circumstances. The Bank's largest commercial loan at June 30, 1996 was an $800,000 line of credit of which $600,000 was advanced as of June 30, 1996. At such date, the Bank had $7.8 million of unadvanced commercial lines of credit. At June 30, 1996, the Bank had $15.1 million of commercial loans which amounted to 2.0% of the Bank's total loans receivable.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         Multi-Family Lending. The Bank originates adjustable-rate multi-family
         --------------------
mortgage loans generally secured by five to 12 unit residential apartment buildings located in the Bank's primary market area. Such loans adjust annually, have a 25 year term and are indexed to the one year FHLB advance rate. As a result of uncertain market conditions in its primary market area, the Bank currently originates multi-family loans on a limited and highly selective basis. In reaching its decision on whether to make a multi-family loan, the Bank considers the value of the underlying property as well as the qualifications of the borrower. Other factors relating to the property to be considered are: the net operating income of the mortgaged premises before debt service and depreciation; the debt service ratio; and the ratio of the loan amount to appraised value. Pursuant to the Bank's current underwriting policies, a multi-family mortgage loan may only be made in an amount up to 60% of the appraised value of the underlying property. The maximum amount of a multi-family loan is limited by the Bank's loans-to-one borrower limit which, at June 30, 1996, was $7.1 million.

         When evaluating the qualifications of the borrower for a multi-family loan, the Bank considers the financial resources and income level of the borrower, the borrower's experience in owning or managing similar property, and the Bank's lending experience with the borrower. The Bank's underwriting guidelines require that the borrower be able to demonstrate strong management skills and the ability to maintain the property from current rental income. The borrower is required to present evidence of the ability to repay the mortgage and a history of making mortgage payments on a timely basis. In making its assessment of the creditworthiness of the borrower, the Bank generally reviews the financial statements, employment and credit history of the borrower, as well as other related documentation. All multi-family loans made to corporations, partnerships and other business entities require personal guarantees by the principal borrowers. The Bank's multi-family loan portfolio at June 30, 1996, totalled $4.8 million, or 0.7% of total loans receivable. At June 30, 1996, the Bank had no multi-family loans with an outstanding carrying balance in excess of $250,000.

         Loans secured by apartment buildings and other multi-family residential properties generally involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to the then prevailing conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting policies.

         Construction and Land Lending. The Bank originates construction and
         -----------------------------
land loans primarily for the development of single-family residences. Such loans are made principally to individuals building their primary residence and, to a lesser extent, to licensed and experienced developers known to the Bank in its primary market area for the construction of single-family developments. The Bank generally does not originate loans secured by raw land. In the case of construction and land mortgage loans to individuals building their primary residence, such loans are originated in amounts up to 90% of the appraised value of the property, as improved. Construction and land loans to commercial developers are originated in amounts up to 70% of the lesser of the appraised value of the property, as improved, or the sales price. Proceeds of construction and land loans are dispersed as phases of the construction are completed.

Generally, if the borrower is a corporation, partnership or other business entity, personal guarantees by the principals are required. The Bank's largest construction and land loan at June 30, 1996 was a performing loan with a $480,000 carrying balance secured by a single-family residence located in Harvard, Massachusetts. At June 30, 1996, the Bank had $26.8 million of construction and land loans which amounted to 3.6% of the Bank's total loans receivable.

         Construction and land financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

         Consumer Lending. Consumer loans at June 30, 1996 amounted to $57.4
         ----------------
million, or 7.7% of the Bank's total loans receivable, and consisted primarily of home equity lines of credit and second mortgage loans, and, to a significantly lesser extent, secured and unsecured personal loans and new and used automobile loans. Such loans are generally originated in the Bank's primary market area and generally are secured by real estate, deposit accounts, personal property and automobiles. These loans are typically shorter term and generally have higher interest rates than one- to four-family mortgage loans.

         The Bank offers "open-end line of credit" and "second mortgage" home equity loans. Substantially all of the Bank's home equity loans are primarily secured by second mortgages on one- to four-family residences located in the Bank's primary market area. At June 30, 1996, these loans totalled $51.3 million, or 6.9% of the Bank's total loans and 89.4% of consumer loans. Home equity lines of credit generally have adjustable-rates of interest which adjust on a monthly basis. The adjustable-rate of interest charged on such loans is indexed to the prime rate as reported in the Wall Street Journal.
                                             -------------------
Adjustable-rate home equity loans generally have an 18% lifetime limit on interest rates. Generally, the maximum combined loans-to-value ratio ("LTV") on home equity loans is 80%; however, with respect to second mortgage loans up to $25,000, the Bank will allow an LTV of up to 100% if the Bank holds the first mortgage lien on the property and other underwriting criteria are satisfied. At June 30, 1996, the Bank had $51.1 million of home equity lines of credit of which $26.5 million was drawn upon such loans at such date. Second mortgage loans are generally offered with terms of up to 15 years and only with fixed-rates of interest which rates will vary depending on the amortization period chosen by the borrower. At June 30, 1996, second mortgage loans totalled $24.7 million, or 3.3% of the Bank's total loans receivable and 43.1% of consumer loans. The underwriting standards employed by the Bank for home equity lines and second mortgage loans include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment and, additionally, from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration.

         The Bank also originates other types of consumer loans consisting of secured and unsecured personal loans and new and used automobile loans. Secured personal loans are generally secured by deposit accounts, stocks or bonds. Personal loans are secured by deposits or readily marketable collateral. Unsecured personal loans generally have a maximum borrowing limitation of $5,000 and generally require a debt ratio (the ratio of debt service to net earnings) of 40%. Automobile loans have a maximum borrowing limitation of 90% of the sale price of a new automobile and 80% of the fair market value of a used automobile. At June 30, 1996, personal loans totalled $3.7 million, or 0.5% of the Bank's total loans receivable and 6.4% of consumer loans; and automobile loans totalled $2.4 million, or 0.3% of total loans receivable and 4.2% of consumer loans.

         Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family residential mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default. At June 30, 1996, consumer loans 90 days or more delinquent totalled $665,000.

         Loan Approval Procedures and Authority. The Board of Directors
         --------------------------------------
establishes the lending policies and loan approval limits of the Bank. In connection with one- to four-family mortgage loans, the Board of Directors has authorized the following persons and committees to approve loans up to the amounts indicated: owner-occupied mortgage loans that meet the general underwriting standards of FNMA and FHLMC, with a 75% LTV ratio and which do not exceed $150,000 may be approved by the Bank's underwriters; all other mortgage loans which meet the general underwriting standards of FNMA and FHLMC may be approved by the Bank's Director of Retail Loan Production; loans in amounts up to $250,000 and which cannot be approved by the Bank's underwriters or Director of Retail Loan Production must be approved by the Bank's Senior Vice President of Mortgage Banking Group; mortgage loans in excess of $250,000 and up to $500,000 require the approval of the Bank's Retail Loan Committee; and loans in excess of $500,000 require the approval of the Board of Directors' Executive Committee.

         With respect to all other real estate loans, the Board of Directors has authorized the following persons and committees to approve loans up to the amounts indicated: mortgage loans in amounts up to $175,000 must be approved by the Bank's Senior Vice President of Mortgage Banking Group; mortgage loans in excess of $175,000 and up to $250,000 require the approval of the Bank's Retail Loan Committee; loans in excess of $250,000 require the approval of the Board of Directors' Executive Committee.

         In connection with consumer loans, the Board of Directors has authorized the following persons and committees to approve loans up to the amounts indicated: consumer loans up to $100,000 and which meet certain lending criteria may be approved by the Bank's Consumer Loan Manager; any consumer loan up to $150,000 may be approved by either the Bank's Senior Vice President of Mortgage Banking Group, Senior Vice President of Banking Group or Director of Retail Loan Production; loans in excess of $150,000 and up to $250,000 must be approved by the Bank's Retail Loan Committee; and loans in excess of $250,000 must be approved by the Board of Directors' Executive Committee.

         With respect to non-real estate commercial loans, the Board of Directors has authorized the following persons and committees to approve loans up to the amounts indicated: loans up to $50,000, $150,000 and $250,000 must be approved by the Bank's Senior Business Development Officer, Director of Commercial Services and Senior Vice President of Banking Group, respectively; loans in excess of $250,000 and up to $500,000 must be approved by the Bank's Commercial Loan Committee; and loans in excess of $500,000 must be approved by the Board of Directors' Executive Committee. Pursuant to OTS regulations, loans-to-one borrower cannot, subject to certain exceptions, exceed 15% of the Bank's unimpaired capital and surplus. At June 30, 1996, the loans-to-one borrower limit was $7.1 million.

         Delinquencies and Classified Assets. Reports listing all delinquent
         -----------------------------------
accounts are generated and reviewed by management on a monthly basis and the Board of Directors performs a monthly review of all loans or lending relationships delinquent 90 days or more and all REO. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. The Bank's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment, offer to provide budget and finance counseling services, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes real estate owned.

         Federal regulations and the Bank's Asset Classification Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

         When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

         The Bank's Asset Classification Committee reviews and classifies the Bank's assets on a monthly basis and the Board of Directors reviews the results of the reports on a quarterly basis. The Bank classifies assets in accordance with the management guidelines described above. At June 30, 1996, the Bank had $6.5 million of assets designated as Substandard, and $985,000 of assets designated as Doubtful which consisted of one commercial real estate loan, which is discussed below. At that same date the Bank had no loans designated as Loss. As of June 30, 1996, the Bank had a total of three one- to four-family loans, totalling $158,000, designated as Special Mention. These loans are designated as Special Mention because such loans were originated to facilitate the sale of REO. At June 30, 1996, the largest loan designated as Special Mention had a carrying balance of $66,000, and was secured by a one- to four-family property.

         At June 30, 1996, the Bank had only one loan with a balance of $500,000 or more which had been adversely classified or identified as a problem loan.

         Mixed Used - Retail and Office, Fall River, Massachusetts. A $2.1
         ---------------------------------------------------------
million first mortgage loan was made by the Bank in 1989 and is secured by two adjacent buildings located in the downtown business district of Fall River, containing retail space as well as multiple office units with an aggregate of approximately 43,000 square feet of rentable space. As of June 30, 1996 the outstanding carrying balance of this loan was $985,000. Vacancy rates have negatively impacted the property's cash flow and, accordingly, have affected the borrower's ability to make debt service payments. In late 1995, the original loan was restructured whereby the loan was bifurcated and $969,000, representing one portion of the bifurcated loan, was charged-off. However, the terms of the restructuring agreement enable the Bank to retain its rights to collect the charged-off portion of the loan under certain circumstances. The remaining portion of the loan, with a then principal balance of $1.0 million remained classified as substandard. Terms of the restructured debt required the Borrower to make principal and interest payments so that the carrying balance is amortized over a twenty year period. The Borrower is current with respect to payments. Based on an internal Bank appraisal performed in July 1996, the Bank reclassified the loan as Doubtful as of June 30, 1996.

     The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:

                                                     At June 30, 1996                                      At March 31, 1996
                                 ------------------------------------------------------------      -----------------------------
                                          60-89 Days                   90 Days or More                      60-89 Days
                                 ----------------------------    ----------------------------      -----------------------------
                                                   Principal                       Principal                         Principal
                                    Number          Balance         Number          Balance           Number          Balance
                                   of Loans        of Loans        of Loans        of Loans          of Loans        of Loans
                                 -------------     ----------    -------------     ----------      -------------     -----------
Mortgage Loans:                                                                     (Dollars in thousands)

   One- to four-family.......             8             $269             33           $2,493               24           $1,589

   Multi-family..............             1              206              3              289                -                -

   Commercial real estate....             2              480              1              228                1              231

   Construction and land.....             -                -              -                -                1               37
                                        ---              ---            ---              ---              ---             ----

     Total mortgage loans....            11              955             37            3,010               26            1,857
                                        ---             ----            ---           ------              ---           ------

Commercial Loans.............             -                -              2               26                -                -
                                        ---              ---            ---             ----              ---              ---

Consumer Loans:

   Home equity lines.........             6              174             15              495               16              231

   Second mortgages..........             1                1              5              157                -                -

   Other consumer loans......             1                1              8               14                4               12
                                        ---              ---            ---            -----              ---             ----

     Total consumer loans:                8              176             28              666               20              243
                                        ---             ----            ---            -----              ---            -----

Total loans..................            19           $1,131             67           $3,702               46           $2,100
                                        ===           ======            ===           ======              ===           ======

Delinquent loans to loans
   receivable, net...........                          0.16%                           0.51%                             0.33%

                                              At March 31, 1996
                                         ---------------------------
                                               90 Days or More
                                         ---------------------------
                                                           Principal
                                            Number          Balance
                                           of Loans        of Loans
                                         -------------     ---------
Mortgage Loans:

   One- to four-family.......                    31          $2,469

   Multi-family..............                     3             334

   Commercial real estate....                     -               -

   Construction and land.....                     -               -
                                                ---             ---

     Total mortgage loans....                    34           2,803
                                                ---          ------

Commercial Loans.............                     1              87
                                                ---            ----

Consumer Loans:

   Home equity lines.........                    12             956

   Second mortgages..........                    12             196

   Other consumer loans......                     4               3
                                                ---           -----

     Total consumer loans:                       28           1,155
                                                ---          ------

Total loans..................                    63          $4,045
                                                ===          ======

Delinquent loans to loans
   receivable, net...........                                 0.63%

                                                      At March 31, 1995                                           At March 31, 1994
                                 ------------------------------------------------------------      --------------------------------
                                          60-89 Days                   90 Days or More                      60-89 Days
                                 ----------------------------    ----------------------------
                                                    Principal                       Principal                         Principal
                                    Number           Balance         Number          Balance           Number          Balance
                                   of Loans         of Loans       of Loans         of Loans         of Loans         of Loans
                                 -------------     ----------    -------------     ----------      -------------     ----------
Mortgage Loans:                                                                     (Dollars in thousands)

   One- to four-family.......            20           $1,044             29           $2,501               18             $768

   Multi-family..............             1               76              1               51                -                -

   Commercial real estate....             -                -              1               85                -                -

   Construction and land.....             -                -              -                -                -                -
                                          -                -              -                -                -                -

     Total mortgage loans....            21            1,120             31            2,637               18              768
                                         --            -----             --            -----               --            -----

Commercial Loans.............             1                3              -                -                2               20
                                        ---            -----            ---              ---              ---            -----

Consumer Loans:

   Home equity lines.........            11              354             12              386               15              637

   Second mortgages..........             2               46              -                -                -                -

   Other consumer loans......             4               12              5               10                2               14
                                         --               --             --            -----               --           ------

     Total consumer loans....            17              412             17              396               17              651
                                         --              ---             --            -----               --           ------

Total loans..................            39           $1,535             48           $3,033               37           $1,439
                                         ==           ======             ==           ======               ==           ======

Delinquent loans to loans,
   receivable, net...........                          0.31%                           0.61%                             0.35%

                                            At March 31, 1994
                                        ---------------------------
                                             90 Days or More
                                        ---------------------------
                                                          Principal
                                           Number          Balance
                                          of Loans        of Loans
                                        -------------     ---------
Mortgage Loans:

   One- to four-family.......                   43          $3,649

   Multi-family..............                    -               -

   Commercial real estate....                    -               -

   Construction and land.....                    1              26
                                                 -              --

     Total mortgage loans....                   44           3,675
                                                --           -----

Commercial Loans.............                    2              15
                                               ---          ------

Consumer Loans:

   Home equity lines.........                   14             483

   Second mortgages..........                    3              34

   Other consumer loans......                    6              14
                                                --          ------

     Total consumer loans....                   23             531
                                                --           -----

Total loans..................                   69          $4,221
                                                ==          ======

Delinquent loans to loans,
   receivable, net...........                                1.03%


     Non-Performing Assets and Impaired Loans. The following table sets forth information regarding non-accrual loans and REO. At June 30, 1996, restructured loans totalled $985,000, consisting of 1 loan, and REO totalled $439,000 consisting of seven one- to four-family properties. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due and to charge off all accrued interest. For the three months ended June 30, 1996 and the year ended March 31, 1996, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $59,000 and $124,000, respectively. For the same periods, the difference between the amount of interest income which would have been recognized on restructured loans if such loans were performing in accordance with their regular terms and amounts recognized was $63,000 and $67,000, respectively.

                                              At June 30,                              At March 31,
                                         ---------------------   ---------------------------------------------------------
                                           1996        1995        1996         1995        1994        1993        1992
                                         ---------   ---------   ---------   ----------   --------   ----------    -------
                                                                      (Dollars in thousands)
Non-accrual loans:
  Mortgage loans:

    One- to four-family...............     $2,493      $2,484      $2,469       $2,501     $3,649       $4,345     $4,633
    Multi-family......................        289         125         334           51          -            -          -
    Commercial real estate............        228          74           -           85          -          277          -
    Construction and land.............          -           -           -            -         26            -          -
                                            -----       -----       -----        -----      -----        -----      -----
      Total mortgage loans............      3,010       2,683       2,803        2,637      3,675        4,622      4,633
                                           ------      ------      ------       ------     ------       ------     ------
  Commercial loans....................         26           -          87            -         15            1        298
                                            -----       -----       -----        -----      -----        -----      -----
  Consumer loans:
    Home equity lines.................        495         448         956          386        483          262        156
    Second mortgages..................        157          10         196            -         34          120         28
    Other consumer loans..............         14           6           3           10         14            -          -
                                             ----       -----        ----        -----      -----        -----      -----
      Total consumer loans............        666         464       1,155          396        531          382        184
                                             ----       -----      ------         ----       ----        -----      -----
      Total nonaccrual loans..........      3,702       3,147       4,045        3,033      4,221        5,005      5,115
Real estate owned, net(1).............        439         264         643          296        939          464        585
                                             ----        ----        ----         ----       ----         ----       ----
    Total non-performing assets(2)....      4,141       3,411       4,688        3,329      5,160        5,469      5,700
                                           ======       =====      ======       ======     ======        =====      =====
Allowance for loan losses as a
  percent of loans(3).................       0.88%       0.92%       0.87%        0.84%      0.95%        1.03%      0.47%
Allowance for loan losses as a
  percent of non-performing loans(4)..     174.14%     148.05%     138.62%      139.76%     93.91%       70.41%     35.09%
Non-performing loans as a
  percent of loans(3)(4)..............       0.50%       0.62%       0.63%        0.60%      1.02%        1.46%      1.33%
Non-performing assets as
  a percent of total assets(5)........       0.52%       0.60%       0.65%        0.59%      1.10%        1.37%      1.29%

__________________________
(1) REO balances are shown net of related valuation allowances.
(2) Does not include a restructured commercial real estate loan with a balance of $985,000 as of June 30, 1996.
(3) Loans includes loans receivable, net, excluding allowance for loan losses.
(4) Non-performing loans consist of all 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectability of interest or principal.
(5) Non-performing assets consist of non-performing loans and REO.

     The Bank adopted a new accounting method for measuring loan impairment on April 1, 1995. Adoption of this accounting standard did not have a material effect on the comparability of the above tables. See Notes 1 and 4 to the Consolidated Financial Statements included elsewhere herein.

     At June 30, 1996 and March 31, 1996, total impaired loans were $985,000 and $991,000, respectively. At June 30, 1996, impaired loans of $985,000 required an impairment allowance of $493,000. In the opinion of management, none of these impaired loans required a specific valuation allowance at March 31, 1996. All impaired loans are commercial real estate loans which have been measured using the fair value of the collateral method. During the three months ended June 30, 1996, the average recorded value of impaired loans was $986,000. For these loans, $30,000 of interest income was recognized while $63,000 of interest income would have been recognized under the original terms. During the year ended March 31, 1996, the average recorded value of impaired loans was $580,000. For these loans, $128,000 of interest income was recognized while $195,000 of interest income would have been recognized under their original terms.

     ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. As of June 30, 1996, the Bank's allowance for loan losses was 0.88% of total loans receivable as compared to 0.87% as of March 31, 1996. The Bank had non-accrual loans of $3.7 million and $4.0 million at June 30, 1996 and March 31, 1996, respectively. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate. While management believes the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

         The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the following table.

                                          At or for the Three
                                             Months Ended
                                               June 30,                  At or For the Year Ended March 31,
                                          ------------------   -----------------------------------------------------
                                           1996       1995       1996       1995       1994      1993         1992
                                          -------   --------   --------   --------    ------   ---------    --------
                                                                        (In thousands)

Balance at beginning of period........     $5,607     $4,239     $4,239     $3,964    $3,524      $1,795      $1,405
Provision for loan losses.............      1,000        475      2,626        653     1,035       2,102       1,222
Charge-offs:
  Mortgage loans:

   One -to-four-family................         75          -        218        168       324         240         175
   Multi-family.......................          -          -          -          -        55           -           -
   Commercial real estate.............         87          -        967         25       121          18         693
   Construction and land..............          -          -          -          -        25          10           -
  Commercial loans....................          -          -          -         15        38          40           -
  Consumer loans:
   Home equity lines..................          -         48         68        113        20          31          28
   Second mortgages...................          -          -          -          -         -           -           -
   Other consumer loans...............          2          7         35         79        45          69           -
                                            -----      -----      -----      -----     -----       -----       -----
      Total...........................        164         55      1,288        400       628         408         896
Recoveries............................          2          -         30         22        33          35          64
                                            -----      -----      -----      -----     -----       -----       -----
Balance at end of period..............     $6,445     $4,659     $5,607     $4,239    $3,964      $3,524      $1,795
                                           ======     ======     ======     ======    ======      ======      ======
Ratio of net charge-offs during
  the period to average loans
  outstanding during the period.......      0.09%(1)   0.04%(1)   0.23%      0.08%     0.14%       0.11%       0.25%
                                            ====       ====       ====       ====      ====        ====        ====

- --------------------
(1) Annualized.

         The following tables set forth the Bank's percent of allowance for loan losses to total allowance for loan losses and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                        At June 30,
                           ------------------------------------------------------------------------------------------------------
                                                 1996                                                 1995
                           ------------------------------------------------     -------------------------------------------------
                                              Percent of       Percent of                          Percent of       Percent of
                                               Allowance        Loans in                           Allowance         Loans in
                                               to Total       Each Category                         to Total       Each Category
                              Amount           Allowance      to Total Loans       Amount          Allowance       to Total Loans
                           -------------     -------------    -------------     -------------    --------------    --------------
                                                                  (Dollars in thousands)
Mortgage loans:
    Residential........         $2,445           37.94%          86.82%              $1,259           27.02%          84.40%
    Commercial.........          1,528           23.71            3.44                1,334           28.63            4.24
                                 -----           -----           -----                -----           -----           -----
       Total...........          3,973           61.65           90.26                2,593           55.65           88.64
Commercial loans.......            696           10.80            2.03                  566           12.15            2.50
Consumer loans.........          1,089           16.89            7.71                  739           15.87            8.86
Unallocated............            687           10.66               -                  761           16.33               -
                                 -----           -----          ------                -----           -----           -----
    Total allowance
      for loan losses..         $6,445          100.00%         100.00%              $4,659          100.00%         100.00%
                                ======          ======          ======               ======          ======          ======

                                                                At March 31,
                       ------------------------------------------------------------------------------------------------
                                    1996                            1995                           1994
                       -------------------------------  ----------------------------   --------------------------------
                                              Percent                        Percent                          Percent
                                              of Loans                          of                              of
                                  Percent of  in Each             Percent of  Loans               Percent of   Loans
                                  Allowance  Category             Allowance   in Each             Allowance   in Each
                                  to Total    to Total            to Total   Category             to Total    Category
                        Amount    Allowance    Loans    Amount    Allowance  to Total   Amount    Allowance   to Total
                                                                              Loans                             Loans
                       --------   ---------  ---------  -------   --------   -------   -------    --------   ----------
                                                           (Dollars in thousands)
Mortgages:
    Residential......    $2,175      38.79%     86.23%   $1,223     28.85%    85.34%    $1,144      28.86%     84.81%
    Commercial.......     1,195      21.31       3.59     1,265     29.84      3.90      1,063      26.82       3.49
                          -----      -----       ----     -----     -----      ----      -----      -----       ----
       Total.........     3,370      60.10      89.82     2,488     58.69     89.24      2,207      55.68      88.30
Commercial ..........       621      11.08       2.22       600     14.16      2.49        426      10.75       2.41
Consumer.............       829      14.79       7.96       473     11.16      8.27        454      11.45       9.29
Unallocated..........       787      14.03          -       678     15.99         -        877      22.12          -
                         ------     ------     ------    ------    ------    ------     ------     ------     ------
    Total allowance
      for loan
      losses.........    $5,607     100.00%    100.00%   $4,239    100.00%   100.00%    $3,964     100.00%    100.00%
                         ======     ======     ======    ======    ======    ======     ======     ======     ======

                                                      At March 31,
                         ----------------------------------------------------------------
                                     1993                              1992
                         ------------------------------  --------------------------------
                                               Percent                          Percent
                                                  of                            of Loans
                                   Percent of   Loans              Percent of    in Each
                                   Allowance    in Each            Allowance    Category
                                    to Total   Category            to Total     to Total
                         Amount    Allowance   to Total   Amount   Allowance     Loans
                                                Loans
                         -------   ----------  --------  --------  ---------   ----------
Mortgages:

    Residential......      1,149       32.60%    81.35%    $  689     38.38%       83.12%
    Commercial.......        941       26.70      3.46        205     11.42         2.41
                             ---       -----      ----        ---     -----         ----
       Total.........      2,090       59.30     84.81        894     49.80        85.53
Commercial ..........        383       10.87      2.14        218     12.14         1.95
Consumer.............        559       15.86     13.05        402     22.40        12.52
Unallocated..........        492       13.97         -        281     15.66            -
                           -----      ------    ------     ------   -------       ------
    Total allowance
      for loan
      losses.........     $3,524      100.00%   100.00%    $1,795    100.00%      100.00%
                          ======      ======    ======     ======    ======       ======

REAL ESTATE OWNED

         At June 30, 1996, the Bank had $439,000 of real estate owned consisting of seven one- to four-family properties. When the Bank acquires property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific valuation allowance and charges operations for the diminution in value. It is the policy of the Bank to have obtained an appraisal on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is the Bank's policy to require appraisals on a periodic basis on foreclosed properties and conducts inspections on foreclosed properties.

INVESTMENT ACTIVITIES

         Federally-chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally-chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally-chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation - Federal Savings Institution Regulation - Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

         The investment policy of the Bank, as approved by the Board of Directors, requires management to maintain adequate liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk and to complement the Bank's lending activities. The Bank primarily utilizes investments in securities for liquidity management and as a method of deploying excess funding not utilized for loan originations or sales. Generally, the Bank's investment policy is more restrictive than the OTS regulations allow and, accordingly, the Bank has invested primarily in U.S. Government and agency securities, which qualify as liquid assets under the OTS regulations, federal funds and U.S. government sponsored agency issued mortgage-backed securities. As required by SFAS 115, the Bank has established an investment portfolio of securities that are categorized as held to maturity, available for sale or held for trading. The Bank generally invests in securities as a method of utilizing funding not utilized for loan origination activity and as a method of maintaining liquidity at levels deemed appropriate by management. The Bank does not currently maintain a portfolio of securities categorized as held for trading. The substantial majority of the Bank's investment and mortgage-backed securities are purchased for the held to maturity portfolio which such portfolio totalled $28.6 million, or 3.6% of assets. At June 30, 1996, the available for sale securities portfolio totalled $773,000. As of June 30, 1996, $21.5 million, or all of the Bank's investment securities held to maturity consisted of U.S. Government and related obligations with a weighted average maturity of 11.3 months.

         At June 30, 1996, the Bank had invested $7.1 million in mortgage-backed securities, or 0.9% of total assets, which were insured by either GNMA or FHLMC, all of which were classified as held to maturity. Of the $7.1 million, $4.9 million were adjustable-rate with maximum interest rate adjustments of 2% annually or 6% over the life of the security. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. All of the Bank's investment in mortgage-backed securities at June 30, 1996 were being held to maturity.

         The following table sets forth certain information regarding the amortized cost and fair value of the Bank's investment securities at the dates indicated:


                                      At June 30,                                     At March 31,
                                -----------------------  -----------------------------------------------------------------------
                                         1996                    1996                   1995                      1994
                                -----------------------  ---------------------  ---------------------    -----------------------
                                 Amortized      Fair      Amortized     Fair     Amortized     Fair       mortized       Fair
                                    Cost        Value       Cost        Value      Cost        Value        Cost        Value
                                ------------  ---------  -----------   -------  -----------   -------    ----------   ----------
                                                                         (In thousands)
Investment securities:
Held to maturity:

   U.S. Government and
     agency obligations...........   $21,486    $21,501     $22,986    $23,061     $19,988    $19,877      $ 8,994       $ 8,909
   Federal Home Loan Bank note....         -          -       1,000        999       1,000        974        1,000           979
   Other investment securities....         1          1           1          1           -          -            -             -
                                      ------    -------     -------    -------     -------     ------       ------        ------
     Total held to maturity.......    21,487     21,502      23,987     24,061      20,988     20,851        9,994         9,888
                                     -------    -------     -------     -------    -------     -------      ------        ------

Available for sale: (1)...........        55        773          55        725          55        518           55           384
                                      ------    -------     -------    -------     -------    -------      -------       -------
     Total investment securities..   $21,542    $22,275     $24,042    $24,786     $21,043    $21,369      $10,049       $10,272
                                     =======    =======     =======    ========    =======    ========     =======       =======

- --------------
(1) Consists of marketable equity securities.

         The following table sets forth certain information regarding the amortized cost and fair values of the Bank's mortgage-backed securities at the dates indicated:


                                               At June 30,                      At March 31,
                                      ------------------------------  -------------------------------
                                                   1996                            1996
                                      ------------------------------  -------------------------------
                                                   Percent                         Percent
                                                      of                              of
                                            Amortized   Amortized   Fair    Amortized   Amortized    Fair
                                              Cost        Cost     Value      Cost        Cost      Value
                                            ---------   ---------  ------   ---------  ----------  ------
                                                                     (In thousands)
Mortgage-backed securities:
  Fixed-rate:
    GNMA................................      $1,833       25.68%   $1,917     $1,901     26.23%   $1,998
    FHLMC(1)............................         377        5.28       394        401      5.53       423
                                               -----       -----     -----      -----    ------     -----
       Total fixed-rate.................       2,210       30.96     2,311      2,302     31.76     2,421
                                              ------      ------    ------     ------    ------    ------
  Adjustable-rate:
    FHLMC(1)............................       4,928       69.04     4,958      4,946     68.24     4,965
                                              ------      ------    ------     ------     ------   ------
        Total mortgage-backed
          securities held to maturity...      $7,138      100.00%    7,269     $7,248    100.00%   $7,386
                                            ========     =======    ======    =======    ======    ======
                                                                     At March 31,
                                            -----------------------------------------------------------------
                                                       1995                               1994
                                            -----------------------------  ----------------------------------
                                                       Percent                            Percent
                                                          of                                of
                                            Amortized  Amortized    Fair    Amortized    Amortized     Fair
                                             Cost        Cost      Value      Cost         Cost       Value
                                            --------  ---------   -------  ----------   ---------   ---------
                                                                  (In thousands)
Mortgage-backed securities:
  Fixed-rate:
    GNMA...............................      $2,199      80.82%    $2,283     $2,768       80.54%      $2,885
    FHLMC(1)...........................         522      19.18        535        669       19.46          710
                                              -----     ------      -----      -----      ------        -----
       Total fixed-rate................       2,721     100.00      2,818      3,437      100.00        3,595
                                             ------     ------     ------     ------      ------       ------
  Adjustable-rate:
    FHLMC(1)...........................           -          -          -          -           -            -
                                             ------     ------     ------     -------     ------      -------
        Total mortgage-backed
          securities held to maturity..      $2,721     100.00%    $2,818     $3,437      100.00%      $3,595
                                            =======    =======     ======     ======     =======      =======

- -----------------------
(1) Includes $23,000 of unamortized premiums related to FHLMC securities as of June 30, 1996 and $24,000, $0 and $0 as of March 31, 1996, 1995 and 1994,
    respectively.


           The following table sets forth the Bank's mortgage-backed securities activities for the periods indicated.


                                                      For the Three Months                     For the Year
                                                         Ended June 30,                       Ended March 31,
                                                    -------------------------   ------------------------------------------
                                                       1996          1995           1996           1995           1994
                                                    -----------   -----------   ------------   ------------   ------------
                                                                                (In thousands)
Beginning balance .............................       $ 7,248       $ 2,721        $ 2,721        $ 3,437         $ 4,828
    Purchases..................................             -             -          4,960              -               -
    Principal repayments.......................          (109)          (94)          (433)          (716)         (1,391)
    Accretion of premium.......................            (1)            -              -              -               -
                                                      -------       -------        -------        -------         -------
Ending balance.................................       $ 7,138       $ 2,627        $ 7,248        $ 2,721         $ 3,437
                                                      =======       =======        =======        =======         =======

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's investment securities and mortgage-backed securities as of June 30, 1996.


                                                                         At June 30, 1996
                                                ------------------------------------------------------------------
                                                                          More than One          More than Five
                                                  One Year or Less      Year to Five Years     Years to Ten Years
                                                --------------------   --------------------   --------------------
                                                            Weighted               Weighted               Weighted
                                                Carrying    Average    Carrying    Average    Carrying    Average
                                                 Value       Yield      Value       Yield      Value       Yield
                                                --------   ---------   --------   ---------   --------   ---------
                                                                     (Dollars in thousand)
Investment securities(1):

  Held to maturity:

    U.S. Government and agency obligations...    $11,997     6.52%       $9,490     5.64%       $    -        -%
                                                 -------     ----       -------    -----      --------   ------

       Total investment securities
          held to maturity...................    $11,997     6.52%       $9,490     5.64%       $    -        -%
                                                 =======     ====       =======    =====      ========   ======

Mortgage-backed securities:

  Held to maturity:
    Adjustable-rate:

       FHLMC.................................     $    -        -%       $    -        -%       $    -        -%

    Fixed-rate:

       GNMA..................................          -         -           41      8.00          309      8.21

       FHLMC.................................          -         -            -         -          252      5.64
                                                 -------     -------    -------    -------    --------   -------

Total mortgage-backed securities
   held to maturity..........................     $    -        -%          $41     8.00%         $561     7.06%
                                                 =======     ====       =======    =====      ========   ======

                                                                      At June 30, 1996
                                                        ---------------------------------------------

                                                         More than Ten Years            Total
                                                         --------------------   --------------------
                                                                     Weighted                Weighted
                                                         Carrying    Average     Carrying    Average
                                                          Value       Yield       Value       Yield
                                                         --------   ---------   ---------   --------
                                                                   (Dollars in thousands)
Investment securities(1):

  Held to maturity:

    U.S. Government and agency obligations...            $     -          -%   $21,487       6.13%
                                                         -------    -------    -------    -------

       Total investment securities
          held to maturity...................            $     -          -%   $21,487       6.13%
                                                         =======    =======    =======    =======

Mortgage-backed securities:

  Held to maturity:
    Adjustable-rate:

       FHLMC.................................             $4,928       6.30%    $4,928       6.30%

    Fixed-rate:

       GNMA..................................              1,483       8.79      1,833       8.67

       FHLMC.................................                125       5.64        377       5.64
                                                         -------    -------    -------    -------

Total mortgage-backed securities
   held to maturity..........................            $ 6,536       6.85%   $ 7,138       6.78%
                                                         =======    =======    =======    =======

- ------------------
(1) Does not include $773,000 of marketable equity securities available for sale at fair value at June 30, 1996.

Sources of Funds

         General. Deposits, loan repayments and prepayments, proceeds from sales
         -------
of loans, cash flows generated from operations and FHLB advances are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

         Deposits. The Bank offers a variety of deposit accounts with a range of
         --------
interest rates and terms. The Bank's deposits consist business checking, money market, savings, NOW and certificate accounts. For the three months ended June 30, 1996, core deposits represented 32.0% of total average deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank has historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. While the Bank does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits, the Bank will solicit, from time to time, such deposits or utilize brokered deposits depending upon market conditions. In recent years, the Bank, in connection with its growth strategy, has significantly increased its deposit base by establishing new branch offices in and around its primary market area, primarily in Rhode Island, and competitively pricing its deposit products to attract and retain deposit accounts and build its market share of deposits. The majority of the recent deposit growth has been in shorter-term certificate of deposit accounts which generally bear yields higher than the Bank's core deposits. As a result, the Bank's certificate of deposit accounts increased from $186.2 million, or 51.7% of total deposits, at March 31, 1994 to $409.6 million, or 68.2% of total deposits, at June 30, 1996. The Bank's cost of interest-bearing liabilities increased from 3.78% for the fiscal year ended March 31, 1994 to 5.13% for the three months ended June 30, 1996. At June 30, 1996, the weighted average remaining maturity of the Bank's certificate of deposit accounts was 10.6 months. Further increases in short-term certificate of deposit accounts, which tend to be more sensitive to movements in market interest rates than core deposits, may result in the Bank's deposit base being less stable than if it had a large amount of core deposits which, in turn, may result in further increases in the Bank's cost of deposits.

         The following table presents the deposit activity of the Bank for the periods indicated:

                                                      For the Three
                                                          Months
                                                      Ended June 30,             For the Year Ended March 31,
                                                  ----------------------    --------------------------------------
                                                     1996        1995          1996         1995           1994
                                                  ----------   ---------    ----------  -------------    ---------
                                                                           (In thousands)
Net deposits....................................    $10,049     $20,125      $120,527        $66,117      $20,307

Interest credited on deposit accounts...........      6,785       4,938        23,116         13,897       10,368
                                                    -------     -------      --------        -------      -------
Total increase in deposit accounts..............    $16,834     $25,063      $143,643        $80,014      $30,675
                                                    =======     =======      ========        =======      =======

         At June 30, 1996, the Bank had $48.2 million in certificate accounts in amounts of $100,000 or more maturing as follows:

                                                                           Weighted
                  Maturity Period                        Amount          Average Rate
- ---------------------------------------------------    -----------     ----------------
                                                            (Dollars in thousands)
Three months or less...............................       $18,134             5.50%

Over 3 through 6 months............................         9,485             5.88

Over 6 through 12 months...........................        10,120             5.91

Over 12 months.....................................        10,472             6.37
                                                          -------
Total..............................................       $48,211             5.85%
                                                          =======

         The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average month-end balances.

                                          For the Three Months
                                             Ended June 30,
                                      -----------------------------

                                                  1996
                                      -----------------------------

                                                 Percent
                                      Average    of Total  Weighted
                                      Balance    Average   Average
                                                 Deposits    Rate
                                      --------   -------   --------

                                         (Dollars in thousands)

Business checking accounts........     $ 42,887    7.25%        -%

Money market accounts.............       28,752    4.86      2.82

Savings accounts..................       80,301   13.58      2.50

NOW accounts......................       37,363    6.32      1.98
                                       --------  ------

      Total.......................      189,303   32.01      1.88
                                       --------  ------


Certificate accounts(1):

   Less than six months...........      169,854   28.72      5.61

   Over six through 12 months.....       78,202   13.22      5.83

   Over 12 through 36 months......       64,454   10.90      6.19

   Over 36 months.................       15,406    2.61      6.72

   IRA and KEOGH..................       74,159   12.54      6.21
                                       --------  ------

      Total certificate accounts..      402,075   67.99      5.90
                                       --------  ------


      Total average deposits......     $591,378  100.00%     4.62%
                                       ========  ======      ====

                                                                      For the Year Ended March 31,
                                    -----------------------------------------------------------------------------------------------

                                                1996                            1995                              1994
                                    ----------------------------  -----------------------------   ---------------------------------

                                              Percent                       Percent                          Percent
                                    Average   of Total Weighted   Average   of Total  Weighted    Average    of Total    Weighted
                                    Balance   Average   Average   Balance   Average    Average    Balance    Average     Average
                                              Deposits   Rate               Deposits    Rate                 Deposits      Rate
                                    --------  -------  ---------  --------  --------  ---------   --------   --------  ------------

                                                                         (Dollars in thousands)

Business checking accounts........  $ 35,587    7.08%        -%   $ 28,783     7.23%        -%     $ 37,427    10.84%           -%

Money market accounts.............    27,194    5.41      2.83      33,011     8.30      2.83        32,728     9.48         2.59

Savings accounts..................    76,511   15.23      2.50      81,525    20.49      2.50        82,480    23.89         2.50

NOW accounts......................    30,088    5.99      1.98      24,154     6.07      1.98        21,799     6.32         1.98
                                    --------  ------              --------   ------                --------   ------

      Total.......................   169,380   33.71      1.82     167,473    42.09      2.02       174,434    50.53         1.96
                                    --------  ------              --------   ------                --------   ------


Certificate accounts(1):

   Less than six months...........   125,491   24.98      5.66      96,932    24.37      5.16        73,030    21.16         3.60

   Over six through 12 months.....    64,743   12.89      5.91      40,981    10.30      5.75        26,512     7.68         4.01

   Over 12 through 36 months......    61,698   12.28      6.37      27,622     6.94      6.39        10,739     3.11         4.42

   Over 36 months.................    14,558    2.90      6.74       7,850     1.97      6.78         2,166     0.63         5.22

   IRA and KEOGH..................    66,487   13.24      6.17      56,998    14.33      5.12        58,294    16.89         4.14
                                    --------  ------              --------   ------                --------   ------

      Total certificate accounts..   332,977   66.29      5.95     230,383    57.91      5.56       170,741    49.47         3.95
                                    --------  ------              --------   ------                --------   ------


      Total average deposits......  $502,357  100.00%     4.59%   $397,856   100.00%     4.27%     $345,175   100.00%        2.99%
                                    ========  ======      ====    ========   ======      ====      ========   ======         ====


- -------------------------------------------------
(1)  Based on remaining maturity of certificates.

         The following table presents, by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at June 30, 1996.



                                             Period to Maturity from June 30, 1996
                             ---------------------------------------------------------------------     --------------

                             Less than      One to          Two to         Three to       Four to       At June 30,
                             One Year      Two years     Three years      Four years    Five years          1996
                             ---------     ---------     -----------      ----------    ----------     --------------
                                                                (In thousands)

Certificate accounts:

0 to 4.00%...............    $      -       $   255          $     -        $     -        $    -         $    255

4.01 to 5.00%............      17,371           631               50              -             -           18,052

5.01 to 6.00%............     186,097        38,257            4,746            427         2,157          231,684

6.01 to 7.00%............      76,742        14,569           17,785          4,531         5,701          119,328

7.01 to 8.00%............      16,718        10,389            1,972         11,194            21           40,294

8.01 to 9.00%............           -             -                -              3             -                3

Over 9.01%...............           -             -                -              -             -                -
                             --------       -------          -------        -------        ------         --------


   Total.................    $296,928       $64,101          $24,553        $16,155        $7,879         $409,616
                             ========       =======          =======        =======        ======         ========

                                        At March 31,
                            -------------------------------------


                               1996          1995          1994
                            -----------   ----------     --------



Certificate accounts:

0 to 4.00%...............     $    253     $ 19,822     $136,815

4.01 to 5.00%............       31,913       74,008       44,589

5.01 to 6.00%............      178,891       91,477        2,187

6.01 to 7.00%............      140,863       66,856          969

7.01 to 8.00%............       40,027       28,198          907

8.01 to 9.00%............            4            4          511

Over 9.01%...............            -          169          223
                              --------     --------     --------


   Total.................
                              $391,951     $280,534     $186,201
                              ========     ========     ========

       Borrowings. The Bank utilizes advances from the FHLB as an alternative to retail deposits to fund its operations as part of its operating strategy. During the quarter ended June 30, 1996, the Bank determined to utilize FHLB borrowings to a greater extent to fund its asset growth, primarily its origination of adjustable-rate one- to four-family loans. These FHLB advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the OTS and the FHLB. See "Regulation - Federal Home Loan Bank System." At June 30, 1996, the Bank had $136.6 million in outstanding advances from the FHLB and had no other borrowings as compared to $75.1 million at March 31, 1996. The Bank intends to utilize the net conversion proceeds provided to the Bank to repay FHLB advances and may repay additional FHLB borrowing with funds deposited by the Company with the Bank.

       The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:

                                                      At or For the
                                                    Three months Ended                 At or For the Year
                                                         June 30,                        Ended March 31,
                                                --------------------------   ---------------------------------------
                                                    1996          1995          1996          1995          1994
                                                ------------   -----------   -----------    ---------    -----------

                                                                       (Dollars in thousands)

FHLB advances:

   Average balance outstanding..............       $108,671       $60,520       $50,321      $71,005        $67,994
                                                   ========       =======       =======      =======        =======

   Maximum amount outstanding at
      any month-end during the period.......       $136,648       $66,663       $75,141      $99,724        $81,133
                                                   ========       =======       =======      =======        =======

   Balance outstanding at end of period.....       $136,648       $50,615       $75,141      $66,592        $59,542
                                                   ========       =======       =======      =======        =======

   Weighted average interest rate
      during the period.....................           6.01%         6.91%         6.46%        6.26%          5.59%
                                                       ====          ====          ====         ====           ====

   Weighted average interest rate at end
       of period............................           5.77%         6.75%         5.94%        6.96%          5.86%
                                                       ====          ====          ====         ====           ====


SUBSIDIARY ACTIVITIES

       FIRSTFED MORTGAGE CORPORATION ("FMC") is a wholly-owned subsidiary of the Bank. FMC does not currently conduct any activities other than holding a parcel of real estate located in Swansea, Massachusetts (the "Swansea Property"). The Swansea Property is the primary asset of FMC and is the site of the Bank's proposed centralized administrative and operations center and branch office, which is anticipated to open for operations in late 1997. The Bank has budgeted approximately $10 million for the construction, and furniture, fixtures and equipment of the facility and the branch office. See "Business of the Bank - Properties."

PROPERTIES

       The Bank currently conducts its business through an administrative and full service branch office and an operations office located in Fall River and eleven other full service branch offices and five loan origination centers, most of which are located in Southeastern Massachusetts and Rhode Island. In September 1996, the Bank began development of the Swansea Property for the purpose of constructing a new centralized administrative and operations center and branch office. The development and construction costs for the Swansea Property are estimated to be approximately $10 million. Once this project is completed, in late 1997, the Company believes that the Bank's facilities will be adequate to meet the then present and immediately foreseeable needs of the Bank and the Company. See "Business of the Bank - Subsidiary Activity."


                                                                                                   Net Book Value
                                                         Original                                  of Property or
                                                           Year                                      Leasehold
                                            Leased        Leased               Date of              Improvements
                                              or            or                  Lease                    at
               Location                     Owned        Acquired            Expiration             June 30, 1996
- ---------------------------------------   ----------   ------------    -----------------------   ------------------
                                                                                                   (In thousands)
Administrative/Corporate/
Branch Office:

   1 North Main Street                      Owned           1956                  -                       $  551
   Fall River, MA  02720

Operations Center:

   186 South Main Street                    Leased          1987           August 1997(1)                     21
   Fall River, MA  02721

   Route 118 (Swansea Mall Drive)(2)        Owned           1994                  -                          567
   Swansea, MA  02777

Branch Offices: (3)

   27 Park Street                           Owned           1990                  -                        1,789
   Attleboro, MA  02703

   33 Sullivan Drive                        Owned           1979                  -                          382
   Fall River, MA  02721

   1450 Plymouth Avenue                     Owned           1972                  -                          368
   Fall River, MA  02721

   278 Union Street                         Owned           1972                  -                          553
   New Bedford, MA  02740

   254 Rockdale Avenue                      Owned           1983                  -                           10
   New Bedford, MA  02740

   265 Newport Avenue                       Owned           1996                  -                          774
   Pawtucket, RI  02860

   741 Willett Avenue                       Owned           1995                  -                          700
   East Providence, RI  02915

   1519 Newman Avenue                       Owned           1994                  -                          514
   Seekonk, MA  02771

   149 Grand Army Highway                   Owned           1963                  -                           94
   Somerset, MA  02725

   2 Washington Street                      Owned           1976                  -                          333
   Taunton, MA  02780

   2100 Warwick Avenue(4)                   Owned           1996                  -                          328
   Warwick, RI  02889

                                                                                                   Net Book Value
                                                         Original                                  of Property or
                                                           Year                                      Leasehold
                                            Leased        Leased               Date of              Improvements
                                              or            or                  Lease                    at
               Location                     Owned        Acquired            Expiration             June 30,1996
- ---------------------------------------   ----------   ------------    -----------------------   ------------------
                                                                                                   (In thousands)
Loan Origination Centers:

   12 White's Path, Unit 7                  Leased            1992         October 1996 (1)                    -
   Yarmouth, MA  02664

   62 Auburn Street                         Leased            1990            June 1997                        -
   Auburn, MA  01501

   1325 Springfield Street                  Leased            1992          June 1997 (1)                      -
   Agawam, MA  01089

   10 Wall Street                           Leased            1994        December 1997 (1)                    -
   Burlington, MA  01803

   333 Main Street                          Leased            1990       September 1998 (1)                    -
   East Greenwich, RI  02818                                                                              ------

      Total...................................................................................            $6,984
                                                                                                          ======

- -----------------------------
(1)  The Bank has options to renew this lease which range from 1 to 10 years.
(2) The Bank's current expansion plans include the development of a new centralized administrative and operations center and branch office on this property which is expected to become operational in late 1997. Total development and construction costs for the property are estimated to be approximately $10 million.
(3) Does not reflect a lease agreement entered into by the Bank for vacant land located in New Bedford, Massachusetts which such lease has a commencement date of November 1, 1996 and a term of 20 years. The Bank intends to utilize this property to construct a de novo branch office, which is currently scheduled to open in early 1997.
(4) Reflects branch office which opened in August 1996. The net book value of such branch represents expenditures for construction in progress as of June 30, 1996.

LEGAL PROCEEDINGS

       The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company's financial condition or results of operations.

PERSONNEL

       As of June 30, 1996, the Bank had 239 authorized full-time employee positions and 48 authorized part-time employee positions. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees.


                          FEDERAL AND STATE TAXATION

FEDERAL TAXATION

       General. The Company and the Bank will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank was last audited by the Internal Revenue Service ("IRS") in 1983 and has never been audited by the Massachusetts Department of Revenue ("DOR").

       Bad Debt Reserve. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrifts") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

       In August, 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be equal to net charge-offs. The new rules allow an institution to suspend the bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase and home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         Distributions. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

         Corporate Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code") imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after March 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. The Bank does not expect to be subject to the AMT, but may be subject to the environmental tax liability.

         Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank own more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

STATE AND LOCAL TAXATION

         Commonwealth of Massachusetts. On July 27, 1995, the Governor of Massachusetts approved legislation to reduce the tax rate applicable to financial institutions, including savings banks, from 12.54% on their net income to 10.50% on their net income apportioned to Massachusetts. The reduced rate is to be phased-in over a five year period whereby the rate was 12.13% for 1995, and will be 11.72% for 1996, 11.32% for 1997, 10.91% for 1998 and 10.50% for
1999. Net income for years beginning before January 1, 1999 includes gross income as defined under the provisions of the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less the deductions, excluding the deductions for dividends received, state taxes, and net operating losses, as defined under the provisions of the Internal Revenue Code. For taxable years beginning on or after January 1, 1999, the definition of state taxable income is modified to allow a deduction for ninety-five percent of dividends received from stock where the Bank owns fifteen percent or more of the voting stock of the institution paying the dividend and to allow deductions from certain expenses allocated to federally tax exempt obligations. Subsidiary corporations of the Bank conducting business in Massachusetts must file separate Massachusetts state tax returns and are taxed as financial institutions, with certain modifications and grandfathering for taxable years before 1996. The net worth or tangible property of such subsidiaries is taxed at a rate of 0.26%. Such subsidiaries may file consolidated tax returns on the net earnings portion of the corporate tax.

         Corporations which qualify as "securities corporations," as defined by the Massachusetts tax code, are taxed at a special rate of 0.33% of their gross income if they qualify as a "bank-holding company" under the Massachusetts tax code. The Company is expected to qualify for this reduced tax rate provided that it is exclusively engaged in activities of a "securities corporation." The Bank has received an opinion from KPMG Peat Marwick LLP that the Company will qualify as a securities corporation, provided that if called upon by the Bank to make a loan to the ESOP, the Company will create a separate subsidiary for that purpose and provided that all of the Company's other activities qualify as activities permissible for a securities corporation. If the Company fails to so qualify, however, it will be taxed as a financial institution at a rate of 10.50% beginning in 1996 rather than at the phased-in rates.

         Delaware Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                                  REGULATION

GENERAL

         The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. Assuming that the holding company form of organization is utilized, the Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

         Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, their operations or the Bank's Conversion. Congress currently has under consideration various proposals to eliminate the federal thrift charter and abolish the OTS. The outcome of such legislation is uncertain. Therefore, the Bank is unable to determine the extent to which legislation, if enacted, would affect its business. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

         Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank and the Company and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION

         Business Activities. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         Loans-to-One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At June 30, 1996, the Bank's general limit on loans-to-one borrower was $7.1 million. At June 30, 1996, the Bank's largest aggregate amount of loans-to-one borrower consisted of an unadvanced $2.1 million commercial line of credit.

         QTL Test. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of June 30, 1996, the Bank maintained 92.5% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. For a discussion of the impact of certain proposed legislation, See "Risk Factors -- Financial Institution Regulation and Possible Legislation."

         Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 5%) of its net withdrawable deposit accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the three months ended June 30, 1996 was 5.37%, which exceeded the applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset/Liability Management" and "- Liquidity and Capital Reserves."

         Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is based upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended March 31, 1996 totalled $125,000.

         Branching. OTS regulations permit federally chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. For a discussion of the impact of proposed legislation, see "Risk Factors - Financial Institution Regulation and Possible Legislation."

         Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and any non-savings institution subsidiaries that the Company may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in
Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

         Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

         Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "- Prompt Corrective Regulatory Action."

         The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. The OTS has postponed the date that the component will first be deducted from an institution's total capital to provide it with an opportunity to review the interest rate risk approaches taken by the other federal banking agencies.

         At June 30, 1996, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at June 30, 1996, and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

PROMPT CORRECTIVE REGULATORY ACTION

         Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth, and capital distributions and limitations on expansion.

The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

         The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for SAIF member institutions currently range from 23 basis points to 31 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. The Bank's assessment rate for the years ended March 31, 1996, 1995 and 1994 was .23% of assessable deposits. See "Risk Factors - Recapitalization of SAIF and Its Impact on SAIF Premiums."

         Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL HOME LOAN BANK SYSTEM

         The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at June 30, 1996 of $7.0 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance. At June 30, 1996, the Bank had $136.6 million in FHLB advances.

         The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended March 31, 1996, 1995 and 1994, dividends from the FHLB to the Bank amounted to approximately $447,000, $518,000 and $439,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $52.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $52.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $52.0 million. The first $4.3 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

         The Company, if utilized, will be a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. The Bank must notify the OTS 30 days before declaring any dividend to the Company.

         As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a QTL. See "- Federal Savings Institution Regulation - QTL Test" for a discussion of the QTL requirements. Upon any non-supervisory acquisition by the Company of another savings association, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the BHC Act, subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Recently proposed legislation would treat all savings and loan holding companies as bank holding companies and limit the activities of such companies to those permissible for bank holding companies. See "Risk Factors - Financial Institution Regulation and Possible Legislation."

         The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS; and from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association, or of a company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

FEDERAL SECURITIES LAWS

         The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                           MANAGEMENT OF THE COMPANY

         The Board of Directors' of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Thomas A. Rodgers, Jr. and Anthony L. Sylvia, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Robert F. Stoico and John S. Holden, Jr., has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Gilbert C. Oliveira, Richard W. Cederberg and Paul A. Raymond, has a term of office expiring at the third annual meeting of stockholders. Their names and biographical information are set forth under "Management of the Bank - Directors."

         The following individuals are the executive officers of the Company and hold the offices set forth below opposite their names.


             Name                             Position(s) Held With Company
- ------------------------------       -------------------------------------------
Robert F. Stoico                     President, Chief Executive Officer and
                                     Chairman of the Board

Kevin J. McGillicuddy                Senior Vice President

Frederick R. Sullivan                Senior Vice President

Terrence M. Tyrrell                  Senior Vice President, Treasurer and
                                     Chief Financial Officer

Cecilia R. Viveiros                  Corporate Secretary


         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal at the discretion of the Board of Directors.

         Except for directors' meeting fees, since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Information concerning the principal occupations, employment and other information concerning the directors and officers of the Company during the past five years is set forth under "Management of the Bank Biographical Information."

                            MANAGEMENT OF THE BANK

DIRECTORS

         The following table sets forth certain information regarding the Board of Directors of the Bank.

                                                     Position(s) Held With the                  Director           Term
             Name                 Age(1)                      Bank(2)                            Since            Expires
- ------------------------------   --------   --------------------------------------------       ----------   -------------------
Robert F. Stoico                    56      Director, President and Chief Executive               1980             1998
                                            Officer
Gilbert C. Oliveira                 71      Director and Chairman of the Board                    1960             1999
Thomas A. Rodgers, Jr.              82      Director and Vice Chairman of the Board               1963             1997
Stanley A. Baker                    89      Director                                              1965             1998
Richard W. Cederberg                68      Director                                              1982             1999
John S. Holden, Jr.                 66      Director                                              1982             1998
Gerhard S. Lowenstein               79      Director                                              1968             1997
Willard E. Olmsted                  78      Director                                              1982             1997
Paul A. Raymond, DDS                52      Director                                              1981             1999
Roger K. Richardson                 86      Director                                              1982             1999
Anthony L. Sylvia                   64      Director                                              1984             1997


- ----------------------
(1)  As of June 30, 1996.
(2) Messrs. Stoico, Oliveira, Rodgers, Cederberg, Holden, Raymond and Sylvia are also directors of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

            Name                Age(1)                         Position(s) Held with the Bank
- ----------------------------   --------   -------------------------------------------------------------------------
Kevin J. McGillicuddy             56      Senior Vice President, Director of Mortgage Banking Group

Frederick R. Sullivan             54      Senior Vice President, Director of Banking Group

Terrence M. Tyrrell               46      Senior Vice President and Treasurer, Director of Administrative
                                                   Services

- ----------------------
(1)      As of June 30, 1996.

         Each of the executive officers of the Bank will retain his/her office in the converted Bank until their re-election at the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are subject to re-election by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

         DIRECTORS

         Robert F. Stoico joined the Bank in 1972 as Vice President and
         ----------------
Treasurer and was elected Executive Vice President in 1974 and President and Chief Executive Officer in 1977. He has been a member of the Board of Directors since 1980. Mr. Stoico serves in a number of leadership roles in the thrift industry and in local civic and charitable organizations. Prior to joining the Bank, Mr. Stoico, a Certified Public Accountant, was employed by KPMG Peat Marwick, LLP and specialized in the banking industry.

         Gilbert C. Oliveira is the Chairman, President and Treasurer of Gilbert
         -------------------
C. Oliveira Insurance Agency, Inc. and a partner in Oliveira Associates Realtors. He has been a member of the Bank's Board of Directors since 1960 and Chairman of the Board since 1989.

         Thomas A. Rodgers, Jr. is founder, Chairman and Chief Executive Officer
         ---------------------
of Globe Manufacturing Co., Inc., a manufacturer of extruded latex thread and spandex fibers. He has been a member of the Bank's Board of Directors since 1963 and Vice Chairman of the Board since 1989.

         Stanley A. Baker has served on the Bank's Board of Directors since
         ----------------
1965. He is the former President of Baker Tractor, Corp. Mr. Baker is now retired.

         Richard W. Cederberg prior to his retirement was Chairman of Larson
         --------------------
Tool and Stamping Company. He has served on the Bank's Board of Directors since 1982 and was on the Board of Directors of First Federal Savings and Loan Association of Attleboro, prior to its merger with First Federal Savings Bank of America.

         John S. Holden, Jr. is President and Treasurer of Automatic Machine
         -------------------
Products Co. He has served on the Bank's Board of Directors since 1982 and was on the Board of Directors of First Federal Savings and Loan Association of Attleboro, prior to its merger with First Federal Savings Bank of America.

         Gerhard S. Lowenstein prior to his retirement was President and
         ---------------------
Treasurer of Lowenstein Dress Corp. He has served on the Bank's Board of Directors since 1968 and is the current Chairman of the Bank's Audit Committee.

         Willard E. Olmsted has served on the Bank's Board of Directors since
         ------------------
1982. Mr. Olmsted was on the Board of Directors and served as Chief Executive Officer of First Federal Savings and Loan Association of Attleboro, prior to its merger with First Federal Savings Bank of America.

         Paul A. Raymond, DDS was appointed to the Bank's Board of Directors in
         --------------------
1981. He is a dentist in the town of Swansea, Massachusetts.

         Roger K. Richardson has served on the Bank's Board of Directors since
         -------------------
1982. Mr. Richardson was on the Board of Directors of First Federal Savings and Loan Association of Attleboro, prior to its merger with First Federal Savings Bank of America. He is the Chairman of Richardson/Cuddy Insurance Agency, Inc.

         Anthony L. Sylvia has served on the Bank's Board of Directors since
         -----------------
1984. Mr. Sylvia is President and Treasurer of The Baker Manufacturing Co., Inc., a commercial printing company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Kevin J. McGillicuddy has served as Senior Vice President, Director of
         ---------------------
Mortgage Banking Group, since 1995. Mr. McGillicuddy is responsible for the mortgage banking operations of the Bank. Previously, Mr. McGillicuddy served in the capacity of president of a mortgage company as well as chief operating and financial officer at two financial institutions. Mr. McGillicuddy is a Certified Public Accountant.

         Frederick R. Sullivan has been with the Bank since 1988. He is the
         ---------------------
Senior Vice President, Director of Banking Group. In this position, Mr. Sullivan is responsible for the banking operations of the Bank. Mr. Sullivan has been in the financial services industry for 29 years and prior to 1988 he served as a vice president at a large regional financial institution.

         Terrence M. Tyrrell, Senior Vice President and Treasurer, Director of
         -------------------
Administrative Services Group, has been with the Bank since 1980. Mr. Tyrrell is responsible for the administrative services and financial reporting of the Bank. Prior to joining the Bank, Mr. Tyrrell was the manager of accounting for a large manufacturer and served for a time as president of the company's credit union.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK AND COMPANY

         The Bank's Board of Directors meets once per month and may have additional special meetings called in the manner specified in the By-laws. During fiscal year 1995, no current Director attended less than 75% of the aggregate of the total number of Board meetings and the total number of committee meetings of the Board of Directors on which they served.

         The Board of Directors of the Bank has established the following committees:

         The Audit Committee consists of Messrs. Lowenstein, Holden and Sylvia. The Bank's Internal Auditor reports to this committee. The purposes of this committee are to review audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. The committee meets on a quarterly basis.

         The Management and Personnel Committee consists of Messrs. Oliveira, Stoico, Olmsted and Rodgers. This Committee is responsible for all matters regarding compensation and fringe benefits. The committee meets on an as needed basis.

         The Executive Committee consists of Messrs. Oliveira, Stoico, Rodgers, Olmsted and Cederberg. The purposes of this Committee are to review and establish the Bank's loan policies, approve large loans, evaluate issues of major importance to the Bank and to review recommendations for internal policy changes prior to presentation to the full Board for approval. The committee meets on a bi-monthly basis.

         Additionally, the Bank has a number of other management committees including the Asset Classification Committee, Asset/Liability Management Committee, Commercial Loan Committee, Compliance Committee, Retail Loan Committee and Fair Lending Committee.

         The Board of Directors of the Company has established the following committees: the Audit and Compliance Committee consisting of Messrs. Holden, Raymond and Sylvia; the Pricing Committee consisting of Messrs. Stoico, Oliveira, Rodgers and Cederberg; and the Compensation Committee consisting of Messrs. Stoico, Oliveira and Rodgers.

DIRECTOR COMPENSATION

         The Chairman of the Board currently receives a fee of $1,200 for each board meeting attended and a fee of $750 - $850 (depending on the Committee) for each Committee meeting attended. All other directors of the Bank currently receive a fee of $750 for each Board meeting they attend and a fee of $450 - $600 (depending on the Committee) for each Committee meeting they attend.

EXECUTIVE COMPENSATION

         CASH COMPENSATION. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal year ended March 31, 1996, to the Chief Executive Officer and the three highest paid executive officers of the Bank who received cash compensation in excess of $100,000.

- --------------------------------------------------------------------------------------------------------

                                                                    Annual Compensation(1)
                                                      ---------------------------------------------------



                                                                                             Other
                                                                                             Annual
         Name and Principal               Fiscal                                          Compensation
           Positions (2)                   Year          Salary($)        Bonus($)           ($)(2)
- --------------------------------------------------------------------------------------------------------
Robert F. Stoico                           1996           $282,045          $75,000                 -
President and Chief Executive Officer
Kevin J. McGillicuddy                      1996             96,846            8,000                 -
Senior Vice President
Frederick R. Sullivan                      1996             99,923            8,000                 -
Senior Vice President
Terrence M. Tyrrell                        1996             91,846            8,000                 -
Senior Vice President and Treasurer


- ------------------------------------------------------------------------------------------------------------------------------
                                                             Long-Term Compensation
                                          ------------------------------------------------------------
                                                           Awards                       Payouts
                                          ------------------------------------------------------------
                                                                                                               (i)

                                                                   Securities
                                                Restricted         Underlying            LTIP               All Other
         Name and Principal                    Stock Awards       Options/SARs          Payouts            Compensation
           Positions (2)                          ($)(3)             (#)(4)             ($)(5)                ($)(6)
- ------------------------------------------------------------------------------------------------------------------------------
Robert F. Stoico                                     -                 -                  -                  $149,364
President and Chief Executive Officer
Kevin J. McGillicuddy                                -                 -                  -                       771
Senior Vice President
Frederick R. Sullivan                                -                 -                  -                    16,167
Senior Vice President
Terrence M. Tyrrell                                  -                 -                  -                    11,625
Senior Vice President and Treasurer


- ---------------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes directors' fees for the named President and Chief Executive Officer.
(2) For fiscal year 1996, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation;
     (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For fiscal year 1996, the Bank had no restricted stock or stock related plans in existence.
(3) Does not include awards pursuant to the Stock Programs, which may be granted in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, as such awards were not earned, vested or granted in fiscal year 1996. For a discussion of the terms of the Stock Programs, see "- Benefits - Stock Programs." For fiscal year 1996, the Bank had no restricted stock plans in existence.
(4) Does not include options, which may be granted in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, because such options were not earned or granted in fiscal year 1996. For a discussion of the terms of grants and vesting of options, see "- Benefits - Stock Option Plans."
(5) For fiscal year 1996, there were no payouts or awards under any long-term incentive plan.
(6) Includes employer contributions of $5,293, $771, $2,967 and $2,625 and $11,800, $0, $13,000 and $9,000 to the Bank's Thrift and Retirement Plans for Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell, respectively. Also includes employer contributions of $129,119 and $3,152 to Mr. Stoico's Supplemental Retirement Plan and Supplemental Thrift Plan, respectively, for fiscal year 1996. See "- Benefits - Thrift Plan," "- Retirement Plan" and "- Supplemental Retirement Plan."

EMPLOYMENT AGREEMENTS

         Upon the Conversion, the Bank and the Company intend to enter into employment agreements with Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell, (individually, the "Executive"). These agreements are subject to the review and approval of the OTS and may be amended as a result of such OTS review. These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell.

         The proposed employment agreements provide for a three-year term for Mr. Stoico and a two-year term for Messrs. McGillicuddy, Sullivan and Tyrrell. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, in the case of Mr Stoico, and two years, in the case of Messrs. McGillicuddy, Sullivan and Tyrrell, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. The Bank and Company employment agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such employment agreements for Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell will be $_______, $_______, $_______, and $_______, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel. The employment agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the employment agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the employment agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Company or the Bank for one year.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months in the case of Mr. Stoico and twenty-four months in the cases of Messrs. McGillicuddy, Sullivan and Tyrrell. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank employment agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company employment agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or Company, the total amount of payments due under the Agreements, based solely on the current annual cash compensation paid to Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell and excluding any benefits under any employee benefit plan which may be payable, would be approximately $2.1 million.

CHANGE IN CONTROL AGREEMENTS

         Upon Conversion, the Company and the Bank intend to enter into two-year Change in Control Agreements (the "CIC Agreements") with eight of the Bank's officers. The terms of the Company CIC Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Company CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer would be entitled to receive a severance payment equal to two times the officer's compensation for the twelve months preceding termination. The Bank's CIC Agreement has a similar change in control provision; however, the officer would only be entitled to receive a severance payment under one agreement. The Company and Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. In the event of a change in control of the Bank or Company, the total payments that would be due under the CIC Agreement, based solely on the current annual compensation paid to the eight officers covered by the CIC Agreement and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.1 million.

EMPLOYEE SEVERANCE COMPENSATION PLAN

         The Bank's Board of Directors intends to, upon Conversion, establish the First Federal Savings Bank of America Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with employment or CIC agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 199% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $2.8 million. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

INSURANCE PLANS

         All full-time employees of the Bank, upon completion of the applicable introductory period, are covered as a group for comprehensive hospitalization, including major medical and long-term disability insurance.

BENEFITS

         THRIFT PLAN. The Bank maintains the Financial Institutions Thrift Plan (the "Thrift Plan") to encourage eligible employees to save and invest on a regular, long term basis. The Thrift Plan permits eligible employees to make monthly contributions of 2% - 15% of their basic monthly salary on an after-tax basis to the Thrift Plan. The Bank makes monthly contributions to each participant's account in the Thrift Plan equal to 50% of the participant's contribution up to 6%. Participants are 100% vested in the amounts credited to their Thrift Plan accounts.

         Employees are eligible to participate in the Thrift Plan after the completion of a 12 consecutive month period of employment with the Bank in which they complete at least 1,000 hours of employment.

         Participants may direct their Thrift Plan accounts in five different investment fund alternatives. In connection with the Conversion, a sixth investment fund, which will consist of the Common Stock, will be added to permit participants to invest some or all of their account in Common Stock.

         The Thrift Plan is a tax qualified plan. Participants in the Thrift Plan do not recognize taxable income on Bank contributions or investment income credited to their accounts under the Thrift Plan until such amounts are distributed to them.

         RETIREMENT PLAN. The Bank maintains the Financial Institutions Retirement Fund (the "Retirement Plan") to provide retirement benefits for eligible employees. Employees are eligible to participate in the Retirement Plan after the completion of 12 consecutive months of employment with the Bank and the attainment of age 21. Hourly paid employees are excluded from participation in the Retirement Plan. Benefits payable to a participant under the Retirement Plan are based on the participant's years of service and salary. The formula for normal retirement benefits payable annually under the Retirement Plan is 2% multiplied by years of benefit service multiplied by the average of the participant's highest three years of salary paid by the Bank. A participant may elect early retirement as early as age 45. However, such participant's normal retirement benefits will be reduced by an early retirement factor based on age at early retirement. The Bank may, in the future, amend the Retirement Plan to reduce or eliminate the early retirement benefit reduction in the event of a change in control of the Company or the Bank.

         Participants generally have no vested interest in Retirement Plan benefits prior to the completion of five years of service with the Bank. Following the completion of five years of vesting service, or in the event of a participant's attainment of age 65, death or termination of employment due to disability, a participant will become 100% vested in the accrued benefit under the Retirement Plan. The table below reflects the pension benefit payable to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. As of January 1, 1996, Messrs. Stoico, McGillicuddy, Sullivan and Tyrrell had credited years of service of 24 years, six months, 9 years and 16 years, respectively.


                                                       Years of Benefit Service
                     --------------------------------------------------------------------------------------------
  Final Average
    Earnings               15                 20                  25                 30                  35
- -----------------    ---------------    --------------      --------------     ---------------     --------------
       $50,000             $15,000           $20,000             $25,000             $30,000            $35,000

       $75,000             $22,500           $30,000             $37,500             $45,000            $52,500

      $100,000             $30,000           $40,000             $50,000             $60,000            $70,000

      $125,000             $37,500           $50,000             $62,500             $75,000            $87,500

      $150,000             $45,000           $60,000             $75,000             $90,000           $105,000

      $200,000(1)          $60,000           $80,000            $100,000            $120,000           $140,000

      $250,000(1)          $75,000          $100,000            $125,000            $150,000           $175,000

      $300,000(1)          $90,000          $120,000            $150,000            $180,000           $210,000

      $350,000(1)         $105,000          $140,000            $175,000            $210,000           $245,000

      $400,000(1)         $120,000          $160,000            $200,000            $240,000           $280,000

- -------------------------

(1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Internal Revenue Code is $150,000.

         SUPPLEMENTAL RETIREMENT PLAN. The Bank currently maintains a Supplemental Retirement Plan under which a specified amount of money is annually credited to the account of plan participants to be paid following the participants' termination of employment. In addition, participants may direct that a percentage of their annual pay be deferred into a subaccount under the Supplemental Retirement Plan. The benefits provided under the Supplemental Retirement Plan are intended to make the Participants whole for reductions in benefits payable under the terms of the tax qualified thrift plan and pension plan maintained by the Bank due to limitations imposed by the Internal Revenue Code, and to provide additional retirement benefits for the participants (see
                                                                          ---
discussion under Supplemental Executive Retirement Plan, below). The amounts
- --------------------------------------------------------------
credited to the Participants' accounts are credited with interest annually at a rate. Participants vest in the amounts credited to the Supplemental Retirement Plan after completing five years of employment with the Bank. Participants will also vest immediately should the Participant incur a disability or die. In connection with the Conversion, the Supplemental Retirement Plan will be amended to permit Participants to direct that all or a portion of the amounts currently (and/or future amounts) credited to their accounts be converted into stock units that are based on the value of the Common Stock. The Bank currently maintains an irrevocable grantor's trust (also known as a "rabbi trust") to hold assets of the Bank for the exclusive purpose of paying benefits under the Supplemental Retirement Plan, provided that in the event of the insolvency of the Bank, the assets of the trust are subject to the claims of the Bank's creditors. The assets of this trust may be used to acquire shares of Common Stock to be used to satisfy the obligations of the Bank for the payment of benefits under the Supplemental Retirement Plan.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Internal Revenue Code limits the amount of compensation that may be considered when determining benefits that are payable under tax-qualified plans, such as the ESOP, (the "Code Limit"), and further limits the amount that can be contributed on behalf of any employee in any year with respect to tax-qualified deferred contribution plans, such as the ESOP and Thrift Plan. To provide benefits to make up for the reduction in benefits flowing from these limits. the Bank intends to implement a Supplemental Executive Retirement Plan ("SERP"). The SERP is an "unfunded" plan which is subject to the creditors of the employer. Accordingly, many employers use an irrevocable grantor trust (also known as a "rabbi trust") to hold Bank assets to satisfy the obligations of the plan to participants and allows the rabbi trust to invest in employer stock. The Bank intends to amend the trust established for the Supplemental Retirement Plan to hold assets to satisfy the Bank's SERP obligations.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has established for eligible employees an ESOP and related trust to become effective upon Conversion. Employees employed with the Bank as of January 1, 1996 and employees of the Company or the Bank employed after such date, who have been credited with at least 1,000 hours during a twelve month period and who have attained the age of 21 will become participants. The ESOP intends to purchase 8% of the Common Stock issued in the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock to be issued in the Conversion, the ESOP intends to borrow funds either from ESOP Loan Subsidiary or a third party lender, equal to 100% of the aggregate purchase price of the Common Stock. In either case, the loan will be repaid principally from the Company's or the Bank's contribution's to the ESOP over a period of nine years and the collateral for the loan will be the Common Stock purchased by the ESOP. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank or to reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary, however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The interest rate for the loan is expected to be the prime rate. There can be no assurance that the OTS will permit the Company to make the loan to the ESOP, or guarantee and provide additional collateral in the event the ESOP loan is obtained from a third party.

         Shares purchased by the ESOP will initially be pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Participants will vest in their ESOP account at a rate of 20% annually commencing after the completion of one year of credited service or completely if their service was terminated due to death, early retirement, permanent disability or a change in control. Prior to the completion of one year of credited service, a participant who terminates employment for reasons other than death, retirement, disability, or change in control of the Bank or Company will not receive any benefit. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         In connection with the establishment of the ESOP, a Committee of the Board of Directors was appointed to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion and continuing thereafter. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares and allocated shares for which no instructions are given will be voted by the trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock provided that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         STOCK OPTION PLANS. Following the conversion, the Board of Directors of the Company intends to adopt stock-based benefit plans which would provide for the granting of stock options to eligible officers, employees and directors of the Company and Bank. Stock options are intended to be granted under either a separate stock option plan for officers and employees (the "Incentive Option Plan") and a separate option plan for outside directors (the "Directors' Option Plan") (collectively, the "Option Plans") or under a single Master Stock-Based Benefit Plan which would incorporate the benefits and features of the Incentive Option Plan and Directors' Option Plan. At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Option Plans or the Master Stock-Based Benefit Plan to stockholders for approval and has reserved an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 757,620 shares (based upon the issuance of 7,576,200 shares), for issuance under the Option Plans or Master Stock-Based Benefit Plan. OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the Option Plans or Master Stock-Based Benefit Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Option Plans.

         The stock option benefits provided under the Incentive Option Plan or Master Stock-Based Benefit Plan will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. All employees of the Company and its subsidiaries will be eligible to participate in the Incentive Option Plan. The Incentive Option Plan or Master Stock-Based Benefit Plan will provide for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) Limited Rights. Limited Rights are exercisable only upon a change in control of the Bank or the Company. Upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. It is anticipated that all options granted contemporaneously with stockholder approval of the Incentive Option Plan will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code. Unless sooner terminated, the Incentive Option Plan or Master Stock-Based Benefit Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant options with Limited Rights under the Incentive Option Plan or Master Stock-Based Benefit Plan at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

         Under the Incentive Option Plan or Master Stock-Based Benefit Plan, it is expected that the Management and Personnel Committee will determine which officers and employees will be granted options and Limited Rights, whether such options will be incentive or non-statutory stock options, the number of shares subject to each option, the exercise price of each non-statutory stock option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. It is expected that the per share exercise price of an incentive stock option will be required to be at least equal to the fair market value of a share of Common Stock on the date the option is granted.

         If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, an employee will not be deemed to have received taxable income upon grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the option exercise and two years after the date of grant of the option. No compensation deduction would be able to be taken by the Company as a result of the grant or exercise of Incentive Stock Options, provided such shares are not disposed of before the expiration of the period described above (a "disqualifying disposition"). In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option would be a deductible expense for tax purposes for the Company. In the case of Limited Rights, upon exercise, the option holder would have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

         If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, stock options would become vested and exercisable in the manner specified by the Company, subject to applicable OTS regulations, which require that options begin vesting no earlier than one year from the date of shareholder approval of the Incentive Option Plan or Master Stock-Based Benefit Plan and thereafter vest at a rate of no more than 20% per year. Options granted in connection with the Incentive Option Plan or Master Stock-Based Benefit Plan could be exercisable for three months following the date on which the employee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option as described above. In the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If the Incentive Stock Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, in the event of death, disability or normal retirement, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         Under the Directors' Option Plan or Master Stock-Based Benefit Plan contemplated, the exercise price per share of each option granted may be equal to the fair market value of the shares of Common Stock on the date the option is granted. All Options granted to outside directors under the Directors' Option Plan or Master Stock-Based Benefit Plan would be Non-Statutory Stock Options and, pursuant to applicable OTS regulations, would vest and become exercisable commencing one year after the date of shareholder approval of the Directors Option Plan or Master Stock-Based Benefit Plan at the rate of 20% per year, and would expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director or consulting director. In the event of the death or disability of a participant, all previously granted options would immediately vest and become fully exercisable.

         Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of stock options granted under a plan adopted within one year after conversion. If permitted by OTS regulations in effect at the time a change in control occurs, the Incentive Option Plan and the Directors Option Plan or Master Stock-Based Benefit Plan described above provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would be defined in the contemplated Incentive Option Plan, Master Stock-Based Benefit Plan or the Directors Option Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         STOCK PROGRAMS. Following the Conversion, the Bank intends to establish performance based Stock Programs as a method of providing officers, employees and non-employee directors of the Bank and Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The benefits intended to be granted under the Stock Programs may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-Based Benefit Plan which would incorporate the benefits and features of such separate Stock Program plans. The Company intends to present the Stock Programs or Master Stock-Based Benefit Plan for stockholder approval at a meeting of stockholders, which pursuant to applicable OTS regulations, may be held no earlier than six months after the completion of the Conversion.

         Subject to stockholder approval, the Bank expects to contribute funds to the Stock Programs or Master Stock-Based Benefit Plan to enable the plans to acquire, in the aggregate, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 303,048 shares (based upon the issuance of 7,576,200 shares). These shares would be acquired through open market purchases, if permitted, or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that, if stockholder approval is obtained, it would provide awards to its directors and employees to the extent permitted by applicable regulations. OTS regulations provide that no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors.

         The Management and Personnel Committee of the Bank's Board of Directors would administer the Stock Programs or Master Stock-Based Benefit Plan described above. The Stock Programs or Master Stock-Based Benefit Plan are expected to be self-administered for grants or allocations made to non-employee directors, which would not be performance-based. Under the Stock Programs or Master Stock-Based Benefit Plan, awards would be granted in the form of shares of Common Stock held by the plans. Awards will be non-transferable and non-assignable. The Board intends to appoint an independent fiduciary to serve as trustee of the trust to be established pursuant to the Stock Programs or Master Stock-Based Benefit Plan. Allocations and grants to officers and employees under the Stock Programs or Master Stock-Based Benefit Plan may be made in the form of base grants and allocations based on performance goals established by the Management and Personnel Committee. In establishing such goals, the Committee may utilize the annual financial results of the Bank, actual performance of the Bank as compared to targeted goals such as the ratio of the Bank's net worth to total assets, the Bank's return on average assets, or such other performance standards as determined by the Committee with the approval of the Board of Directors. Performance allocations would be granted upon the achievement of performance goals and base grants and performance allocations would vest in annual installments established by the Committee.

Pursuant to applicable OTS regulations, base grants and allocations will commence vesting one year after the date of shareholder approval of the plan and thereafter at the rate of 20% per year.

         In the event of death, grants would be 100% vested. In the event of disability, grants would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, if the participant continues to perform services as a Director or consultant on behalf of the Bank, the Company or an affiliate or, in the case of a retiring Director, as a consulting director, unvested grants would continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested grants would lapse.

         Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan described above. If permitted by OTS regulations at the time a change in control occurs, the Stock Programs or Master Stock-Based Benefit Plan would provide for accelerated vesting in the event of a change in control of shares granted under the Stock Programs or Master Stock-Based Benefit Plan. A change in control is expected to be defined in the Stock Programs or Master Stock-Based Benefit Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         When shares become vested in accordance with the Stock Programs or Master Stock-Based Benefit Plan described above, the participants would recognize income equal to the fair market value of the Common Stock at that time. The amount of income recognized by the participants would be a deductible expense for tax purposes for the Bank. When shares become vested and are actually distributed in accordance with the Stock Programs or Master Stock-Based Benefit Plan, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of grants could direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance and high performance goals will be voted by the trustee of the Stock Programs or Master Stock-Based Benefit Plan in proportion to the directions provided with respect to shares subject to grants. Vested shares are distributed to recipients as soon as practicable following the day on which they are vested.

         In the event that additional authorized but unissued shares are acquired by the Stock Programs or Master Stock-Based Benefit Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The FIRREA requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Bank currently makes loans to its executive officers, directors and employees on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of June 30, 1996, 9 of the Bank's executive officers or directors had loans with outstanding balances totalling $617,000 in the aggregate. All such loans were made by the Bank in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

         The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range, including the effect of shares issued to the Foundation, and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.

                                                     At the Minimum                     At the Maximum
                                                 of the Estimated Price             of the Estimated Price
                                                        Range(1)                           Range(1)
                                            --------------------------------  ---------------------------------
                                                              As a Percent                        As a Percent
                                               Number           of Shares          Number           of Shares
Name                             Amount       of Shares          Issued           of Shares          Issued
- ----------------------------   ----------   -------------    ---------------   ---------------   ---------------
Robert F. Stoico                 $300,000        30,000            0.54%              30,000            0.40%
Gilbert C. Oliveira               250,000        25,000            0.45               25,000            0.33
Thomas A. Rodgers, Jr.            150,000        15,000            0.27               15,000            0.20
Stanley A. Baker                  250,000        25,000            0.45               25,000            0.33
Richard W. Cederberg               80,000         8,000            0.14                8,000            0.11
John S. Holden, Jr.                50,000         5,000            0.09                5,000            0.07
Gerhard S. Lowenstein              20,000         2,000            0.04                2,000            0.03
Willard E. Olmsted                  8,000           800            0.01                  800            0.01
Paul A. Raymond, DDS               50,000         5,000            0.09                5,000            0.07
Roger K. Richardson                50,000         5,000            0.09                5,000            0.07
Anthony L. Sylvia                  75,000         7,500            0.13                7,500            0.10
Kevin J. McGillicuddy              75,000         7,500            0.13                7,500            0.10
Frederick R. Sullivan              75,000         7,500            0.13                7,500            0.10
Terrence M. Tyrrell               100,000        10,000            0.18               10,000            0.13
Cecilia R. Viveiros                 5,000           500            0.01                  500            0.01
                                 --------        ------            ----               ------            ----
All Directors and
   Executive Officers as a
   group (15 persons).......   $1,538,000       153,800            2.75%             153,800            2.06%
                               ==========       =======            ====              =======            ====

- --------------------
(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's Thrift Plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See "- Benefits - Profit Sharing and Thrift Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation.

                                THE CONVERSION

         THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY.

GENERAL

         On August 2, 1996 the Bank's Board of Directors unanimously adopted, and subsequently amended, subject to approval by the OTS, the Plan pursuant to which the Bank will be converted from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan was approved by the OTS, subject to, among other things, approval of the Plan by the Bank's members. A special meeting of members has been called for this purpose to be held on _______________, 1996.

         The Company filed an application with the OTS to become a savings and loan holding company and to acquire all of the Common Stock of the Bank to be issued in the Conversion. The Company plans to purchase the shares of issued and outstanding capital stock of the Bank in exchange for the greater of that portion of the net proceeds from the sale of the Common Stock which would increase the Bank's tangible capital to 10% of its adjusted assets or up to 50% of the net proceeds and retain the remaining net proceeds. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or the Bank, if the Company's form of organization is not utilized, to be issued pursuant to the Plan.

         The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the Common Stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

     The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, with a preference given to Local Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, with a preference given to Local Supplemental Eligible Account Holders, and Other Members, with a preference given to Local Other Members. Concurrently, shares will be offered in a Community Offering with preference given to natural persons residing in the Bank's Local Community. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See "- Community Offering" and "- Syndicated Community Offering."

     The aggregate price of the shares of Common Stock to be issued in the Conversion within the Estimated Price Range, currently estimated to be between $51.9 million and $70.2 million, will be determined based upon an independent appraisal, prepared by Keller & Company, Inc. of the estimated pro forma market value of the Common Stock of the Company. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription and Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.

     The following is a brief summary of pertinent aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each branch of the Bank and at the Northeast Region and Washington, D.C. offices of the OTS. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

ESTABLISHMENT OF CHARITABLE FOUNDATION

     General. In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Bank's Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will be funded with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

     The Foundation would be dedicated to the promotion of charitable purposes within the Bank's local community, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not for profit to community groups and other types of organizations or civic minded projects. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See " -- Stock Pricing."

     Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes within the Bank's local community. The Bank has long emphasized community lending and community development activities and currently has an outstanding Community Reinvestment Act ("CRA") rating. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. Indeed, the Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has an outstanding record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board also believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the Bank's community to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Company and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue making its ordinary charitable contributions within its communities. Such ordinary contributions typically range between $20,000 and $30,000 per year.

     Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's board of directors will be comprised of nine members, at least seven of whom must be civic and community leaders in the Bank's local community, who are unaffiliated with either the Bank or the Company, or their officers and directors ("Disinterested Directors"). The remaining two members of the board of directors will be comprised of directors of the Company or the Bank. A Nominating Committee of the Board, which is to be comprised of a minimum of any three members of the board, will nominate individuals eligible for election to the board of directors. The board of directors will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Directors will be divided into three classes with each class appointed for three-year terms. While the Disinterested Directors have not been selected as of this time, all directors will be appointed prior to the contribution to the Foundation of the Common Stock of the Company pursuant to the qualifications required by the Foundation's bylaws. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable and educational purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

     The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. The directors will also be responsible for directing the assets of the Foundation. Pursuant to the Foundation's bylaws, only a Special Committee of the board of directors, comprised solely of Disinterested Directors, will be permitted to direct the timing of any sales of Common Stock held by the Foundation. Further, pursuant to the terms of the contribution as mandated by the OTS, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction
         --------  -------
under certain circumstances if compliance with the restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of the State of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such legal opinion(s) by the Company or the Foundation. In the event that the OTS waived the voting restriction, the directors would direct the voting of the Common Stock held by the Foundation. However, there will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements related to voting, acquisition or disposition of the Company's stock. As a result, the Company and the Bank cannot exercise control over the actions and decisions of the Foundation's board of directors. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the Bank's staff to provide administrative support services which are ministerial in nature. The board of directors will appoint such officers as may be necessary to manage the operations of the Foundation. It is anticipated that initially such officers will be selected from the board of directors of the Foundation.

     The Company proposes to capitalize the Foundation with Company Common Stock in an amount equal to 8.0% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 414,800, 488,000 and 561,200 shares, which would have a market value of $4.1 million, $4.9 million and $5.6 million, respectively, assuming the Purchase Price of $10.00 per share. Such contribution, once made, will not be recoverable by the Company or the Bank. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

     The Foundation would receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by three-fourths vote, determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable and educational purposes. While there may be greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 5,599,800, 6,588,000 and 7,576,200 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes would qualify as a 501(c)(3) exempt organization under the Code, and would likely be classified as a private foundation rather than a public charity. A private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the condition to the gift which requires that all shares held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock. In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the OTS that compliance with the voting restriction would cause the Foundation to lose its tax-exempt status, otherwise have a material adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by the Company or the Foundation. See "- Regulatory Conditions Imposed on the Foundation."

     A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code, and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. In addition, under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must merely be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. See "Comparison of Valuation and Pro Forma Information with No Foundation." Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $100.3 million, or 11.73% of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 10.00%, 10.00% and 18.90%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

     The Company and the Bank have received an opinion of their independent accountants that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carryforward any unused portion of the deduction for five years following the year in which the contribution is made. Thus, while the Company expects to receive a charitable contribution deduction of approximately $500,000 in calendar year 1996, the Company is permitted under the Code to carryover the excess contribution over a five-year period for federal income tax purposes. The Company would not be able to utilize such carryover for state income tax purposes. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the combined six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five year period to fully utilized the carryover related to the excess contribution. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

     Although the Company and the Bank have received an opinion of their independent accountants that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

     As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

     Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; (vi) directors, officers, employees and/or affiliates of the Company and the Bank together must comprise less than 25% of the Foundation's board of directors; and
(vii) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will
                                           --------  -------
waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware and the OTS determines the federal law does not preempt the application of the laws of the State of Delaware to the Foundation; (b) cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such opinion(s) by the Company or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the OTS will grant an unconditional waiver of the voting restriction. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

     In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $80.7 million or less than $51.9 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease, increase or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See " The Conversion - Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

PURPOSES OF CONVERSION

     The Bank, as a federally-chartered mutual savings bank, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices, provide affordable home financing opportunities to the communities it serves or diversify into other financial services to the extent allowable by applicable law and regulation. The Conversion would also position the Bank for a conversion to a commercial bank charter if the Board of the Bank chooses to do so in the future. In determining whether to convert to a commercial bank charter, the Bank may consider, among other things, the differences in the regulatory and supervisory structure applicable to the Bank as a commercial lending institution as opposed to a thrift lending institution. In particular, a conversion to a commercial bank charter would provide the Bank with added lending flexibility in that the Bank would not be restricted in the types of commercial loans in which it may not currently be able to invest due to regulations applicable to federal savings institutions. However, the Bank does not expect to convert to a commercial bank charter at this time.

     The holding company form of organization, if used, would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

     The potential impact of the Conversion upon the Bank's capital base is significant. Due to the Bank's capital position, it has sought to limit its asset growth to a level sustainable by its capital position. Accordingly, the Bank has not pursued lending or investment activities and has controlled its asset growth, in part, as a result of its being unable to engage in such activities or growth and retain its status as a "well capitalized" institution pursuant to OTS regulatory capital requirements. The Conversion will significantly increase the Bank's capital position to a level whereby the Bank will be better positioned to take advantage of business opportunities and engage in activities which, prior to Conversion, would have been more difficult for the Bank to engage in and still continue to meet its status as a "well capitalized" institution. At June 30, 1996, the Bank had retained earnings, determined in accordance with GAAP, of $47.5 million, or 5.9% of total assets, which corresponds to the Bank's regulatory tangible capital requirement which it must satisfy in order to be classified as a "well-capitalized" institution. An institution with a ratio of tangible capital to total assets of greater than or equal to 5.0% is considered to be "well-

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

capitalized" pursuant to OTS regulations. Assuming that the Company uses 50% of the net proceeds at the maximum of the Estimated Price Range or that portion of net proceeds to purchase the stock of the Bank which would be sufficient to increase the Bank's tangible capital to 10% of its adjusted assets, the Bank's GAAP capital will increase to $84.3 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 10.04% after the Conversion. In the event that the holding company form of organization is not utilized and all of the net Conversion proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's ratios of tangible and core capital to adjusted assets, on a pro forma basis, will both increase to 12.32% after Conversion. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers. See "Use of Proceeds."

     After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock Option Plans or Master Stock-Based Benefit Plan or the possible issuance of authorized but unissued shares to the Stock Programs under the Stock Option Plans or Master Stock-Based Benefit Plan. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

EFFECTS OF CONVERSION

     General. Each depositor in a mutual savings institution has both a
     -------
deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings institution converts to stock form, permanent nonwithdrawable capital stock is created to represent the ownership of the institution's net worth. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

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

     Continuity. While the Conversion is being accomplished, the normal
     ----------
business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors serving the Bank at the time of Conversion will serve initially as Directors of the Bank after the Conversion. The Directors of the Company will consist initially of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions immediately after Conversion.

     Effect on Deposit Accounts. Under the Plan, each depositor in the Bank
     --------------------------
at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from the Bank will be affected by
     ---------------
the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

     Effect on Voting Rights of Members. At present, all depositors and
     ----------------------------------
certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors and borrowers of the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

     Tax Effects.  The Bank has received an opinion of counsel with regard to
     -----------
federal income taxation and an opinion from KPMG Peat Marwick LLP with regard to Massachusetts taxation which provide that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or Massachusetts tax purposes to the Bank, its Eligible Account Holders, or its Supplemental Eligible Account Holders or the Company, except as discussed below. See "- Tax Aspects."

     Effect on Liquidation Rights. If a mutual savings institution were to
     ----------------------------
liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

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

Stock Pricing
- -------------

     The Plan of Conversion requires that the Aggregate Purchase Price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Company have retained Keller to make such valuation. For its services in making such appraisal, Keller will receive a fee of $23,000, plus reasonable expenses not to exceed $1,000. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller's liability results from its negligence, willful misconduct or bad faith.

     An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings banks and savings institutions located in the Bank's primary market area and northeastern United States; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

     On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion, dated September 6, 1996, the estimated pro forma market value of the Common Stock ranged from a minimum of $51.9 million to a maximum of $70.2 million with a midpoint of $61.0 million. Based upon the Valuation Range and the Purchase Price of $10.00 per share for the Common Stock established by the Board of Directors, the Board of Directors has established the Estimated Price Range of $51.9 million to $70.2 million, with a midpoint of $61.0 million, and the Company expects to issue between 5,185,000 and 7,015,000 shares of Common Stock. The Board of Directors of the Company and the Bank have reviewed the appraisal of Keller and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by Keller in the preparation of such appraisal. The Estimated Price Range may be amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

     Such valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. Keller did not independently verify the Consolidated Financial Statements and other information provided by the Bank, nor did Keller value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof. See "Risk Factors - Absence of Market for Common Stock."

     Following commencement of the Subscription and Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 8,067,250 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Community Offerings.

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Keller to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription and Community Offerings.

         If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the OTS, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription and Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.

         If all shares of Common Stock are not sold through the Subscription and Community Offerings, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription and Community Offerings but may commence during the Subscription and Community Offerings subject to prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "- Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause Keller to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days, or if following the Syndicated Community Offering, 90 days, unless further extended by the OTS for periods up to 90 days not to extend beyond _______________, 1998. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

         Copies of the appraisal report of Keller, including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

NUMBER OF SHARES TO BE ISSUED

         Depending upon market or financial conditions following the commencement of the Subscription and Community Offerings, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $10.00 per share and Keller's estimate of the pro forma market value of the Common Stock ranging from a minimum of $51,850,000 to a maximum, as increased by 15%, of $80,672,500, the number of shares of Common Stock expected to be issued in the Conversion is between a minimum of 5,185,000 shares and a maximum, as adjusted by 15%, of 8,067,250 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by the Bank and Company subject to OTS approval, if necessary.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "- Limitations on Common Stock Purchases."

         The number of shares to be issued and outstanding following the Conversion may be increased by a number of shares equal to 8.0% of the Common Stock issued in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 561,200 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 7,576,200 shares. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater

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

number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with a balance of $50 or more as of June 30, 1995 ("Eligible Account Holders") with a preference given to Eligible Account Holders residing in the Bank's Local Community ("Local Eligible Account Holders"); (2) the ESOP;
(3) holders of deposit accounts with a balance of $50 or more as of September 30, 1996 ("Supplemental Eligible Account Holders") with a preference given to Supplemental Eligible Account Holders residing in Bank's Local Community ("Local Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of __________, 1996, the Voting Record Date, and borrowers with loans outstanding as of ________________, which continue to be outstanding as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members") with a preference given to Other Members residing in Bank's Local Community ("Local Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases." The residence of a depositor for the purposes of assessing whether a depositor or community member resides in the Bank's Local Community will be based on the account records of the Bank as of the eligibility record date and voting record date (whichever may be applicable). Only to the extent a depositor's mailing address or primary place of employment as of the eligibility record date or voting record date (whichever may be applicable) is located within the Bank's Local Community, will such depositor be presumed to reside in the Bank's Local Community. However, the Company and Bank reserve the sole right to consider a depositor with a mailing address or primary place of employment located in the Bank's Local Community to be a nonresident of the Bank's Local Community to the extent other information has come to the attention of the Company and Bank which indicates such depositor is not a bona fide
                                                                ---- ----
resident of the Bank's Local Community.

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will
         ------------------------------------
receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of June 30, 1995) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility

Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases." A preference will be provided to Local Eligible Account Holders whereby the subscription of such Local Eligible Account Holders shall, to the extent possible, be filled in full before filling the subscriptions of remaining Eligible Account Holders.

         In the event that Local Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Local Eligible Account Holders so as to permit each subscribing Local Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Local Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Local Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Local Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Local Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Local Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Local Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         In the event that shares remain available for subscriptions after all subscriptions by Local Eligible Account Holders have been filled in full and remaining Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also Directors or Officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 1993.

         Priority 2: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in the Conversion, including shares issued to the Foundation, or 447,984 shares and 606,096 shares, based on the issuance of 5,599,800 shares and 7,576,200 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank - Benefits - Employee Stock Ownership Plan and Trust."

         Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases." A preference will be given to Local Supplemental Eligible Account Holders whereby the subscriptions of Local Supplemental Eligible Account Holders shall be filled in full first before filling subscriptions of remaining Supplemental Eligible Account Holders.

         In the event that Local Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Local Supplemental Eligible Account Holders so as to permit each subscribing Local Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Local Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Local Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Local Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Local Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Local Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Local Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         In the event that shares remain available for subscription after all subscriptions by Local Supplemental Eligible Account Holders have been filled and remaining Supplemental Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.

         Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%. A preference will be given to Local Other Members whereby the subscriptions of Local Other Members shall be filled in full first before filling the subscriptions of remaining Other Members.

         In the event that Local Other Members subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Local Other Members will be allocated among the subscribing Local Other Members so as to permit each subscribing Local Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Local Other Member. Any shares remaining after that allocation will be allocated among the subscribing Local Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Local Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Local Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Local Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Local Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         In the event that shares remain available for subscription after all subscriptions by Local Other Members have been filled in full and remaining Other Members exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Other Members whose subscriptions remain unfilled on a pro rata basis in the same proportion as a subscribing Other Member's total votes on the Voting Record Date for the Special Meeting bears to the total votes of all subscribing Other Members on such date.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on _______________, 1996, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 1998.

Community Offering
- ------------------

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public and may reserve a number of shares equal to the lesser of 25% of the Common Stock offered or the Common Stock not subscribed for in the Subscription Offering for institutional investors who need not be residents of any county in which the Bank maintains an office. Any excess of shares available will be available for purchase by the general public, with preference given to natural persons (such natural persons referred to as "Preferred Subscribers") residing in the counties in which the Bank maintains an office, subject to the right of the Company to accept or reject any such orders, in whole or in part, in their sole discretion. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $300,000 of the Common Stock offered subject to the maximum purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $300,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings and the filling of institutional orders, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers.

         Persons in Nonqualified States or Foreign Countries. The Company and
         ---------------------------------------------------
the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which both of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; and (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state.

Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

MARKETING AND UNDERWRITING ARRANGEMENTS

         The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Company concerning fee structure, Sandler O'Neill will receive a fee equal to 1.56% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees, and any immediate family member thereof, and any employee benefit plan of the Company or Bank, including the ESOP for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.5% for shares sold by a National Association of Securities Dealers, Inc. ("NASD") member firms pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.56% of the Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the Selected Dealers will not exceed 7.0% of the aggregate purchase price of the Common Stock sold by Selected Dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $75,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totalling $50,000. Total marketing fees to Sandler O'Neill are expected to be $715,000 and $975,000 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $35,000, plus reimbursement of reasonable out-of-pocket expenses which, when combined with its reimbursable expenses as financial and marketing advisor, shall not exceed an aggregate of $10,000.

         Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Other questions of prospective purchasers will be directed to executive officers or registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange

Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by 5:00 p.m., Fall River Time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1995) and/or the Supplemental Eligibility Record Date (September 30, 1996) and/or the Voting Record Date (_______, 1996) must list all accounts on the stock order form giving all names in each account and the account number.

         Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription and Community Offering, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offerings, make such purchases for the exclusive benefit of the IRAs.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members of the Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

SYNDICATED COMMUNITY OFFERING

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank have the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $300,0000 of the total number of shares offered in the Conversion, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the OTS. Such extensions may not be beyond _______________, 1998. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON COMMON STOCK PURCHASES

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1)      No less than 25 shares;

         (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in each case on the Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15% and intends to purchase 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in such case on the Supplemental Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $300,000 of the Common Stock offered, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $300,000 of the Common Stock offered in the Conversion subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $300,000 of the shares of Common Stock offered in the Conversion subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $300,000 purchase limitation;

         (8) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (6) and (7) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

         (9) No more than 25% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offering in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offerings. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.

         The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than 1%, subject to paragraphs (3) and (4) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the overall maximum purchase limit for purchases in the Conversion.

         In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order or priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the Adjusted Maximum number of shares; (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unsatisfied subscriptions of Eligible Account Holders, exclusive of the Adjusted Maximum and with a preference to Local Eligible Account Holders; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unsatisfied subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum and with a preference to Local Supplemental Eligible Account Holders; (iv) in the event that there is an oversubscription by Other Members, to fill unsatisfied subscriptions of Other Members exclusive of the Adjusted Maximum and with a preference to Local Other Members; and (v) to fill unsatisfied subscriptions in the Community Offering to the extent possible, exclusive of the Adjusted Maximum and with preference to institutional investors then a preference to Preferred Subscribers.

         The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank - Subscriptions by Executive Officers and Directors," "- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

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

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Bank on June 30, 1995 and _____________, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such respective record dates.

         If, however, on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, the amount of the Qualifying Deposit of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit accounts are closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of an independent accountant with respect to Massachusetts, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, or Supplemental Eligible Account Holders except as noted below. The federal and Massachusetts tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

         No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts in the Bank in its stock form plus their interests in the liquidation account

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in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion;
(v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and
(vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefore and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. KPMG Peat Marwick LLP has opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for Massachusetts income and/or franchise tax purposes. Certain portions of both the federal and the state and local tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no value. The Company and Bank have received an opinion issued by Keller stating that, pursuant to Keller's valuation, Keller is of the opinion that the subscription rights issued in connection with the Conversion will have no value.

         Unlike private rulings, an opinion of counsel or an opinion of an independent accountant is not binding on the IRS or DOR and the IRS or DOR could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS or DOR would not prevail in a judicial or administrative proceeding.

         Keller has issued an opinion stating that, pursuant to its valuation, Keller is of the opinion that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. Such valuation is not binding on the IRS or DOR. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

         All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

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

         Purchases of outstanding shares of Common Stock of the Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the Company's outstanding Common Stock or to the purchase of stock pursuant to any stock option plan to be established after the Conversion.

         Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except: (i) for an offer to all stockholders on a pro rata basis; or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Company to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. During the second and third years following the Conversion, the Regional Director may permit stock repurchases in amounts greater than 5% during a twelve-month period.

                  RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                 AND THE BANK

GENERAL

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion - General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices.

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

As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock Programs and upon exercise of stock options to be issued pursuant to the terms of the Stock Option Plans or Master Stock-Based Benefit Plan, all of which are to be established and presented to stockholders at the first annual meeting after the Conversion.

         Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 2.1% of the shares of the Common

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

Stock at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock Programs and Stock Option Plans or Master Stock-Based Benefit Plan is received, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion on behalf of the Stock Programs or Master Stock-Based Benefit Plan and expects to issue an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock Option Plans or Master Stock-Based Benefit Plan to directors and executive officers. As a result, assuming the Master Stock-Based Benefit Plan or Stock Programs and Stock Option Plans are approved by Stockholders, directors, executive officers and employees have the potential to control the voting of approximately 24% of the Company's Common Stock, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally-chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

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

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

     The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the Employment Agreements, CIC Agreements, Employee Severance Compensation Plan, Stock Programs, Stock Option Plans or Master Stock-Based Benefit Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank - Employment Agreements" and "- Benefits
- - Stock Option Plans."

     The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

DELAWARE CORPORATE LAW

     The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its

Certificate of Incorporation or Bylaws electing not to be governed by Section
203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S NEW CHARTER AND BYLAWS

     Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Certain Anti-Takeover Provisions."

     The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

     Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock - Preferred Stock," for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS

     The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

     For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution; (e) would not be consistent with economical home financing; (f) would otherwise violate law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

     In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit.

Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The Company is authorized to issue 25,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 8% of the Common stock sold in the Conversion to the Foundation, the Company currently expects to issue up to 7,576,200 shares of Common Stock (or 8,712,630 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Except as discussed above in "Restriction on Acquisition of the Company and the Bank." Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the common stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

     THE COMMON STOCK OF THE COMPANY WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Voting Rights. Upon Conversion, the holders of Common Stock of the
Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

     As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

     None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                   DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

     The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 25,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Company and the Bank - Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is The First National Bank of Boston.

                                    EXPERTS

     The consolidated financial statements of the Bank and its subsidiaries as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, have been included in this Prospectus, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     Keller & Company, Inc. has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

                            LEGAL AND TAX OPINIONS

     The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. The Commonwealth of Massachusetts tax consequences of the Conversion and certain matters related to the Foundation will be passed upon for the Bank and the Company by KPMG Peat Marwick LLP. Certain legal matters will be passed upon for Sandler O'Neill by Breyer & Aguggia, Washington, D.C.

                            ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the Registration Statement required to be described, however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(b) of the Exchange Act and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under Section 12(b) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

     A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank are available without charge from the Bank.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                               AND SUBSIDIARY (1)
                           Fall River, Massachusetts

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (2)

Independent Auditors' Report...........................................F-2

Consolidated Balance Sheets as of June 30, 1995 (unaudited) and
  March 31, 1996 and 1995..............................................F-3

Consolidated Statements of Income for the three months ended June
  30, 1996 and 1995 (unaudited) and the years ended  March 31, 1996,
  1995 and 1994..........................................................41

Consolidated Statements of Retained Earnings for the three months ended June 30, 1996 (unaudited) and the years ended March 31, 1996,
  1995 and 1994........................................................F-4

Consolidated Statements of Cash flows for the three months ended
  June 30, 1996 and 1995 (unaudited) and the years ended
  March 31, 1996, 1995 and 1994........................................F-5

Notes to Consolidated Financial Statements.............................F-7
___________

(1) The financial statements for FIRSTFED AMERICA BANCORP, INC. have been omitted because FIRSTFED AMERICA BANCORP, INC. has not yet issued any stock, has no liabilities, and has not conducted any business other than of an organizational nature.

(2) All schedules have been omitted either because they are not required, not applicable, or are included in the Notes to Consolidated Financial Statements

                         Independent Auditors' Report


The Board of Directors
First Federal Savings Bank of America:


We have audited the accompanying consolidated balance sheets of First Federal Savings Bank of America and subsidiary (the "Bank") as of March 31, 1996 and 1995, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings Bank of America and subsidiary at March 31, 1996 and 1995, and the results of their operations and cash flows for each of the years in the three-year period ended March 31, 1996 in conformity with generally accepted accounting principles.

                                /s/ KPMG Peat Marwick LLP

                                 KPMG Peat Marwick LLP

June 25, 1996

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                          Consolidated Balance Sheets

                                 (in thousands)


                                                    June 30,       March 31,
                                                                ----------------
           Assets                                     1996       1996     1995
           ------                                     ----       ----     ----
                                                   (unaudited)

Cash on hand and due from banks                    $   13,885    13,277    9,891
Mortgage loans held for sale                            6,530    17,747    6,816
Investment securities available for sale
 (amortized cost of $55,
  $55 and $55) (notes 3 and 8)                            773       725      518
Investment securities held to maturity
 (fair value of $21,502,
  $24,061 and $20,851) (notes 3 and 8)                 21,487    23,987   20,988
Mortgage-backed securities held to
 maturity (fair value of $7,269,
  $7,386 and $2,818) (notes 3 and 8)                    7,138     7,248    2,721
Stock in Federal Home Loan Bank of
 Boston, at cost (notes 3 and 8)                        6,967     6,630    6,630
Loans receivable, net of allowance for
 loan losses of $6,445,
  $5,607 and $4,239 (notes 4 and 8)                   727,401   637,592  499,977
Accrued interest receivable                             4,182     3,711    2,864
Office properties and equipment, net
 (note 6)                                               9,166     8,329    6,440
Real estate owned, net                                    439       643      296
Deferred income tax asset, net (note 11)                2,128     1,960    1,339
Income tax receivable (note 11)                           215       206       61
Mortgage servicing rights                                 258      -        -
Prepaid expenses and other assets                       2,242     1,723    1,497
                                                      -------   -------  -------

      Total assets                                 $  802,811   723,778  560,038
                                                      =======   =======  =======

      Liabilities and Retained Earnings
      ---------------------------------

Liabilities:
  Deposits (note 7)                                $  600,584   583,750  440,107
  FHLB advances (note 8)                              136,648    75,141   66,592
  Advance payments by borrowers for
   taxes and insurance                                  4,544     4,167    3,415
  Accrued interest payable                                649       304      401
  Accrued income taxes (note 11)                          374       897    1,013
  Other liabilities                                    12,491    13,101    6,813
                                                      -------   -------  -------
      Total liabilities                               755,290   677,360  518,341
                                                      -------   -------  -------

Commitments and contingencies
  (notes 2, 4, 6, 9 and 10)
Retained earnings (notes 2 and 11)                     47,104    46,033   41,430
Unrealized gain on investment securities
 available for sale,  net of tax (note 3)                 417       385      267
                                                      -------   -------  -------
                                                       47,521    46,418   41,697
      Total retained earnings                         -------   -------  -------


      Total liabilities and retained
        earnings                                   $  802,811   723,778  560,038
                                                      =======   =======  =======

See accompanying notes to consolidated financial statements.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                  Consolidated Statements of Retained Earnings

                                 (in thousands)


                                                              Unrealized
                                                               gain on
                                                              investment
                                                              securities
                                                              available
                                                    Retained  for sale,
                                                    earnings  net of tax  Total
                                                    --------  ----------  ------

Balance at March 31, 1994                          $  36,469        -     36,469

  Change in accounting for investment
   securities as  of April 1, 1994                       -         198       198

  Net income                                           4,961        -      4,961

  Change in unrealized gain on investment
   securities available for sale, net                    -           69       69
                                                      ------       ---    ------

Balance at March 31, 1995                             41,430       267    41,697

  Net income                                           4,603        -      4,603

  Change in unrealized gain on investment
   securities  available for sale, net                   -         118       118
                                                      ------       ---    ------


Balance at March 31, 1996                             46,033       385    46,418

  Net income (unaudited)                               1,071        -      1,071

  Change in unrealized gain on investment
   securities available for sale, net (unaudited)        -           32       32
                                                      ------        ---   ------


Balance at June 30, 1996 (unaudited)               $  47,104       417    47,521
                                                      ======       ===    ======

See accompanying notes to consolidated financial statements.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                                 (in thousands)

                                                    For the three months               For the years
                                                       ended June 30,                 ended March 31,
                                                   ----------------------  --------------------------------------
                                                      1996        1995       1996           1995          1994
                                                      ----        ----       ----          -----          ----
                                                        (unaudited)
Cash flows from operating activities:
 Net income                                        $   1,071       1,295      4,603         4,961          6,915
 Adjustments to reconcile net income
  to net cash provided by operating activities:
   Amortization (accretion) of:
     Premium on investment and
       mortgage-backed securities
       held to maturity                                    1        -             2            (6)             3
     Premium on sale of loans                           -           -          -             -               651
     Deferred loan origination fees                      (94)       (179)      (626)         (639)          (223)
     Mortgage servicing rights                             3        -          -             -              -
   Provisions for:
     Loan losses                                       1,000         475      2,626           653          1,035
     Deferred income taxes                              (184)       -          (710)        1,134           (609)
     Accelerated prepayment on loans
       sold                                             -           -          -             -             1,006
   (Gains) losses on sales of:
     Real estate owned                                   (22)       -            (1)         (142)             6
     Mortgage loans                                      (44)        196        841         1,879         (1,636)
     Office properties and equipment                    -           -          -             -                (1)
   Cumulative effect of change in
     accounting for income taxes                        -           -          -             -            (1,495)
   Net proceeds from sales of
     mortgage loans                                   44,691      24,300    183,366       139,164         546,146
   Payments received on
     mortgage-backed securities                          109          94        433           716          1,391
   Origination of loans held for sale                (33,430)    (28,742)  (195,138)     (132,080)      (540,003)
   Real estate owned valuation write-downs                90          32         65            45            180
   Loan sale premium resulting from
     interest rate differential                         -           -          -               (2)          (366)
   Capitalized mortgage servicing
     rights                                             (261)       -          -             -              -
   Depreciation of office properties
     and equipment                                       147         157        671           344            606
   Increase or decrease in:
     Accrued interest receivable                        (471)       (148)      (847)         (217)          (174)
     Income tax receivable                                (9)         61       (145)          (61)          -
     Prepaid expenses and other assets                  (519)       (501)      (226)         (208)          (346)
     Accrued interest payable                            345         (76)       (97)          110             38
     Advance payments by borrowers
       for taxes and insurance                           377        (166)       752          (623)         1,007
     Accrued income taxes and
       other liabilities                              (1,133)        271      6,172        (1,172)         5,386
                                                     -------     -------   --------      --------       --------
        Net cash provided by
            (used in) operating
            activities                                11,667      (2,931)     1,741        13,856         19,517
                                                     -------     -------   --------      --------       --------

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                                 (in thousands)

                                                           For the three months               For the years
                                                            ended June 30,                 ended March 31,
                                                        ----------------------  --------------------------------------
                                                           1996        1995       1996           1995          1994
                                                           ----        ----       ----          -----          ----
                                                             (unaudited)
Cash flows from investing activities:
 Purchase of Federal Home Loan Bank stock                  (337)         -          -             -            (2,590)
 Proceeds from redemption of Federal Home
    Loan Bank stock                                        -             -          -             -             1,529
 Purchases of investment securities held
    to maturity                                          (2,500)       (3,000)   (10,001)      (10,988)        (8,995)
 Purchases of mortgage-backed securities
    held to maturity                                       -             -        (4,960)         -              -
 Maturities of investment securities held to
    maturity                                              5,000         3,000      7,000          -            11,094
 Net decrease in loans                                  (90,882)         (726)  (140,430)      (90,320)       (76,027)
 Proceeds from sales of real estate owned                   303          -           404         2,205            944
 Purchases of office properties and equipment              (984)         (482)    (2,560)         (992)          (646)
                                                     ----------    ----------  ---------    ----------     ----------
      Net cash used in investing
       activities                                       (89,400)       (1,208)  (150,547)     (100,095)       (74,691)
                                                     ----------    ----------  ---------    ----------     ----------
Cash flows from financing activities:
 Net increase in deposits                           $    16,834        25,063    143,643        80,014         30,675
 FHLB advances                                          205,910       109,119    297,905       650,958      1,155,448
 Repayments on FHLB advances                           (144,403)     (125,096)  (289,356)     (643,908)    (1,129,788)
                                                     ----------    ----------  ---------    ----------     ----------
        Net cash provided by
         financing activities                            78,341         9,086    152,192        87,064         56,335
                                                     ----------    ----------  ---------    ----------     ----------

Net increase in cash and cash equivalents                   608         4,947      3,386           825          1,161
Cash and cash equivalents at beginning of
 period                                                  13,277         9,891      9,891         9,066          7,905
                                                     ----------    ----------  ---------    ----------     ----------

Cash and cash equivalents at end of period          $    13,885        14,838     13,277         9,891          9,066
                                                     ==========    ==========  =========    ==========     ==========

Supplemental disclosures of cash flow
 information:
   Cash paid during the year for:
     Interest                                       $     7,134         4,848     26,505        18,323         14,158
                                                     ==========    ==========  =========    ==========     ==========
     Income taxes                                   $     1,500         1,350      4,325         4,219          5,345
                                                     ==========    ==========  =========    ==========     ==========

Supplemental disclosures of noncash investing
 activities:
   Property acquired in settlement of loans         $       167          -           815         1,465          1,605
                                                     ==========    ==========  =========    ==========     ==========
   Transfer of investment securities to
     investment securities available for
     sale                                           $      -             -          -               55           -
                                                     ==========    ==========  =========    ==========     ==========

See accompanying notes to consolidated financial statements.

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1) Basis of Financial Statement Presentation and Summary of Significant Accounting Policies

    First Federal Savings Bank of America (the "Bank") is a federally chartered mutual savings bank with its headquarters located in Fall River, Massachusetts. The Bank provides a full range of banking services to individual and business customers in Massachusetts, Rhode Island, and to a lesser degree in Connecticut. The Bank is subject to competition from other financial institutions, mortgage banking companies and other financial service providers doing business in this area. The Bank is subject to regulations of, and periodic examination by, the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"). The Bank's deposits are insured by the Savings Association Insurance Fund of the FDIC up to $100,000. To provide protection for customers' retirement account balances in excess of FDIC coverage, the Bank participates in the "Deposit Collateralization Bailee Program" of the Federal Home Loan Bank of Boston. To participate, the Bank must pledge investment securities and mortgage loans as collateral with the Federal Home Loan Bank of Boston.

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

    Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses other factors associated with these assets.

    Substantially all of the Bank's loans are secured by residential real estate located in Massachusetts, Rhode Island and Connecticut. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in this area.

    The information at June 30, 1996 and for the three months ended June 30, 1996 and 1995 is unaudited but in the opinion of management of the Bank, reflects all adjustments (which are comprised of only normal recurring accruals) necessary for a fair presentation of the financial position and results of operations at the dates and for the periods then ended.

    Principles of Consolidation
    The accompanying consolidated financial statements include the accounts of First Federal Savings Bank of America and its wholly owned subsidiary, FIRSTFED MORTGAGE CORPORATION. Currently, the principal activity of FIRSTFED MORTGAGE CORPORATION is to retain a parcel of undeveloped commercial land to accommodate the Bank's future expansion plans. All material intercompany balances and transactions have been eliminated in consolidation. Certain amounts in the prior years' financial statements have been reclassified to conform with the current period's presentation.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    Investment and Mortgage-backed Securities
    Effective April 1, 1994, the Bank adopted Statement of Financial Accounting
         Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities are classified at the time of purchase, based on management's intention, as securities available for sale or held to maturity. Securities available for sale are reported at fair value with any unrealized gains and losses excluded from earnings and reported as a separate component of retained earnings, net of tax, until realized. Securities held to maturity are stated at amortized cost. Any decline in fair value below the amortized cost basis of an individual security deemed to be other than temporary is recognized as a realized loss in the accounting period in which the determination is made. The fair value of the security at the time of the write-down becomes the new cost basis of the security.

    Gains and losses on sales of securities are accounted for when realized on a specific identification basis.

    Loans
    Loans are reported at the principal amount outstanding, reduced by net deferred loan origination fees. Mortgage loans held for sale are carried at the lower of aggregate cost or market value considering loan production, sales commitments and deferred fees. Generally, all longer term (typically mortgage loans with terms in excess of fifteen years) fixed-rate residential single-family mortgage loans are originated for sale and adjustable-rate loans are originated both for portfolio and for sale. Occasionally, the Bank generates fixed-rate loans which are designated for portfolio at the time of origination.

    Loan origination fees are offset with related direct incremental loan origination costs and the resulting net amount is deferred and amortized over the contractual life of the related loans using the interest method. When loans are sold in the secondary market, the remaining balance of the amount deferred is included in the determination of gain or loss on sale.

    On April 1, 1995, the Bank adopted SFAS No. 114, Accounting by Creditors for
         Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure. These statements require changes in both the disclosure and impairment measurement of certain loans. Adoption of these statements had no material impact on the Bank's financial position or results of operations.

    Impaired loans are commercial and commercial real estate loans for which it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Nonaccrual loans include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal of interest have been contractually past due 90 days. The Bank may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loans as impaired, if (i) it is not probable that the Bank will not collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a commercial or a commercial real estate loan. Factors

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


         considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Residential mortgage and consumer loans are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

    Restructured, accruing loans entered into prior to the adoption of these statements are not required to be reported as impaired unless such loans are not performing according to the restructured terms upon adoption of SFAS No. 114. Loan restructuring entered into after adoption of SFAS No. 114 are reported as impaired loans, and impairment is measured as described above using the loan's premodification rate of interest.

    SFAS No. 114 also changes the criteria for classification of a loan as an in-substance foreclosure. Beginning April 1, 1995, loans are classified as in-substance foreclosures only when the Bank is in possession of the collateral.

    Provision and Allowance for Loan Losses
    The allowance for loan losses is available for future credit losses inherent in the portfolio. The level of the allowance is based on management's ongoing review of the composition and growth of the loan portfolio, net charge-off experience, current and expected economic conditions, and other pertinent factors. Loans (or portions thereof) deemed to be uncollectible are charged against the allowance and recoveries of amounts previously charged-off are added to the allowance. The provisions for loan losses charged to earnings are added to the allowance to bring it to the desired level.

    While management believes that the allowance for loan losses is adequate to absorb probable loan losses, future additions to the allowance may be necessary based on changes in the above factors. In addition, various regulatory agencies periodically review the Bank's allowance for loan losses. Such agencies may require the recognition of additions to the allowance based on their judgments about information available to them at the time of their examination.

    Gain or Loss on Sale of Mortgage Loans
    Gain or loss on sale of mortgage loans is recognized at the time of sale.
         Such gain or loss results from the combination of (1) the difference between the net cash paid by the investor for the loan and the loan's carrying value; (2) the calculated present value of the difference between the interest rate paid to the Bank by the borrower on the loan sold and the interest rate guaranteed to the investor, adjusted for normal servicing fees and considering estimated loan prepayments (deferred premium on sale of loans); and (3) any origination fees, net of

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


         applicable origination costs, retained by the Bank. Premiums on sale of loans are amortized using the interest method over the life of the related loans, adjusted for actual and estimated future prepayments. Actual prepayment experience is reviewed periodically and the deferred premium is adjusted, if necessary.

    On April 1, 1996, the Bank adopted SFAS No. 122, Accounting for Mortgage
         Servicing Rights, which amended SFAS No. 65, Accounting for Certain Mortgage Banking Activities. This Statement requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, regardless of how those servicing rights are acquired. Additionally, the Statement requires that the capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights, and that impairment be recognized through a valuation allowance. The impact of adoption depends upon the volume of loans sold and will result in increased income recognized upon sale of loans and may result in greater earnings volatility in future periods as mortgage servicing rights are amortized. The effect of adoption increased pre-tax gain on the sale of loans by $261,000 (unaudited) for the quarter ended June 30, 1996. Fair values of mortgage servicing rights are based on quoted market prices. The fair value of mortgage servicing rights at June 30, 1996 approximates the carrying value. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of estimated net servicing income. The Bank stratifies the capitalized mortgage servicing rights based upon original maturity and interest rates of the underlying loans. There is no valuation allowance on mortgage servicing rights at June 30, 1996.

    Office Properties and Equipment
    Land is carried at cost. Office properties and equipment are recorded at cost less accumulated depreciation. Depreciation of office properties and equipment is determined on the straight-line basis over the estimated useful lives of the related assets. Expenditures for major additions and improvements are capitalized while the costs of current maintenance and repairs are charged to operating expenses.

    Real Estate Owned
    Real estate owned is acquired through foreclosure or by accepting a deed in lieu of foreclosure. Real estate acquired in settlement of loans is recorded at the lower of the carrying value of the loan or the fair value, less disposal costs, of the property constructively or actually received, thereby establishing a new cost basis. Subsequent write-downs are recorded if the cost basis exceeds current net fair value. Related operating costs, net of rental income, are reflected in operations when incurred. Realized gains upon disposition are recognized in income.

    Management believes that the net carrying value of real estate acquired through foreclosure reflects the lower of its cost basis or estimated net fair value. Factors similar to those considered in the evaluation of the allowance for loan losses, including regulatory agency requirements, are considered in the evaluation of the net fair value of real estate acquired through foreclosure.

    Pension
    Pension cost is recognized over the employees' approximate service period.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    Income Taxes
    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the accounting basis and the tax basis of the Bank's assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The Bank's deferred tax asset is reviewed periodically and adjustments to such asset are recognized as deferred income tax expense or benefit based upon management's judgments relating to the realizability of such asset.

    Statements of Cash Flows
    For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and due from banks.

(2) Capital Requirements

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of tangible to average assets (as defined), core (leverage) and total capital to risk-weighted assets (as defined). Management believes, as of June 30, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

    As of March 11, 1996, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Bank's deposits are insured by the Savings Association Insurance Fund
         ("SAIF") of the FDIC. Congress has discussed various legislative proposals regarding a special assessment that would be charged to SAIF-insured institutions to recapitalize the SAIF fund. One such proposal would require an assessment of 85 basis points on total deposits, or approximately $5.1 million (unaudited) before income taxes for the Bank at June 30, 1996. Upon enactment of the legislation, the special assessment would be recorded as an operating expense.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



(3) Investment and Mortgage-backed Securities (In Thousands)

    A summary of investment securities available for sale follows:

                                                     June 30, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)

Marketable equity securities           $     55        718          -        773
                                             --        ---        ---        ---

Total investment securities available
  for sale                             $     55        718          -        773
                                             ==        ===        ===        ===


                                                     March 31, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
Marketable equity securities           $    55         670          -        725
                                            --         ---        ---        ---

Total investment securities available
  for sale                             $    55         670          -        725
                                            ==         ===        ===        ===


                                                     March 31, 1995
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
Marketable equity securities           $    55         463          -        518
                                            --         ---        ---        ---

Total investment securities available
  for sale                             $    55         463          -        518
                                            ==         ===        ===        ===

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


   A summary of investment securities held to maturity follows:

                                                     June 30, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
United States Government and
 related obligations due:
   Within one year                     $ 11,996         56           (1)  12,051
    After one year but within
     five years                           9,490          4          (44)   9,450
                                        -------       ----          ---   ------
                                         21,486         60          (45)  21,501
                                        -------       ----          ---   ------

Other investment securities                   1          -            -        1
                                        -------       ----          ---   ------
Total investment securities
 held to maturity                      $ 21,487         60          (45)  21,502
                                        =======       ====          ===   ======


                                                     March 31, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
United States Government and
 related obligations due:
   Within one year                     $ 12,996         77           (2)  13,071
    After one year but within
     five years                           9,990         29          (29)   9,990
                                        -------       ----          ---   ------
                                         22,986        106          (31)  23,061
                                        -------       ----          ---   ------

Federal Home Loan Bank note
 due April 1996                           1,000          -           (1)     999
Other investment securities                   1          -            -        1
                                        -------       ----          ---   ------

Total investment securities
 held to maturity                      $ 23,987        106          (32)  24,061
                                        =======        ===          ===   ======


                                                     March 31, 1995
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
United States Government and
 related obligations due:
   Within one year                     $  7,998          -          (79)   7,919
    After one year but within
     five years                          11,990         33          (65)  11,958
                                        -------        ---          ---   ------
                                         19,988         33         (144)  19,877
                                        -------        ---          ---   ------

Federal Home Loan Bank note
 due April 1996                           1,000          -          (26)     974
                                        -------        ---          ---   ------

Total investment securities
 held to maturity                      $ 20,988         33         (170)  20,851
                                        =======        ===          ===   ======

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

    Adjustable-rate mortgage-backed securities totalled $4,928 (unaudited) and $4,946 at June 30, 1996 and March 31, 1996, respectively. There were no adjustable-rate mortgage-backed securities at March 31, 1995. A summary of mortgage-backed securities held to maturity follows:

                                                     June 30, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
FHLMC:
  After five years but within
  ten years                            $   130           5           (1)     134
  After ten years                        5,175          44            -    5,219
                                        ------         ---          ---    -----
                                         5,305          49           (1)   5,353
                                        ------         ---          ---    -----
GNMA:
  Less than five years                      41           -            -       41
  After five years but within
    ten years                              309           6            -      315
  After ten years                        1,483          77            -    1,560
                                        ------         ---          ---    -----
                                         1,833          83            -    1,916
                                        ------         ---          ---    -----
   Total mortgage-backed securities
       held to maturity                $ 7,138         132           (1)   7,269
                                        ======         ===          ===    =====

                                                     March 31, 1996
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
FHLMC:
 After five years but within
  ten years                            $   141           6            -      147
 After ten years                         5,206          35            -    5,241
                                        ------         ---          ---    -----
                                         5,347          41            -    5,388
                                        ------         ---          ---    -----
GNMA:
  Less than five years                      46           1            -       47
  After five years but within
     ten years                              61           1            -       62
  After ten years                        1,794          95            -    1,889
                                        ------         ---          ---    -----
                                         1,901          97            -    1,998
                                        ------         ---          ---    -----
       Total mortgage-backed
        securities
         held to maturity              $ 7,248         138            -    7,386
                                        ======         ===          ===    =====

                                                     March 31, 1995
                                       -----------------------------------------
                                       Amortized   Unrealized  Unrealized  Fair
                                          cost       gains       losses    value
                                          ----       -----       ------    -----
                                                        (unaudited)
FHLMC:
 After five years but within
  ten years                            $   149           3           (1)     151
 After ten years                           373          12           (1)     384
                                        ------         ---          ---    -----
                                           522          15           (2)     535
                                        ------         ---          ---    -----
GNMA:
  Less than five years
  After five years but within
     ten years                             122           3           (2)     123
  After ten years                        2,077          83            -    2,160
                                        ------         ---          ---    -----
                                         2,199          86           (2)   2,283
                                        ------         ---          ---    -----
     Total mortgage-backed securities
       held to maturity                $ 2,721         101           (4)   2,818
                                        ======         ===          ===    =====

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    Maturities of mortgage-backed securities are based on contractual maturities with scheduled amortization. Actual maturities will differ from contractual maturities due to prepayments.

    There were no sales of investment and mortgage-backed securities in the three months ended June 30, 1996 and 1995 (unaudited). There were no sales of investment and mortgage-backed securities in the years ended March 31, 1996, 1995 and 1994.

    GNMA mortgage-backed securities with a book value of approximately $1,586
         (unaudited), $1,736 and $2,024 were pledged as collateral for certain deposits and the "Deposit Collateralization Bailee Program" at the Federal Home Loan Bank of Boston at June 30, 1996 and March 31, 1996 and 1995, respectively.

    As a member of the Federal Home Loan Bank ("FHLB") system, the Bank is required to maintain a minimum investment in FHLB stock. The current investment exceeds (unaudited) the required level at June 30, 1996. Any excess may be redeemed by the Bank or called by the FHLB at par. At its discretion, the FHLB may declare dividends on this stock.

(4) Loans Receivable (Dollars in Thousands)

    The Bank's lending activities are conducted principally in Massachusetts and Rhode Island, and to a lesser degree in Connecticut. The Bank grants single and multifamily residential loans, commercial real estate loans, commercial loans and a variety of consumer loans. In addition, the Bank grants loans for the construction of residential homes, multifamily properties and for commercial real estate properties. The ability and willingness of single and multifamily residential and consumer borrowers to honor their repayment commitments is generally dependent on real estate values and the level of overall economic activity within the borrowers' geographic areas. The ability and willingness of commercial, commercial real estate and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector in the borrowers' geographic areas and the general economy.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


The following is a comparative summary of loans receivable classified by type:

                                                June 30,          March 31,
                                                             -------------------
                                                  1996         1996       1995
                                                  ----         ----       ----
                                               (unaudited)
Mortgage loans:
 Residential real estate:
   One- to four-family                        $ 613,860       531,849    405,747
   Multi-family                                   4,798         4,703      5,157
 Commercial real estate                          25,567        23,368     19,968
 Construction and land                           26,792        25,297     26,337
                                               --------       -------    -------
      Total mortgage loans                      671,017       585,217    457,209
                                               --------       -------    -------

Commercial loans                                 15,051        14,473     12,756
                                               --------       -------    -------


Consumer loans:
 Home equity lines                               26,542        27,995     29,373
 Second mortgages                                24,732        18,064      9,111
 Other consumer loans                             6,080         5,813      3,874
                                               --------       -------    -------
      Total consumer loans                       57,354        51,872     42,358
                                               --------       -------    -------

Total loans receivable                          743,422       651,562    512,323
                                               --------       -------    -------

Less:
 Allowance for loan losses                       (6,445)       (5,607)    (4,239)
 Undisbursed proceeds of construction
   mortgages in process                          (7,986)       (6,568)    (5,511)
 Deferred loan origination fees, net             (1,590)       (1,795)    (2,596)
                                               --------       -------    -------
                                                (16,021)      (13,970)   (12,346)
                                               --------       -------    -------

      Loans receivable, net                   $ 727,401       637,592    499,977
                                               ========       =======    =======


At June 30, 1996, March 31, 1996 and March 31, 1995 there were $304,013
     (unaudited), $267,073 and $254,690, respectively, in variable-rate loans included in residential mortgage loans and construction and land loans.

The weighted average interest rate on the mortgage loan portfolio was approximately 7.41% (unaudited), 7.43% and 7.47% at June 30, 1996, March 31, 1996 and 1995, respectively.

Loans serviced for others approximated $1,096,000 (unaudited), $1,086,000 and $1,011,000 at June 30, 1996 and March 31, 1996 and
     1995, respectively.

The following table summarizes information regarding nonaccrual loans:

                                                  June 30,     March 31,
                                                           ------------------
                                                    1996     1996      1995
                                                    ----     ----      ----
                                                 (unaudited)
 Nonaccrual loans                                  3,702    4,045     3,033
                                                 =======  =======   =======

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



    The following table summarizes information regarding the reduction of interest income on nonaccrual loans:

                                               For the                For the
                                            three months            years ended
                                            ended June 30,            March 31,
                                           ----------------    ---------------------
                                           1996      1995     1996     1995     1994
                                           ----      ----     ----     ----     ----
                                       (unaudited)
     Income in accordance with
       original terms                     $  89        71      358      272      368
     Income recognized                       25         6      234       95      121
                                            ---       ---     ----     ----     ----
     Foregone interest income during
       year                               $  64        65      124      177      247
                                            ===       ===     ====     ====     ====

    At June 30, 1996, there were no commitments to lend additional funds to those borrowers whose loans were classified as impaired or nonaccrual.

    At June 30, 1996 and March 31, 1996, total impaired loans were $985
         (unaudited) and $991, respectively. At June 30, 1996, impaired loans of $985 (unaudited) required an impairment allowance of $493. In opinion of management, none of these impaired loans required a impairment allowance at March 31, 1996. There were no (unaudited) impaired loans at June 30, 1995. All impaired loans have been measured using the fair value of the collateral method. During the three months ended June 30, 1996, the average recorded value of impaired loans was $986 (unaudited). For these loans, $30 (unaudited) of interest income was recognized while $63 (unaudited) of interest income would have been recognized under their original terms. During the year ended March 31, 1996, the average recorded value of impaired loans was $580. For these loans, $128 of interest income was recognized while $195 of interest income would have been recognized under their original terms. The Bank follows the same policy for recognition of income on impaired loans as it does for all other loans.

    An analysis of the allowance for loan losses follows:

                                         For the                For the
                                      three months            years ended
                                      ended June 30,            March 31,
                                     ----------------    ----------------------
                                      1996      1995     1996     1995     1994
                                      ----      ----     ----     ----     ----
                                       (unaudited)
Balance at beginning of period      $ 5,607     4,239    4,239    3,964    3,524


  Provision for loan losses           1,000       475    2,626      653    1,035
  Charge-offs                          (164)      (55)  (1,288)    (400)    (628)
  Recoveries                              2      -          30       22       33
                                      -----     -----   ------    -----    -----

 Balance at end of period           $ 6,445     4,659    5,607    4,239    3,964
                                      =====    ======    =====    =====    =====

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    In the ordinary course of business, the Bank makes loans to its directors, executive officers, and their related interests, generally at the same prevailing terms as those of other borrowers. The following is a summary of related party loan activity:

                                          For the                For the
                                       three months            years ended
                                      ended June 30,             March 31,
                                    ------------------    ----------------------
                                      1996      1995     1996     1995     1994
                                      ----      ----     ----     ----     ----
                                       (unaudited)
Balance, beginning of period         $ 778       796      796      693      831

  Originations                         -         -        182      163      371
  Payments                            (161)       (5)    (200)     (60)    (509)
                                     -----      ----     ----     ----     ----

 Balance, end of period              $ 617       791      778      796      693
                                     =====      ====     ====     ====     ====

    Not included in the amounts stated above are unused portions of lines of credit. These amounted to $181 (unaudited), $196, $183 and $162 at June 30, 1996 and March 31, 1996, 1995 and 1994, respectively.

    Loans with a book value of $6,617 (unaudited) and $5,959 were pledged as collateral for the "Deposit Collateralization Bailee Program" with the Federal Home Loan Bank of Boston at June 30, 1996 and March 31, 1996.

(5) Sale of Mortgage Loans (In Thousands)

    The following summarizes mortgage loan sales, the components of gain (loss) on sale of mortgage loans and changes in the premium on sale of mortgage loans:

                                                       For the                For the
                                                    three months            years ended
                                                   ended June 30,             March 31,
                                                 ------------------   -----------------------
                                                   1996      1995     1996     1995      1994
                                                   ----      ----     ----     ----      ----
                                                    (unaudited)
Gain on sale of mortgage loans:
 Cash proceeds from sales of loans               $ 44,715   24,322   183,323   139,583   547,035
 Buy-up (buy-down) fees paid (received), net          (24)     (22)       43     (419)     (889)
                                                 --------  -------  --------  --------  --------
      Net cash proceeds from sales of loans        44,691   24,300   183,366   139,164   546,146

 Principal balance of loans sold                  (45,207) (24,438) (183,571) (141,169) (546,651)
 Capitalized mortgage servicing rights                261     -         -         -         -
 Net Deferred origination (costs) fees
    recognized at time of sale                         85      (58)     (422)      124     1,775
 Recovery (provision) for realized loss on
    mortgage loans held for sale                      214     -         (214)     -         -
 Premium resulting from interest
    rate differential                                   -     -         -            2       366
                                                 --------  -------  --------  --------  --------

      Gain (loss) on sales of mortgage
       loans, net                                $     44     (196)     (841)   (1,879)    1,636
                                                 ========  =======  ========  ========  ========

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(6)      Office Properties and Equipment (In Thousands)

   Office properties and equipment consist of the following:

                                            June 30,             March 31,
                                                         -----------------------
                                              1996         1996           1995
                                              ----         ----           ----
                                           (unaudited)

Land                                        $  1,234        1,234         1,159
Office building and improvements               5,688        5,688         5,051
Furniture, fixtures and equipment              4,879        4,768         4,135
Construction in progress                       2,062        1,189          -
                                             -------       ------        ------
                                              13,863       12,879        10,345

Less accumulated depreciation                 (4,697)      (4,550)       (3,905)
                                             -------       ------        ------

                                            $  9,166        8,329         6,440
                                             =======       ======        ======

    Construction in progress at June 30, 1996 and March 31, 1996 primarily represents costs incurred for the purchase and renovation of the Pawtucket and Warwick banking offices, as well as renovations to the Bank's existing Union Street and South End banking facilities.

    The Bank leases certain office space under various noncancellable operating leases. A summary of future minimum rental payments under such leases follows:


                               June 30, 1996      March 31, 1996
     Year ending March 31, ---------------------  ---------------
     ---------------------      (unaudited)

          1997                      $135                 161
          1998                        90                  76
          1999                         6                   6

    Rent expense was $46,000 and $45,000 for the three months ended June 30, 1996 and 1995 (unaudited), respectively. Rent expense was $182,000, $172,000 and $143,000 for the years ended March 31, 1996, 1995 and
         1994, respectively.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(7) Deposits (Dollars in Thousands)

    A summary of deposits are as follows:

                                              June 30, 1996                                      March 31,
                                    ---------------------------------  ------------------------------------------------------------
                                    Weighted                              Weighted                  1996                 1995
                                     Average                              Average             ----------------     ----------------
                                      rates         Amount       %         rates               Amount     %         Amount     %
                                      -----         ------       -         -----               ------     -         ------     -
                                                  (unaudited)

Money market                          (2.82)%  $      27,286     4.5%   (2.83; 2.83)%      $   28,614     4.9%   $  27,969     6.4%
Business checking                       (-)           43,134     7.2    (---- ;----)           48,517     8.3       28,950     6.6
Savings                               (2.50)          81,723    13.6    (2.50; 2.50)           78,420    13.4       76,103    17.3
NOW                                   (1.98)          38,825     6.5    (1.98;1.98)            36,248     6.2       26,551     6.0
                                                     -------   -----                          -------   -----      -------   -----
                                                     190,968    31.8                          191,799    32.8      159,573    36.3
                                                     -------   -----                          -------   -----      -------   -----

Certificates:
 Six months to
   one year                           (5.52)         171,141    28.5    (5.63; 5.28)          153,082    26.2      100,893    22.9
 Over one year                        (6.32)         137,052    22.8    (6.39; 6.12)          133,480    22.9       68,331    15.5
 Jumbo                                (5.63)          11,521     1.9    (5.68; 5.89)           11,196     2.0       38,959     8.9
 IRA & Keogh                          (6.22)          75,335    12.5    (6.24; 5.30)           72,530    12.4       60,266    13.7
 Business statement                   (4.79)           1,701     0.3    (4.62; 5.54)           11,335     1.9        4,389     1.0
 7-91 day                             (4.92)          12,866     2.2    (4.75; 4.68)           10,328     1.8        7,696     1.7
                                                     -------   -----                          -------   -----      -------   -----
    Total certifi-
     cate accounts                                   409,616    68.2                          391,951    67.2      280,534    63.7
                                                     -------   -----                          -------   -----      -------   -----

                                               $     600,584   100.0                       $  583,750   100.0%   $ 440,107   100.0%
                                                     =======   =====                          =======   =====      =======   =====
Weighted average stated interest
 rate of deposits                                       4.62%                                    4.59%                4.28%
                                                     =======                                  =======              =======
                                                                                                                 (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    The remaining contractual maturities of certificate accounts are summarized as follows:


                                     For the
                                   three months                       For the
                                      ended                    years ended March 31,
                                     June 30,         ----------------------------------------
                                       1996                1996                     1995
                                  ---------------     --------------           ---------------
                                  Amount     %        Amount     %              Amount     %
                                  ------     -        ------     -              ------     -
                                    (unaudited)

   Within twelve months        $  296,928   72.5%  $  287,579   73.4          $ 192,115   68.5
   Thirteen months to
      thirty-six months            88,654   21.6       80,301   20.5             71,587   25.5
   Beyond thirty-six months        24,034    5.9       24,071    6.1             16,832    6.0
                                  -------  -----      -------  -----            -------  -----

                               $  409,616  100.0%  $  391,951  100.0%         $ 280,534  100.0%
                                  =======  =====      =======  =====            =======  =====

    Certificates of deposit in denominations of $100 or more totaled approximately $48,211 (unaudited) at June 30, 1996. Certificates of deposit in denominations of $100 or more totaled approximately $53,600 and $31,144 at March 31, 1996 and 1995, respectively.

    In the ordinary course of business, the Bank accepts deposits from brokerage companies on behalf of their clients. These monies are invested in certificates of deposit. Brokered deposits amounted to $2,752 (unaudited), $2,350 and $21,514 at June 30, 1996 and at March 31, 1996
         and 1995, respectively.

    Interest expense on deposits consisted of the following:


                               For the                For the
                         three months ended         years ended
                              June 30,                March 31,
                         -----------------  --------------------------
                          1996      1995       1996       1995    1994
                          ----      ----       ----       ----    ----
                             (unaudited)

 Money market           $  206       192        783        885     749
 Savings                   499       472      1,915      2,037   2,898
 NOW                       181       133        599        479     370
 Certificates            5,903     4,148     19,834     10,489   6,377
                        ------     -----     ------     ------  ------

                        $6,789     4,945     23,131     13,890  10,394
                        ======     =====     ======     ======  ======

                                                            (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(8) Federal Home Loan Bank Advances (Dollars in Thousands)

    At June 30, 1996 and at March 31, 1996 and 1995, advances from the Federal
         Home Loan Bank of Boston with a weighted average interest rate of 5.77% (unaudited), 5.94% and 6.96%, respectively, mature as follows:

       Year ending                       June 30,              March 31,
                                                            --------------
        March 31,                          1996              1996    1995
        ---------                          ----              ----    ----
                                        (unaudited)

          1996                            $   -                -     51,592
          1997                              79,516          48,092    8,000
          1998                              19,000           9,000    7,000
          1999                              21,700          10,000     -
          2000                              15,383           7,000     -
          2001 and thereafter                1,049           1,049     -
                                          --------          ------   ------

                                          $136,648          75,141   66,592
                                          ========          ======   ======

    In accordance with the Federal Home Loan Bank of Boston's collateral requirements, a portion of first mortgage loans on residential property and all deposits and securities issued, insured or guaranteed by the United States government or an agency thereof, are pledged as collateral to secure such advances.

    The Bank has a $7,420 (unaudited) secured line of credit available through the Federal Home Loan Bank of Boston at June 30, 1996. The line of credit balance available at March 31, 1996 was $11,710.

(9) Litigation

    Various legal proceedings are pending against the Bank which have arisen out of the normal course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial position, the annual results of operations, or liquidity of the Bank.

(10) Financial Instruments with Off-balance Sheet Risk (In Thousands)

    The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its These financial instruments primarily include commitments to originate and sell loans and unadvanced lines of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheet. The contract amounts of those instruments reflect the extent of the Bank's involvement in these particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and unadvanced lines of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


                                                         June 30,              March 31,
                                                                         -------------------
                                                           1996           1996         1995
                                                          Amount         Amount       Amount
                                                         --------        ------       ------
                                                        (unaudited)
      Financial instruments whose contract amount
         represents credit risk:
          Commitments to originate loans to be sold    $  12,197         15,977       10,128
          Commitment to originate loans to be
           held in portfolio                              58,972         70,215       24,895
          Unadvanced home equity lines of credit          24,512         23,986       22,552
          Unadvanced commercial lines of credit            7,758          8,107        7,089
          Undisbursed proceeds of construction
           mortgages                                       7,986          6,568        5,511
      Financial instruments whose contractual amount
         exceeds the amount of credit risk:
          Commitments to sell residential mortgage loans  13,433         23,635       16,000

    Commitments to originate loans, unadvanced commercial lines of credit, unadvanced home equity lines of credit and unadvanced residential construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower.

    In addition, the Bank enters into contracts to sell mortgage loans in the secondary market. Risks arise from the possible inability of the Bank to originate loans to fulfill these contracts, in which case the Bank would normally purchase loans or securities in the open market to deliver against the contract. All loans are sold without recourse.

(11) Income Taxes (Dollars in Thousands)

    Income tax expense is summarized as follows:

                                        For the                 For the
                                  three months ended          years ended
                                        June 30,                March 31,
                                  ------------------   -----------------------
                                    1996     1995       1996     1995   1994
                                    ----     ----       ----     ----   ----
                                      (unaudited)

 Current income tax expense:
    Federal                      $  684      784       2,861    1,963   3,419
    State                           281      312       1,202      755   1,425
                                 ------    -----       -----    -----   -----
                                    965    1,096       4,063    2,718   4,844
                                 ------    -----       -----    -----   -----
 Deferred income tax
  (benefit) expense:
     Federal                       (135)    (109)       (586)     810    (406)
     State                          (49)     (44)       (124)     324    (203)
                                 ------    -----       -----    -----   -----
                                   (184)    (153)       (710)   1,134    (609)
                                 ------    -----       -----    -----   -----

                                 $  781      943       3,353    3,852   4,235
                                 ======    =====       =====    =====   =====

                                                                   (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    The reasons for the differences between the effective tax rates and the statutory federal income tax rate were as follows:

                                                      For the                    For the
                                                three months ended             years ended
                                                      June 30,                  March 31,
                                             ---------------------     ----------------------------
                                               1996         1995         1996      1995       1994
                                               ----         ----         ----      ----       ----
                                                  (unaudited)

 Statutory federal income tax rate           34.0%          34.0%        34.0%     34.0%      34.0%
 Items affecting federal income tax rate:
     State tax, net of federal benefit        8.3            7.9          8.9       8.1        8.4
     Other, net                               (.1)            .2          (.8)      1.6        1.5
                                             -----          -----        -----     -----     -----

 Effective income tax rate                    42.2%          42.1%        42.1%     43.7%     43.9%
                                             =====          =====        =====     =====     =====

The following is an analysis of accrued income taxes:

                                                                     June 30,            March 31,
                                                                                   -------------------
                                                                       1996         1996        1995
                                                                       ----         ----        ----
                                                                   (unaudited)
  Federal income taxes payable                                      $   374          897        1,013
  State income taxes receivable                                        (215)        (206)         (61)
                                                                      -----        -----        -----

   Total current income tax payable, net                            $   159          691          952
                                                                      =====        =====        =====

  Deferred income tax asset, net                                    $ 2,128        1,960        1,339
                                                                      =====        =====        =====

    The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, are presented below:

                                                                     June 30,            March 31,
                                                                                   -------------------
                                                                       1996         1996        1995
                                                                       ----         ----        ----
                                                                   (unaudited)
      Deferred tax assets:
         Accrued interest income                                   $    121          118          143
         Write-down of equity investments                                63           63           45
         Deferred loan fees, net                                        497          536          512
         Deferred compensation and pension cost                         255          245           92
         Allowance for loan losses                                    2,269        1,919        1,187
                                                                      -----        -----        -----

            Gross deferred income tax asset                           3,205        2,881        1,979
                                                                      -----        -----        -----

      Deferred tax liabilities:
         Mortgage servicing rights                                      106          -            -
         Depreciation                                                   658          621          246
         Premium on sale of loans                                       -            -            179
         Other                                                           12           15           19
         Unrealized gain on investments available for sale              301          285          196
                                                                      -----        -----        -----
            Gross deferred tax liability                              1,077          921          640
                                                                      -----        -----        -----

            Deferred income tax asset, net                         $  2,128        1,960        1,339
                                                                      =====        =====        =====

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    Based on the Bank's historical and current pretax earnings, management believes it is more likely than not that the Bank will realize the net deferred tax asset existing at June 30, 1996 and March 31, 1996. The primary sources of recovery of the net federal deferred tax asset of $1,575 (unaudited) and $1,464 at June 30, 1996 and March 31, 1996 are federal income taxes paid in the previous three years that are available for carryback and the expectation that the existing net deductible temporary differences will reverse during periods in which the Bank generates net taxable income. Deferred state tax assets, net of related federal tax, totaled $553 (unaudited) and $496 at June 30, 1996 and March 31, 1996, respectively. Since there is no carryback provision for state income tax purposes, the Bank needs to generate approximately $4,718 (unaudited) and $4,232 at June 30, 1996 and March 31, 1996 of future net taxable income to realize the state deferred tax asset.

    It should be noted, however, that factors beyond management's control, such as the general economy and real estate values, can affect future levels of taxable income, and no assurance can be given that sufficient taxable income will be generated to fully absorb gross deductible temporary differences.

    Under the Internal Revenue Code (the "Code"), the Bank is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. The provisions of the Code permit the Bank to deduct from taxable income an addition to the tax bad debt reserves based on a percentage (currently 8%) of taxable income before such deduction or on certain experience formulas. At March 31, 1996, retained earnings included approximately $7,398 representing the accumulated amount of such statutory bad debt deductions for which no federal income taxes have been provided. If this amount is used for purposes other than for loan losses, it may be subject to federal income tax of approximately $2,515. The Bank does not anticipate that retained earnings will be used in any way which would result in the payment of taxes, accordingly a deferred tax liability has not been recorded for the statutory bad debt deduction amount.

(12) Pension Plan and Other Benefits (Dollars in Thousands)

    Pension Plan
    All eligible officers and employees of the Bank, who have reached the age of twenty-one and completed one year of service, are included in a noncontributory, defined benefit pension plan ("the Plan") provided by the Bank. The Plan is administered by Pentegra ("the Fund"). The Fund does not segregate the assets or liabilities of each participating employer and, accordingly, disclosure of the Bank's accumulated vested and nonvested benefits is not possible. Contributions are based on each individual employers' experience. According to the Fund's administrators, as of June 30, 1995, the date of the latest actuarial valuation, the market value of the Fund's net assets exceeded the actuarial present value of vested and nonvested benefits in the aggregate.

    The Bank's contribution to the pension plan was $82 (unaudited) and $121
         (unaudited) for the three months ended June 30, 1996 and 1995, respectively. The Bank's contribution to the pension plan was $360 and $289 for the years ended March 31, 1996 and 1995.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    Postretirement Benefits
    On April 1, 1995, the Bank adopted SFAS No. 106, Employers' Accounting for
         Postretirement Benefits Other than Pensions. Under SFAS No. 106, the Bank changed its method of accounting for postretirement benefits other than pensions from the pay-as-you-go method to the method of accruing these costs over employees' service periods. The effect of adopting SFAS No. 106 can be charged to expense immediately or spread over no more than the lesser of twenty years or the average life expectancy of the participants. The Bank currently provides postretirement benefits for a limited number of retirees. The Bank is amortizing the cumulative effect of this change of $177 over the average life expectancy of the participants, which is 7 years.

    Supplemental Executive Retirement Plan
    In 1986, the Internal Revenue Service issued regulations which limit the benefits of certain individuals under qualified retirement plans. During 1993, the Bank adopted a supplemental executive retirement plan which provides for certain Bank executives to receive benefits upon retirement subject to certain limitations as set forth in the plan. The Bank's expense under this Plan was approximately $35 (unaudited) and $31 (unaudited) for the three months ended June 30, 1996 and 1995 and $130, $121 and $115 for the years ended March 31, 1996, 1995 and 1994.
         At June 30 1996 and March 31, 1996, the Bank holds restricted assets in a rabbi trust with a cost basis of $635 (unaudited) and $598, respectively and a market value of $771 (unaudited) and $699, respectively which are included in other assets and offset by an accrued liability of $635 (unaudited) and $598.

    Employee Tax Deferred Thrift Plan
    The Bank has an employee tax deferred thrift plan ("Plan") under which employee contributions to the Plan are matched within certain limitations by the Bank. All employees who meet specified age and length of service requirements are eligible to participate in the plan. The amounts matched by the Bank are included in compensation and benefits expense. The amount matched for the three months ended June 30, 1996 and 1995 was $28 (unaudited) and $27 (unaudited). The amounts matched for the year ended March 31, 1996 was $104.

(13) Fair Values of Financial Instruments (Dollars in Thousands)

    SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include real estate owned, the deferred income tax asset, office properties and equipment, and core deposit and other intangibles. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for some of the Bank's financial

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


         instruments, fair value estimates are based on judgments regarding future expected loss experience, cash flows, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and changes in the loan, debt and interest rate markets could significantly affect the estimates. Further, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered.

    The following methods and assumptions were used by the Bank in estimating the fair values of its financial instruments:

    Cash on Hand and Due from Banks
    The fair values for cash on hand and due from banks approximate those assets' carrying amounts reported in the balance sheet.

    Investment and Mortgage-backed Securities
    Fair values for investment and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Mortgage Loans Held for Sale
    Fair values for mortgage loans held for sale are based on quoted market prices. Commitments to originate loans and forward commitments to sell loans have been considered in the value of mortgage loans held for sale.

    Loans
    The fair values of loans are estimated using discounted cash flow analyses and interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The incremental credit risk for nonperforming loans has been considered in the determination of the fair value of loans.

    Accrued Interest Receivable
    The fair value of accrued interest receivable approximates its carrying amount because of the short-term nature of these financial instruments.

    Stock in FHLB of Boston
    The fair value of FHLB stock approximates the amount reported in the balance sheet. If redeemed, the Bank will receive an amount equal to the par value of the stock.

    Deposits and Advance Payments by Borrowers for Taxes and Insurance
    The fair values of demand deposits (e.g., N.O.W., business checking, regular and club accounts, certain types of money market accounts and advance payments by borrowers for taxes and insurance) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow technique that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of such certificates.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


    FHLB Advances
    The fair value of Federal Home Loan Bank overnight advances approximates their carrying value due to their short term nature. All other advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities of FHLB advances.

    Accrued Interest Payable
    The fair value of accrued interest payable approximates its carrying amount because of the short-term nature of these financial instruments.

    Off-balance Sheet Instruments
    Fair values for the Bank's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The difference between the fair value of commitments to originate loans and their contract value is considered to be immaterial based on a comparison to current offering rates for similar loan products. The contract value of commitments to sell loans was considered in determining the fair value of loans held for sale. The Bank's commitments for unused lines and outstanding standby letters of credit and unadvanced portions of loans are at floating rates, and therefore, there is no fair value adjustment.

    The carrying amount and fair values of the Bank's financial instruments are as follows:

                                                                             March 31,
                                                June 30,       --------------------------------------
                                                  1996               1996                 1995
                                            -----------------  -------------------  -----------------
                                            Carrying   Fair    Carrying    Fair     Carrying   Fair
                                             amount    value    amount     value     amount    value
                                             ------    -----    ------     -----     ------    -----
                                                (unaudited)
   Financial assets:
     Cash on hand and due
       from banks                           $ 13,885   13,885    13,277     13,277     9,891    9,891
     Mortgage loans held
       for sale                                6,530    6,530    17,747     17,747     6,816    6,816
     Investment securities
       available for sale                        773      773       725        725       518      518
     Investment securities
       held to maturity                       21,487   21,502    23,987     24,061    20,988   20,851
     Mortgage-backed securi-
       ties held to maturity                   7,138    7,269     7,248      7,386     2,721    2,818
     Stock in FHLB of Boston                   6,967    6,967     6,630      6,630     6,630    6,630
     Loans receivable, net                   727,401  697,122   637,592    631,952   499,977  502,074
     Accrued interest receivable               4,182    4,182     3,711      3,711     2,864    2,864

   Financial liabilities:
     Deposits                                600,584  602,093   583,750    586,239   440,107  439,440
     FHLB advances                           136,648  136,560    75,141     74,997    66,592   66,440
     Advance payments by
       borrowers for taxes
       and insurance                           4,544    4,544     4,167      4,167     3,415    3,415
     Accrued interest payable                    649      649       304        304       401      401

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(14) Subsequent Event -- Plan of Conversion (Unaudited)

    On August 2, 1996, the Board of Directors of the Bank adopted the Plan of
         Conversion ("Plan") pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank, all of the outstanding common stock of which will be acquired by FIRSTFED AMERICA BANCORP, INC. (the "Company"), a holding company formed expressly for such purpose, in exchange for a portion of the net Conversion proceeds. All of the stock to be issued in the Conversion is being offered to eligible account holders as of June 30, 1995.

    The Bank plans to establish an ESOP for the benefit of eligible employees, to become effective upon the Conversion. The ESOP intends to purchase up to 8% of the Common Stock issued in the Conversion utilizing proceeds of a loan from a wholly-owned subsidiary of the Company or a third party lender. The loan will be repaid over a period of nine years and the collateral for the loan will be the common stock purchased by the ESOP.

    Pursuant to the Plan, the Company intends to establish a Charitable
         Foundation ("Foundation") in connection with the conversion. The Plan provides that the Bank and the Company will create the Foundation and donate an amount of the Company's common stock equal to 8.0% of the common stock to be issued in the conversion. The Foundation will be dedicated to charitable purposes within Fall River, Massachusetts and its neighboring communities and to complement the Bank's existing community activities.

    The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and would likely be classified as a private foundation. A contribution of common stock to the Foundation by the Company would be tax deductible, subject to a limitation based on 10 percent of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax deduction, during the quarter in which the contribution is made.

    The Bank may provide support services to the Foundation including, but not limited to, employee time, office space and accounting support. The Bank expects to provide these services without compensation, however, expenses incurred on behalf of the Foundation are not expected to be significant to the operations of the Bank.

    At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

                                                                     (Continued)

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



    The costs associated with Conversion will be deferred and will be deducted from the proceeds upon the sale and issuance of stock. In the event the Conversion is not consummated, costs incurred will be charged to expense. At June 30, 1996, there were no (unaudited) deferred conversion costs.

    After the conversion, the Bank may not declare or pay dividends on its stock if such declaration and payment would violate statutory or regulatory requirements.

================================================================================
     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by FIRSTFED AMERICA BANCORP, INC., the Bank or Sandler O'Neill & Partners, L.P. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FIRSTFED AMERICA BANCORP, INC. or the Bank since any of the dates as of which information is furnished herein or since the date hereof.
                 ------------------------------
                        TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Summary...............................................................
Selected Consolidated Financial and
    Other Data of the Bank............................................
Recent Developments...................................................
Risk Factors..........................................................
FIRSTFED AMERICA BANCORP, INC.........................................
First Federal Savings Bank of America.................................
Regulatory Capital Compliance.........................................
Use of Proceeds.......................................................
Dividend Policy.......................................................
Market for the Common Stock...........................................
Capitalization........................................................
Pro Forma Data........................................................
First Federal Savings Bank of America and its Subsidiary Consolidated
    Statements of Income..............................................
Management's Discussion and Analysis of Financial
    Condition and Results of Operations...............................
Business of the Bank..................................................
Federal and State Taxation............................................
Regulation............................................................
Management of the Company.............................................
Management of the Bank................................................
The Conversion........................................................
Restrictions on Acquisition of the Company
    and the Bank......................................................
Description of Capital Stock of the Company...........................
Description of Capital Stock of the Bank..............................
Transfer Agent and Registrar..........................................
Experts...............................................................
Legal and Tax Opinions................................................
Additional Information................................................
Index of Consolidated Financial Statements............................

                 ------------------------------
     Until __________, 1996 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               7,015,000 Shares

                      FIRSTFED AMERICA BANCORP, INC.

                      (Proposed Holding Company for
                    First Federal Savings Bank of America)


                                 COMMON STOCK



                                  ----------
                                  PROSPECTUS
                                  ----------



                            _______________, 1996





                     Sandler O'Neill & Partners, L.P.
================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.(1)


OTS filing fee..................................  $   14,400
SEC filing fee(1)...............................      30,044
NASD filing fee(1)..............................       9,213
Exchange listing fee(1).........................      37,500
Printing, postage and mailing...................     235,000
Legal fees and expenses.........................     320,000
Accounting fees and expenses....................     250,000
Appraiser's fees and expenses (including
  business plan)................................      31,000
Marketing fees and selling commissions(1).......   1,125,800
Underwriter's expenses (including underwriters
   counsel fees)(1).............................      75,000
Proxy solicitation and record management
  fees and expenses.............................      45,000
Transfer agent fees and expenses................      15,000
Certificate printing............................       5,000
Telephone, temporary help and other
  equipment.....................................      20,000
Blue Sky fees and expenses......................      15,000
Miscellaneous...................................      41,843
                                                  ----------

TOTAL...........................................  $2,269,800
                                                  ==========

- --------------------
(1) Actual expenses based upon the registration of 8,712,630 shares at $10.00 per share, including shares issued to the First Federal Savings Bank of America Foundation. All other expenses are estimated.

Item 14.  Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:
- --------

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15.  Recent Sales of Unregistered Securities

Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (Filed herewith unless otherwise noted)

1.1 Engagement Letter between First Federal Savings Bank of America and Sandler O'Neill & Partners, L.P.
1.2    Draft Form of Agency Agreement*
2.1 Amended Plan of Conversion (including the Federal Stock Charter and Bylaws of First Federal Savings Bank of America)
3.1    Certificate of Incorporation of FIRSTFED AMERICA BANCORP, INC.
3.2    Bylaws of FIRSTFED AMERICA BANCORP, INC.
3.3    Federal Stock Charter and Bylaws of First
       Federal Savings Bank of America (See Exhibit 2.1 hereto)
4.0    Draft Stock Certificate of FIRSTFED AMERICA BANCORP, INC.
5.0    Draft Opinion of Muldoon, Murphy & Faucette re: legality
5.1    Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0    Draft Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
8.1    Draft Opinion of KPMG Peat Marwick, LLP re: State Tax Matters
10.1   Form of First Federal Savings Bank of America Employee Stock Ownership
       Plan
10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 First Federal Savings Bank of America 1996 Supplemental Executive Retirement Plan
10.4 Form of Employment Agreement between First Federal Savings Bank of America and certain executive officers
10.5   Form of Employment Agreement between FIRSTFED AMERICA BANCORP, INC.
       and certain executive officers
10.6 Form of Change in Control Agreement between First Federal Savings Bank of America and certain executive officers
10.7 Form of Change in Control Agreement between FIRSTFED AMERICA BANCORP, INC. and certain executive officers
10.8 Form of First Federal Savings Bank of America Employee Severance Compensation Plan
23.1   Consent of KPMG Peat Marwick LLP
23.2   Consent of Muldoon, Murphy & Faucette
23.3   Consent of Morris, Nichols, Arsht & Tunnell
23.4   Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1   Powers of Attorney
27.0   Financial Data Schedule
99.1   Form of First Federal Savings Bank of America Foundation Gift Instrument*
99.2   Agreement Regarding Listing on a Securities Exchange*

- --------------------------------
*To be filed by amendment

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Bristol, Commonwealth of Massachusetts, on September 27, 1996.

FIRSTFED AMERICA BANCORP, INC.


By:   /s/ Robert F. Stoico
     ----------------------------------------
     Robert F. Stoico
     Director, Chairman of the Board, President
     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                                                Date
   ----                                                ----

  /s/ Robert F. Stoico                                 September 27, 1996
- ------------------------------------------
Robert F. Stoico
Director, Chairman of the Board, President
and Chief Executive Officer
(principal executive officer)



 /s/ Terrence M. Tyrrell                               September 27, 1996
- ------------------------------------------
Terrence M. Tyrrell
Senior Vice President, Chief Financial Officer
and Treasurer
(principal accounting and financial officer)



 /s/ Gilbert C. Oliveira                               September 27, 1996
- --------------------------------------------
Gilbert C. Oliveira
Director



 /s/ Thomas A. Rodgers, Jr.                            September 27, 1996
- -----------------------------------------
Thomas A. Rodgers, Jr.
Director



 /s/ Richard W. Cederberg                              September 27, 1996
- ----------------------------------------
Richard W. Cederberg
Director



 /s/ John S. Holden, Jr.                               September 27, 1996
- -------------------------------------------
John S. Holden, Jr.
Director

 /s/ Dr. Paul A. Raymond                               September 27, 1996
- -------------------------------------------
Dr. Paul A. Raymond
Director



 /s/ Anthony L. Sylvia                                 September 27, 1996
- -------------------------------------------
Anthony L. Sylvia
Director

                               TABLE OF CONTENTS


LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

1.1 Engagement Letter between First Federal Savings Bank of America and Sandler O'Neill & Partners, L.P.
1.2    Draft Form of Agency Agreement*
2.1 Amended Plan of Conversion (including the Federal Stock Charter and Bylaws of First Federal Savings Bank of America)
3.1    Certificate of Incorporation of FIRSTFED AMERICA BANCORP, INC.
3.2    Bylaws of FIRSTFED AMERICA BANCORP, INC.
3.3 Federal Stock Charter and Bylaws of First Federal Savings Bank of America (See Exhibit 2.1 hereto)
4.0    Draft Stock Certificate of FIRSTFED AMERICA BANCORP, INC.
5.0    Draft Opinion of Muldoon, Murphy & Faucette re: legality
5.1    Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0    Draft Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
8.1    Draft Opinion of KPMG Peat Marwick, LLP re: State Tax Matters
10.1   Form of First Federal Savings Bank of America Employee Stock Ownership
       Plan
10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 First Federal Savings Bank of America 1996 Supplemental Executive Retirement Plan
10.4 Form of Employment Agreement between First Federal Savings Bank of America and certain executive officers
10.5 Form of Employment Agreement between FIRSTFED AMERICA BANCORP, INC. and certain executive officers
10.6 Form of Change in Control Agreement between First Federal Savings Bank of America and certain executive officers
10.7 Form of Change in Control Agreement between FIRSTFED AMERICA BANCORP, INC. and certain executive officers
10.8 Form of First Federal Savings Bank of America Employee Severance Compensation Plan
23.1   Consent of KPMG Peat Marwick LLP
23.2   Consent of Muldoon, Murphy & Faucette
23.3   Consent of Morris, Nichols Arsht & Tunnell
23.4   Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1   Powers of Attorney
27.0   Financial Data Schedule
99.1   Form of First Federal Savings Bank of America Foundation Gift Instrument*
99.2   Agreement Regarding Listing on a Securities Exchange*


__________________________________
*To be filed by amendment